Exhibit 10.42

CREDIT AGREEMENT

Among

AMERICAN PRESCRIPTION PROVIDERS, INC.

And

McKESSON CORPORATION

Dated as of November 30, 1998

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ii.

iii.

Exhibits
A	Opinion of Borrower’s Counsel
B	Borrowing Base Certificate
C	Compliance Certificate
D	Pledge Agreement
E	Representation Certificate
F	Security Agreement
G	Subsidiary Guaranty
H	Subsidiary Security Agreement
I	Warrant Purchase Agreement
J	Individual Guaranty

iv.

CREDIT AGREEMENT

This Credit Agreement (this “Agreement”) made as of November 30, 1998, between American Prescription Providers, Inc., a Delaware corporation (“Borrower”), and McKesson Corporation, a Delaware corporation (“McKesson”).

W I T N E S S E T H:

WHEREAS, McKesson is a distributor of various pharmaceutical and other products and Borrower intends to be a retailer of such products;

WHEREAS, Borrower has requested that McKesson make available to Borrower certain credit facilities, one of which will be used to acquire all assets of APP Plus, Inc. and its subsidiaries free and clear of all liens, claims and encumbrances, and the remainder of which will be used for working capital, to fund expansion, and for general corporate purposes;

WHEREAS, McKesson is willing to provide the requested credit facilities on the terms and conditions contained herein; and

NOW, THEREFORE, the parties mutually agree as follows (capitalized terms shall have the meanings ascribed to them in Article VIII):

ARTICLE I

THE LOANS

Section 1.1 The Loans.

(a) Revolving Loans. McKesson agrees, on the terms and conditions hereinafter set forth, to make revolving loans denominated in U.S. Dollars (each a “Revolving Loan” and, collectively, the “Revolving Loans”) to Borrower from time to time on any Business Day during the period from the Closing Date until the Revolving Loans Maturity Date (the “Revolver Period”), in an aggregate principal amount up to but not exceeding at any time outstanding the Revolving Facility Commitment; provided, however, that immediately after giving effect to any Revolving Loans, the aggregate principal amount of Revolving Loans then outstanding shall not exceed the lesser of (i) the Revolving Facility Commitment, and (ii) at any time, the sum of (without duplication) (A) 70% of Eligible Pharmaceutical Inventory then in effect, plus (B) 50% of Eligible Other Inventory then in effect, plus (C) 90% of Eligible Insurer Accounts Receivable then in effect, plus (D) the Eligible Rx Files Value then in effect. Within the foregoing limits, during the Revolver Period (so long as no Default or Event of Default has occurred), Borrower may borrow Revolving Loans, repay the Revolving Loans in whole or in part, and reborrow Revolving Loans, all in accordance with the terms and conditions hereof.

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(b) Term Loan. McKesson agrees, on the terms and conditions hereinafter set forth, to make a term loan denominated in U.S. Dollars (the “Term Loan”) to Borrower at any time before December 15, 1998 in the maximum aggregate principal amount of the lesser of the Term Loan Commitment and the amount necessary to purchase the assets of APP Plus, Inc. and its subsidiaries as contemplated herein. Any amount of the Term Loan repaid may not be reborrowed. Subject to the foregoing limitations of this Section 1.1(b), the Term Loan will be made upon the satisfaction of the conditions precedent set forth in this Agreement.

(c) Lease Financing. McKesson agrees, subject to the execution and delivery by Borrower (or, if applicable, the execution and delivery by an Eligible Subsidiary) of such documentation as may be requested by McKesson, to provide lease financing for McKesson point of sale systems (“POS”), pharmacy terminal systems and relevant McKesson technology up to $2,000,000 for Borrower and/or such Eligible Subsidiary in the aggregate for all locations whether operated by Borrower or any Eligible Subsidiary. Each such lease will be structured as an operating lease of three to five years duration, at Borrower’s option (or the applicable Eligible Subsidiary’s option), and with an implicit interest rate equal to the Base Rate plus 2% (or such other rate as provided in the Supply Agreement or other applicable agreements relevant to such technology) and shall include an option for Borrower (or the applicable Eligible Subsidiary’s option) to purchase the equipment at the end of the lease term for $1 (or such other amount as provided in the Supply Agreement or other applicable agreements relevant to such technology).

Section 1.2 Borrowing Procedure. The Revolving Loans shall be made upon written notice from Borrower to McKesson, which notice shall be received by McKesson not later than 10:00 A.M. (California time) at least two Business Days prior to the proposed borrowing date. Such notice of borrowing shall be irrevocable and binding on Borrower and shall specify the proposed date of the borrowing (which shall be a Business Day), the amount of the borrowing, which shall be in a minimum amount of $100,000, and payment instructions with respect to the funds to be made available to Borrower. Upon fulfillment and continued satisfaction of the applicable conditions set forth in Article IV, McKesson shall make the Revolving Loans available to Borrower in same day funds, or such other funds as shall separately be agreed upon by Borrower and McKesson, in accordance with the payment instructions provided to McKesson. The Term Loan shall be funded upon satisfaction of all the conditions set forth in Article IV, including entry of the Final Order approving the sale of the assets of APP Plus, Inc. to Borrower free and clear of liens, claims and encumbrances, and such funding shall occur within two (2) Business Days of receipt of written certification from Borrower that the conditions have been satisfied and McKesson’s receipt of instructions indicating the amount of the Term Loan and where to wire the funds to effectuate the purchase of the assets of APP Plus, Inc. and its subsidiaries.

Section 1.3 Evidence of Indebtedness. As additional evidence of the indebtedness of Borrower to McKesson resulting from the Loans made by McKesson, Borrower shall execute and deliver to McKesson promissory notes, in form and substance satisfactory to McKesson, dated the Closing Date, in the principal amount of the Revolving Facility Commitment with respect to the Revolving Credit Facility, and in the original principal amount of the lesser of the Term Loan Commitment or the amount needed to purchase the assets of APP Plus, Inc. as contemplated herein with respect to the Term Loan Facility, to the extent a Revolving Loan or

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the Term Loan is made available by McKesson on the Closing Date (each such promissory note, a “Note” and together, the “Notes”). McKesson shall record in its internal records the date and amount of each Loan made, the amount of principal and interest due and payable from time to time hereunder, each payment thereof and the resulting unpaid principal balance of such Loan. Any such recordation shall be rebuttable presumptive evidence of the accuracy of the information so recorded. Any failure to record or any error in doing so shall not, however, limit or otherwise affect the obligations of Borrower hereunder and under any Note to pay any amount owing with respect to any Loan.

Section 1.4 Interest. Subject to Section 1.5, Borrower shall pay interest on the unpaid principal amount of the Term Loan and of each Revolving Loan from the date of the Loan until the maturity thereof, at a rate per annum equal at all times to the Applicable LIBOR Rate plus 3.5% (the “Contract Rate”). Accrued and unpaid interest on each Loan shall be payable monthly in arrears on the first Business Day of each month, commencing January 4, 1999.

Section 1.5 Default Rate of Interest. In the event that any amount of principal of or interest on any Loan, or any other amount payable hereunder or under the Loan Documents, is not paid in full when due (whether at stated maturity, by acceleration or otherwise), Borrower shall pay interest on such unpaid principal, interest or other amount, from the date such amount becomes due until the date such amount is paid in full, payable on demand, at a rate per annum equal at all times to the higher of 18% per annum or the Contract Rate plus 6% per annum. Additionally, and without limiting the foregoing, during the existence of any Event of Default (unless and until waived by McKesson), Borrower shall pay interest on the unpaid principal amount of the Loans at a rate per annum equal at all times to the Contract Rate plus 6% per annum.

Section 1.6 Computations. All computations of fees and interest hereunder shall be made on the basis of a year of 360 days for the actual number of days occurring in the period for which any such interest or fee is payable.

Section 1.7 Highest Lawful Rate. Anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the applicable interest rate, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein or in any other Loan Document, would exceed the maximum rate of interest which may be charged, contracted for, reserved, received or collected by McKesson in connection with this Agreement under applicable law (the “Maximum Rate”), Borrower shall not be obligated to pay, and McKesson shall not be entitled to charge, collect, receive, reserve or take, interest in excess of the Maximum Rate, and during any such period the interest payable hereunder shall be limited to the Maximum Rate.

Section 1.8 Commitment Fee. Borrower agrees to pay McKesson a commitment fee equal to 0.25% per annum of the unused portion of the Revolving Facility Commitment which fee shall be payable quarterly in arrears based on the average daily principal outstanding, provided that upon termination of the Revolving Facility Commitment, no Commitment Fee shall be payable.

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ARTICLE II

REPAYMENT; PREPAYMENT

Section 2.1 [Reserved.]

Section 2.2 Repayment of the Loans.

(a) Revolving Loans. Borrower shall repay to McKesson in full on the Revolving Loans Maturity Date the aggregate principal amount of the Revolving Loans outstanding on such date.

(b) Term Loan. Borrower shall repay to McKesson the principal amount of the Term Loan as follows:

(i) Of the total original principal amount of the Term Note (the “Term Loan Amount”), $6 million shall be paid in equal quarterly installments of $300,000 per quarter payable on the first Business Day following the conclusion of each calendar quarter commencing with April 1, 1999, and all due and payable (unless accelerated sooner due to the occurrence of an Event of Default) on January 1, 2004.

(ii) The balance of the Term Loan Amount after deducting the $6,000,000 referred to in the preceding subparagraph (i.e., if the Term Loan Amount is $10,000,000, the balance would be $4,000,000) shall be all due and payable in a lump sum on January 1, 2004 (unless accelerated sooner due to the occurrence of an Event of Default).

(c) Methods of Payment. All payments of principal and interest shall be made in immediately available funds, unconditionally in full without set-off, counterclaim or other defense, on the day when due (i) in the case of regularly scheduled payments, by pre-authorized electronic debits to a bank account designated by Borrower and (ii) otherwise by wire transfer to an account designated by McKesson, or by such other means as may be acceptable to McKesson.

Section 2.3 Prepayments.

(a) Optional Prepayments. Borrower may, upon prior notice to McKesson, prepay the outstanding amount of any or all of the Loans in whole or in part, without premium or penalty. Any partial prepayments shall be in a minimum principal amount of $100,000.

(b) Mandatory “Prepayments”.

(i) If at any time the aggregate principal amount of the outstanding Revolving Loans shall exceed the maximum borrowing limits set forth in Section 1.1(a), Borrower, upon becoming aware of such excess, shall immediately prepay the outstanding principal amount of the Revolving Loans in an amount equal to such excess.

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(ii) If the Supply Agreement is terminated by Borrower for cause pursuant to the terms of the Supply Agreement, then the Revolving Facility Commitment and the Term Loan Commitment shall terminate, and all Loans shall become due and payable, upon the earlier of (x) 90 days after the termination of the Supply Agreement and (y) the date or dates on which the Revolving Loan Commitment and the Term Loan Commitment would otherwise terminate and the Loans would otherwise become due and payable.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Borrower makes the following representations and warranties to McKesson, which representations and warranties shall survive the execution of this Agreement:

Section 3.1 Legal Status; Power and Authority. Each of Borrower and its Subsidiaries is a corporation duly organized and existing under the laws of its state of incorporation and is qualified to do business in all jurisdictions in which it conducts its business and has all requisite power and authority to own its assets and carry on its business and to create, deliver and perform its obligations under the Loan Documents. Borrower has no Subsidiaries (or subsidiaries) other than American Prescription Providers of Georgia, Inc., American Prescription Providers of New York, Inc. and American Prescription Providers of Florida, Inc.

Section 3.2 No Violation. The making and performance by Borrower and its Subsidiaries of the Loan Documents to be executed by Borrower and/or its Subsidiaries in connection herewith do not contravene the terms of the articles of incorporation or the bylaws of Borrower or its Subsidiaries and do not violate any provision of law or administrative regulation, or result in a breach of or constitute a material default under any agreement, indenture or other instrument to which any of Borrower or its Subsidiaries is a party or by which any of Borrower or its Subsidiaries may be bound.

Section 3.3 Authorization. Each of the Loan Documents to which it is a party has been duly authorized, executed and delivered, and is a valid and binding agreement of Borrower and its Subsidiaries, as the case may be, and the Notes to be issued hereunder by Borrower, upon their execution and delivery in accordance with the provisions of this Agreement, will be valid and binding obligations of Borrower enforceable against Borrower, in each case in accordance with their respective terms.

Section 3.4 Litigation. There are no pending or threatened actions or proceedings before any court or administrative agency which may materially and adversely affect the financial condition or operation of Borrower or any of its Subsidiaries, other than the pending appeal of the order approving the sale of the assets of APP Plus, Inc. and its subsidiaries, as to which no stay has been obtained.

Section 3.5 Correctness of Financial Statements. The financial statements to be delivered by Borrower to McKesson pursuant to Section 5.3 present fairly the financial condition

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of Borrower and have been prepared in accordance with generally accepted accounting principles consistently applied. As of the date of such financial statements and since such date, there has been no Material Adverse Change in the financial condition or operation of Borrower or any of its Subsidiaries, nor has Borrower or any of its Subsidiaries mortgaged, pledged or granted a security interest in or encumbered any assets or properties of Borrower or its Subsidiaries since such date other than in favor of McKesson.

Section 3.6 Income Tax Returns. The tax returns to be delivered to McKesson by Borrower pursuant to Section 5.3 are true, correct and complete copies of its federal and state tax returns for the fiscal years in question. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

Section 3.7 No Subordination. Neither the obligations of Borrower (or of any of its Subsidiaries) under the Loan Documents nor any other obligation of Borrower (or of any of its Subsidiaries) to McKesson or to McKesson’s Subsidiaries (or its Affiliates) are subordinated in right of payment to any other obligation owed by Borrower to any person or entity.

Section 3.8 Title to Property. Each of Borrower and its Subsidiaries (including the Eligible Subsidiaries) has good and marketable title to its assets subject to no mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance except for Permitted Liens. Upon the effectiveness of the Final Order (and performance by the respective parties of the conditions to transfer contained in the asset purchase agreement, including payment of the consideration delivered in exchange for the assets of APP Plus, Inc. and its subsidiaries), Borrower (or one of the Eligible Subsidiaries) shall have good and marketable title to the assets set forth in the applicable asset purchase agreement between Borrower and APP Plus, Inc. and/or its subsidiaries immediately prior to entry of such order free and clear of all liens, claims and encumbrances, other than liens in favor of McKesson.

Section 3.9 No “Margin Securities.” Neither Borrower nor any of its Subsidiaries owns any “margin securities” as such term is defined in regulations promulgated by the Board of Governors of the Federal Reserve System, as amended, and neither Borrower nor any of its Subsidiaries will use any part of the proceeds of any credit extended by McKesson, directly or indirectly, to purchase or carry any such securities or to reduce or retire any indebtedness originally incurred to purchase any such securities within the meaning of such regulations.

Section 3.10 No Reliance Upon Other Representations. Borrower has not relied upon any statement or representation by McKesson or any of its Affiliates or any of their respective officers, directors, agents, employees or attorneys in executing this Agreement and the other Loan Documents, except as expressly provided for herein or therein.

Section 3.11 Consents. No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority, or approval or consent of any other Person, is required for the due execution, delivery or performance by Borrower of any of the Loan Documents, except for recordings or filings in connection with the perfection of the liens on the Collateral in favor of McKesson.

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Section 3.12 Compliance with Environmental Laws. Each of Borrower and its Subsidiaries is in material compliance with all Environmental Laws, whether in connection with the ownership, use, maintenance or operation of its Premises or the conduct of any business thereon, or otherwise. Neither Borrower, any of its Subsidiaries nor, to Borrower’s knowledge, any previous owner, tenant, occupant, user or operator of the Premises, nor any present tenant or other present occupant, user or operator of the Premises has used, generated, manufactured, installed, treated, released, stored or disposed of any Hazardous Substances on, under, or at the Premises, except in material compliance with all applicable Environmental Laws. With respect to leased Premises, Borrower has no knowledge that Hazardous Substances have at any time been spilled, leaked, dumped, deposited, discharged, disposed of or released on, under, at or from the leased Premises in material violation of any Environmental Law, or that any of the leased Premises have been used at any time by any Person as a landfill or waste disposal site. After due and diligent inquiry and investigation, Borrower has determined that there is no reason to believe that Hazardous Substances have at any time been spilled, leaked, dumped, deposited, discharged, disposed of or released on, under, at or from the owned Premises in material violation of any Environmental Law, or that any of the owned Premises have been used by any Person at any time as a landfill or waste disposal site. There are no actions, suits, claims, notices of violation, hearings, investigations or proceedings pending or, to the best of Borrower’s knowledge, threatened against or affecting Borrower or any of its Subsidiaries or with respect to the ownership, use, maintenance and operation of the Premises which relate to Environmental Laws or Hazardous Substances.

Section 3.13 Governmental Regulation. Neither Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act, any state public utilities code or any other federal or state statute or regulation limiting its ability to incur indebtedness.

Section 3.14 ERISA.

(i) Neither Borrower nor any of its ERISA Affiliates maintain or have ever maintained a Pension Plan.

(ii) Borrower and all ERISA Affiliates have satisfied all applicable contribution requirements under Section 412(c)(11) of the Internal Revenue Code and have never sought a waiver under Section 412(d) of the Internal Revenue Code;

(iii) no Termination Event has occurred and is continuing, or is reasonably expected to occur;

(iv) there is no condition or event under which Borrower, any ERISA Affiliate, or any Plan maintained by Borrower or any ERISA Affiliate could be subject to any risk of material liability under ERISA or the Internal Revenue Code, regardless of whether Borrower or any ERISA Affiliate, engaged in a transaction giving rise to the liability;

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(v) neither Borrower nor any ERISA Affiliate has unfunded, contingent liability that exceeds $100,000 with respect to Plans that provide post-retirement welfare benefits; and

(vi) all Plans maintained by, or contributed to by, Borrower or any ERISA Affiliate comply in all material respects, and have been administered in material compliance with, the requirements of applicable law (including, if applicable, foreign law, ERISA and the Internal Revenue Code) and in accordance with each Plan’s terms.

Section 3.15 Taxes. Each of Borrower and its Subsidiaries has duly filed all tax and information returns required to be filed, and has paid all taxes, fees, assessments and other governmental charges or levies that have become due and payable, except to the extent such taxes or other charges are being contested in good faith and are adequately reserved against in accordance with GAAP.

Section 3.16 Representation Certificate. The information supplied in the Representation Certificate (as updated from time to time by at least ten Business Days’ notice to McKesson prior to any Loan) is true, correct and complete.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.1 Conditions Precedent to Initial Extension of Credit. The obligation of McKesson to extend any credit provided for herein is subject to the fulfillment of the following conditions:

(a) Approval of McKesson Counsel. All legal matters incidental to this Agreement and the other Loan Documents shall be satisfactory to counsel McKesson.

(b) Delivery of Documents Prior to Initial Loan. Borrower shall have delivered to McKesson, prior to the first extension of credit under this Agreement, the following documents in form and substance satisfactory to McKesson:

(i) this Agreement, the Notes, the Supply Agreement, the Representation Certificate, the Security Documents and the Warrant Documents, each duly executed by Borrower (and each Subsidiary, where applicable);

(ii) certified copies of the articles of incorporation, bylaws and resolutions evidencing all necessary corporate action by Borrower (and by each Eligible Subsidiary) with respect to the Loan Documents;

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(iii) a certificate executed on behalf of Borrower by its President and its Treasurer, dated as of the date of such initial Loan, addressed to McKesson, stating that:

(1) the representations and warranties of Borrower contained in Article III are true and correct on and as of the date of such certificate; and

(2) no event has occurred and is continuing, or would result from the proposed Loans, which constitutes a Default hereunder;

(iv) a “Subsidiary Guaranty” and a “Subsidiary Security Agreement”, each in form and substance satisfactory to McKesson executed by American Prescription Providers of New York, Inc., American Prescription Providers of Florida, Inc., and American Prescription Providers of Georgia, Inc. and any other Subsidiary of Borrower;

(v) an opinion of counsel of Borrower substantially in the form of Exhibit A hereto;

(vi) a completed Borrowing Base Certificate for the initial Revolving Loan, duly executed by the Treasurer or the Chief Financial Officer of the Borrower;

(vii) a “Guaranty” in substantially the form of Exhibit J attached hereto from each of Dr. Francis E. O’Donnell, Jr. and Dr. Dennis L. Ryll, each duly executed and otherwise in form and substance satisfactory to McKesson; and

(viii) all other documents reasonably required by McKesson.

(c) Minimum Capitalization. Borrower shall have a minimum net worth of $5,000,000.

(d) Final Order. An order shall have been entered in the pending bankruptcy case of APP Plus, Inc. authorizing the sale to Borrower of all existing assets of APP Plus, Inc. and its subsidiaries as set forth in an asset transfer agreement (the “APP Assets”), free and clear of all liens, claims and encumbrances, and which order shall (i) be in all respects in form and substance satisfactory to McKesson, (ii) not be subject to appeal or reconsideration for which either a stay has been obtained and is in force at the time of Closing or there is any question that the transfer to Borrower was not affirmatively found to have been in good faith, and (iii) create no opportunity after Closing Date for Borrower or any Eligible Subsidiary to fail to have good and marketable title to the APP Assets and shall in all respects be a “final order” as defined under applicable law (the “Final Order”).

(e) Transfer Documents. McKesson shall have received true and correct copies of all documents executed to effectuate (or in connection with) the transfer of the assets of APP Plus, Inc. and its subsidiaries to Borrower, all of which shall be in form and substance satisfactory to McKesson.

(f) Transfers to Eligible Subsidiaries. McKesson shall have received true and correct copies of any and all documentation purporting to transfer any of the assets acquired by

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Borrower from APP Plus, Inc. (or its subsidiaries) to any Subsidiary and (i) the Subsidiary to which the assets were transferred shall be an Eligible Subsidiary; (ii) the assets when transferred to such Subsidiary shall be and remain free of all liens, claims and encumbrances other than Permitted Liens; (iii) McKesson shall be satisfied that the transfer to such Subsidiary is not at risk for avoidance as a fraudulent conveyance or otherwise voidable; and (iv) the transfer documents shall be in all other respects in form and substance satisfactory to McKesson.

(g) Attorneys Fees. Borrower shall have paid to McKesson an amount equal to all reasonable attorneys’ fees and costs incurred by McKesson (which may be estimated, subject to later adjustment when the actual figures are known) in negotiating and documenting the agreements reflected in the Loan Documents (including the Supply Agreement).

(h) Deposit Accounts. Borrower and each Subsidiary of Borrower shall have provided a complete list of all bank accounts, deposit accounts and investment accounts maintained by any of them and said list shall identify such accounts by institution, account number and branch location.

(i) Insurance Certificate. McKesson shall have received certification from Debtor’s insurance agent or other insurance specialist in form and substance satisfactory to McKesson stating (i) that all Collateral is issued as is required by the Security Agreement (or Subsidiary Security Agreement that Debtor is a Subsidiary of Borrower); (ii) that McKesson has been named as loss payee; and (iii) all premiums are current and that the policies are in full force and effect.

Section 4.2 Certain Conditions Precedent to all Loans. The obligation of McKesson to make any Loan shall be subject to the continued satisfaction of each of the conditions precedent in subparagraph 4.1 and shall also be subject to the satisfaction of the following conditions precedent:

(a) Notice. Borrower shall have given any required notice of borrowing as provided in Section 1.2.

(b) Material Adverse Change. On and as of the date of such Loan, there shall have occurred no Material Adverse Change since the Closing Date.

(c) Representations and Warranties; No Default. On the date of such Loan, both before and after giving effect thereto and to the application of proceeds therefrom: (i) the representations and warranties contained in Article III and in the other Loan Documents shall be true, correct and complete on and as of the date of such Loan as though made on and as of such date; and (ii) no Default or Event of Default shall have occurred and be continuing or shall result from the making of such Loan. The giving of any notice or borrowing and the acceptance by Borrower of the proceeds of such Loan shall be deemed a certification to McKesson that on and as of the date of such Loan such statements are true.

(d) Lien Perfection and Priority. All liens and security interests under the Security Agreement, and if applicable, the Pledge Agreement shall have been properly

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perfected, and McKesson shall have received evidence satisfactory to it of the first priority of the security interest under such Security Documents, subject only to Permitted Liens.

(e) Certain Financial Tests. Borrower shall be in compliance with all financial covenants set forth herein, measured both before and after the making of the subject Loan.

(f) Litigation. There shall not exist any material action, suit, investigation or proceeding, pending or threatened, in any court or before any arbitrator or governmental authority that could affect Borrower or the ability of Borrower to perform its obligations hereunder or under the other Loan Documents.

(g) Increased Costs and Illegality. McKesson shall be able to provide the Loans in compliance with all applicable laws without incurring material increased external costs, unless such increased costs shall be paid by Borrower.

(h) Borrowing Base Certificates. Together with the notice of the borrowing of any Loan delivered pursuant to Section 1.2, Borrower shall have delivered to McKesson a completed Borrowing Base Certificate duly executed by the Treasurer or Chief Financial Officer of Borrower.

(i) Financial Statements. The audited financial statements then most recently delivered to McKesson pursuant to Section 5.3(a) shall not be qualified in any respect by the independent auditor who audited such financial statements.

(j) Cash and Cash Equivalents. Immediately after giving effect to such Loan and the concurrent use of the proceeds thereof, the aggregate cash and cash equivalents of Borrower and its Subsidiaries together must exceed $500,000.

(k) Additional Documents. McKesson shall have received, in form and substance satisfactory to it, such additional approvals, opinions, documents and other information as McKesson may reasonably request.

ARTICLE V

AFFIRMATIVE COVENANTS

Borrower covenants that until the payment in full of the Loans and of all other Obligations, Borrower (and any Eligible Subsidiary) shall:

Section 5.1 Punctual Payment. Punctually pay all principal, interest, and other payment obligations owing under any of the Loan Documents at the times and place and in the manner specified in the Loan Documents.

Section 5.2 Accounting Records; Inspection. Maintain adequate books and accounts in accordance with GAAP consistently applied, and provide McKesson and its agents access to the premises of Borrower at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time on and after the

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occurrence of a Default or Event of Default, for purposes, of inspecting and verifying the Collateral or the performance under the Supply Agreement, inspecting, auditing and copying (at Borrower’s expense) any and all records pertaining thereto, and discussing the affairs, finances and business of Borrower with any officer, employee or director of Borrower or with Borrower’s accountants.

Section 5.3 Financial Statements, Etc. Furnish to McKesson:

(a) not later than 90 days after the end of each fiscal year, an audited balance sheet, profit and loss statement, and source and use of funds statement for the fiscal year just ended on a consolidated basis covering itself and each Eligible Subsidiary;

(b) not later than 45 days after the end of each fiscal quarter, an unaudited balance sheet and profit and loss statement for the fiscal quarter then ended;

(c) not later than 20 days after the end of each month, an unaudited balance sheet and profit and loss statement for the month just ended for itself and each Eligible Subsidiary;

(d) as soon as available but not later than the commencement of each fiscal year of Borrower commencing after the Closing Date, the projections by Borrower (and each Eligible Subsidiary) of its operating budget, cash flow, profit and loss and balance sheet (and those of each Eligible Subsidiary) for such fiscal year;

(e) together with any financial statements furnished under clauses (a), (b) or (c) of this section, a completed Compliance Certificate duly executed by the Treasurer or Chief Financial Officer of Borrower;

(f) by the tenth day of each calendar month, a completed Borrowing Base Certificate as of the last day of the preceding calendar month duly executed by the Treasurer or Chief Financial Officer of Borrower;

(g) not later than 15 days after the filing thereof, true, correct and complete copies of Borrower’s federal and state tax returns (and those of each Eligible Subsidiary);

(h) at McKesson’s request, copies of promissory notes, security agreements, acquisition agreements and other agreements related to any security interest in Borrower’s assets (or those of any Eligible Subsidiary) in favor of a party other than McKesson, if any;

(i) from time to time such other information as McKesson may reasonably request.

Section 5.4 Existence. Preserve and maintain its existence (and that of each Eligible Subsidiary) and all of its rights, privileges and franchises (and those of each Eligible Subsidiary); conduct its business in an orderly, efficient, and regular manner; and comply with

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the requirements of all applicable laws, rules, regulations and orders of a governmental authority.

Section 5.5 Insurance. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to Borrower’s, including but not limited to fire, public liability, property damage, and worker’s compensation insurance, with such companies and in such amounts satisfactory to McKesson; and Borrower shall deliver to McKesson from time to time at McKesson’s request schedules setting forth all insurance then in effect.

Section 5.6 Facilities. Keep all Borrower’s properties and Premises useful or necessary to Borrower’s business in good repair and condition, and from time to time make all necessary repairs, renewals, and replacements thereto so that Borrower’s property and Premises shall be fully and efficiently preserved and maintained.

Section 5.7 Taxes and Other Liabilities. Pay and discharge when due any and all indebtedness, obligations, assessments, taxes real and personal, including federal and state income taxes, except such as Borrower may in good faith contest or as to which a bona fide dispute may exist, but then, provided that, as to any amount in excess of $10,000 per Borrower or Eligible Subsidiary up to $25,000 in the aggregate involved in such contest or dispute, adequate provision is made to the satisfaction of McKesson for eventual payment thereof in the event that it is found that the same is an obligation of Borrower.

Section 5.8 Litigation. Promptly give notice in writing of any claim or litigation pending or threatened against Borrower or any Subsidiary in excess of $10,000.00 per Borrower or Eligible Subsidiary up to $25,000.

Section 5.9 Financial Condition. Maintain the consolidated financial condition of Borrower and its Subsidiaries according to the following schedules:

(a) a minimum Current Ratio of 1.1:1.0;

(b) a ratio of Consolidated Funded Debt to annualized Consolidated EBITDA shall not exceed 5.0:1 for the first six calendar quarters after the Closing Date; 3.5:1 for the next six calendar quarters; and 2.5:1 thereafter;

(c) maintain a ratio of Consolidated Funded Debt to Capital at a level not to exceed 80% at any time in the first eight calendar quarters after the Closing Date, and not to exceed 75% thereafter.

Section 5.10 Documentary Stamp Taxes. Pay or reimburse McKesson on demand for all present and future documentary stamp taxes or recordation taxes, if any, required by any state or local authority as a condition of filing any financing statement, security instrument or other document covering collateral which is the subject of this Agreement or any Security Document.

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Section 5.11 Notice to McKesson. Promptly give notice in writing to McKesson of (1) the occurrence of any Default; (2) any change in name, identity, corporate structure or jurisdiction of incorporation of Borrower or any Eligible subsidiary; (3) any uninsured or partially uninsured losses through fire, theft, liability or property damage in excess of an aggregate of $25,000; (4) the creation or acquisition of any Subsidiary; (5) the acquisition or opening of any Location or new Premises; and (6) changes in the information set forth in the Representation Certificate.

Section 5.12 Observation. Provide timely notice to McKesson of all meetings of Borrower’s board of directors (and those of its Eligible Subsidiaries) and allow McKesson to have its representatives attend such meetings on a non-voting basis. Borrower shall hold Board of Director meetings no less frequently than quarterly. McKesson shall receive copies (reasonably promptly) of all minutes of such meetings (including those of Eligible Subsidiaries) along with copies of any items distributed to the members of the Board of Directors at such meetings, whether or not a representative attends such meetings. Any information which McKesson obtains solely as a result of its rights under this Section 5.12 and by no other means shall be treated in the same manner, including confidentiality, as if McKesson had obtained such information as a member of the Board of Directors of Borrower (or any given Eligible Subsidiary).

Section 5.13 Real Property. Use its bona fide, commercially reasonable efforts to deliver to McKesson contingent collateral assignments of all leases of leased Premises occupied by and leased to Borrower or any Eligible Subsidiary, together with such waivers and consents as may be reasonably necessary to permit McKesson to continue to occupy such Premises after Borrower’s default (or that of any Eligible Subsidiary) under such leases or hereunder and to permit McKesson to remove any of Borrower’s assets (or those of any Eligible Subsidiary) located in such Premises, all pursuant to documentation satisfactory to McKesson in form and substance.

Section 5.14 Subsequent Collateral. From time to time execute and deliver to McKesson such additional security agreements, pledge agreements, mortgages, collateral assignments or amendments thereto, and take such other steps as may be reasonably requested by McKesson, in order to grant a first priority security interest or lien to McKesson, and to perfect such security interest or lien, in any and all assets of Borrower and its Subsidiaries as to which a security interest or lien has not previously been created or perfected in favor of McKesson, including (i) taking such steps as are outline in Section 5.13 with regard to any subsequently acquired or occupied Premises of Borrower or its Subsidiaries and (ii) pledging the interest of Borrower or any of its Subsidiaries in any new Subsidiaries, joint ventures (to the extent permitted by the joint venture document), limited liability companies or other entities.

Section 5.15 Arm’s Length. Enter into transactions or arrangements with any Affiliate, Subsidiary, insider or related person or entity only on terms that are consistent with the terms available on the market between unaffiliated entities dealing on an arm’s-length basis.

Section 5.16 McKesson Point of Sales Systems. Borrower covenants and agrees that it (and each of its Subsidiaries) within 90 days after the Closing Date will use McKesson point of sales systems, pharmacy terminal systems, and McKesson Retail Transaction Services

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(debit and credit card processing) in all locations and Premises out of which Borrower (or any Subsidiary) operates, so long as any system reasonably accommodates Borrower’s (or the applicable Subsidiary’s) requirements.

ARTICLE VI

NEGATIVE COVENANTS

Borrower covenants that until the payment in full of the Loans and of all other Obligations, Borrower shall not, and shall not permit any Subsidiary to, without prior written consent of McKesson:

Section 6.1 Use of Proceeds.

(a) Use any of the proceeds of the Term Loan or the Revolving Loans for purposes other than

(i) for working capital, to fund expansion, or for other general corporate purposes of Borrower; and

(ii) to purchase the assets of APP Plus, Inc. and its subsidiaries as contemplated herein.

(b) Use any part of the proceeds of any Loan, directly or indirectly, to purchase or carry any “margin securities” or to reduce or retire any indebtedness originally incurred to purchase any such securities within the meaning of the regulations promulgated by the Board of Governors of the Federal Reserve System, as amended.

Section 6.2 Encumbrances. Without McKesson’s prior written consent (which shall not be unreasonably withheld), create, incur, assume or suffer to exist any mortgage, pledge, encumbrance, lien, security interest or other charge upon its assets other than the following (“Permitted Liens”):

(a) the lien of property taxes not yet due and payable;

(b) liens, mortgages, or other encumbrances in favor of McKesson;

(c) liens in connection with indebtedness permitted pursuant to Section 6.9(b) and (c); provided that any such lien in connection with any such indebtedness shall not extend to any assets of Borrower or a Subsidiary other than the assets specifically financed by such indebtedness.

Section 6.3 Merger, Consolidation, Acquisitions. Merge into or consolidate with any corporation or other Person, or (except for Permitted Acquisitions) acquire all or substantially all of the assets of any other corporation or Person, or sell, lease, assign, transfer or otherwise dispose of all or substantially all of its assets.

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Section 6.4 Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of its assets other than in the ordinary course of business.

Section 6.5 Guaranties. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments in the ordinary course of business), accommodation endorser or otherwise for the debt or obligations of any other Person.

Section 6.6 Loans, Advances. Make any loans, advances, or investments in any Person, other than (a) short term investments in prime commercial paper or certificates of deposit issued by major banks, and (b) investments constituting Permitted Acquisition permitted under Section 6.3.

Section 6.7 Dividends, Distributions. Declare or pay any dividend or other distribution either in cash, stock or other property (other than the common stock of Borrower), or redeem, retire, purchase or otherwise acquire any shares of any class of Borrower’s stock now or hereafter outstanding, without the consent of McKesson, which consent shall not be unreasonably withheld.

Section 6.8 Credit Limit. Exceed its credit limit for purchase of goods from McKesson pursuant to the Supply Agreement.

Section 6.9 Indebtedness/Capital Lease Obligations. Without McKesson’s prior written consent (which shall not be unreasonably withheld), incur additional indebtedness or capital lease obligations after the date hereof except the following (“Permitted Indebtedness”):

(a) accounts payable incurred in the ordinary course of business;

(b) indebtedness not to exceed $400,000 in the aggregate with respect to any one Borrower-owned unit (or Subsidiary-owned unit) in connection with any equipment lease or equipment purchase (and any lien in connection with such lease or purchase, provided that such lien complies with subparagraph 6.2(c) above); and

(c) purchase money indebtedness for the purchase of equipment by Borrower or any Subsidiary in the ordinary course of business.

Section 6.10 Board of Directors. Have as a member of Borrower’s Board of Directors (or as a member of any Subsidiary’s Board of Directors) any person who is a director or employee of a competitor of McKesson in the pharmaceuticals business.

Section 6.11 Subsidiaries. Create, acquire or own any Subsidiaries without McKesson’s prior written consent, which may be conditioned on the satisfaction of such conditions as McKesson deems appropriate, including but not limited to the execution by the Subsidiary of security documents and a guaranty and execution by Borrower of a pledge agreement pledging the shares of the subsidiary owned by Borrower to McKesson, or supplements thereto.

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Section 6.12 Locations. Own or operate any Location outside the United States nor operate out of Premises located anywhere other than in the United States.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.1 Events of Default. Each of the following shall constitute an “Event of Default”:

(a) A failure by Borrower (or any of its Subsidiaries) to pay when due (after giving consideration to any applicable cure periods or payment terms) any payment of principal or interest or any other amount owed by Borrower (or any of its Subsidiaries) to McKesson, whether under the Loan Documents, the Supply Agreement or otherwise and, in the case of payments under Loan Documents OTHER THAN the Supply Agreement, such default continues for three (3) Business Days.

(b) Any representation or warranty made by Borrower or any of its Subsidiaries hereunder or in any other Loan Document shall prove at any time to be incorrect in any material respect as of the time made as of the time of any subsequent Loan.

(c) Borrower shall breach any covenant in Section 5.3, Section 5.9, Section 5.11, Section 6.9, Section 6.12 or Section 6.13.

(d) A default by Borrower or any of its Subsidiaries shall occur in the performance of any other term, covenant or agreement contained in the Loan Documents or the Supply Agreement or any other agreement between Borrower (or any of its Subsidiaries) and McKesson if such default is not cured within 15 calendar days from its occurrence.

(e) Any default or Event of Default by Borrower or any of its Subsidiaries shall occur in the payment of its indebtedness to any other Person when due or under the terms of any agreement or instrument which gives the holder of such indebtedness the right, either with the giving of notice or the passage of time or both, to accelerate the indebtedness evidenced by the instrument or agreement if such indebtedness equals or exceeds $25,000, giving effect to any applicable cure periods in the contract with such other Person; provided that, no Event of Default shall be construed to have occurred hereunder if there is a bona fide dispute regarding the Liability of Borrower or the applicable Subsidiary therefor and Borrower (or such Subsidiary) has set up a reserve fund to pay the claim (as to which McKesson shall have a duly specified security interest) and no other Event of Default is triggered by such non-payment or dispute.

(f) Borrower or any of its Subsidiaries shall fail to promptly pay and discharge (or stay or bond pending appeal) any judgment or levy of any attachment, execution or other process against the assets of Borrower (if such judgment levy or other

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process is for an amount equal to or greater than $25,000), and such judgment is not satisfied or otherwise discharged, or such levy or other process is not removed (or stayed or bonded pending appeal), (i) within 10 days after the entry or levy thereof, or (ii) if earlier, at least 5 days prior to the time of any proposed sale under the judgment or levy.

(g) Borrower or any of its Subsidiaries shall be adjudicated bankrupt or insolvent, or shall consent to or apply for the appointment of a receiver, trustee or liquidator of Borrower or any of its Subsidiaries or any of its property, or shall admit in writing its inability to pay its debts generally as they become due, or shall make a general assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization or arrangement in a proceeding under any bankruptcy law, or Borrower or its directors or majority stockholders shall take action looking into the dissolution or liquidation of Borrower, or an involuntary petition seeking any of the relief specified in this Section 7.1(g) shall be filed against Borrower or any of its Subsidiaries and such petition shall not be dismissed within 60 days, or any order for relief shall be entered against Borrower or any of its Subsidiaries in any involuntary proceeding under any bankruptcy law.

(h) Borrower and/or any of its Eligible Subsidiaries (including, for purposes of this Section 7.1(h), any franchisees and any Locations owned or managed by Borrower or its Eligible Subsidiaries at the time in question) shall fail to purchase during any period of three consecutive calendar months at least the minimum required under the Supply Agreement of its total purchases of pharmaceuticals and health and beauty care products from McKesson and such failure shall continue beyond 60 days, unless such failure results from the termination of the Supply Agreement by McKesson without cause or by Borrower with cause pursuant to the terms thereof.

(i) A Change of Control shall occur.

(j) A Material Adverse Change shall occur.

(k) Dr. Francis E. O’Donnell or Dr. Dennis L. Ryll shall die or suffer a permanent disability; provided that if only one of Dr. O’Donnell or Dr. Ryll has died or suffered a permanent disability, and no other Event of Default has occurred or is continuing, McKesson agrees that so long as doing so does not adversely affect McKesson, it shall limit its remedies to pursuit of the Guaranty (and security therefor) signed by the individual who died or suffered the permanent disability.

Section 7.2 Acceleration. If an Event of Default shall occur, any indebtedness of Borrower under the Loan Documents (and any obligation owing by any Subsidiary under the Subsidiary Guaranty or the Subsidiary Security Agreement), any term therein to the contrary notwithstanding, shall at McKesson’s option and without notice, become immediately due and payable without presentment, demand, protest or other notice, of any kind, all of which are hereby expressly waived by Borrower (and shall be waived by the Subsidiaries in any agreement to which it is a party), and the obligation, if any, of McKesson to make Loans or to otherwise permit further credit hereunder or thereunder shall immediately cease and terminate; provided, however, that if an event described in Section 7.1(g) shall occur, any indebtedness of Borrower

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(and any Subsidiary) under the Loan Documents or otherwise shall automatically become due and payable without any further action by McKesson.

Section 7.3 Cessation of Borrowing. Additionally, if a Default or Event of Default shall occur, then no further draws shall be permitted under the Revolving Credit Facility and no additional Revolving Loans shall be made.

ARTICLE VIII

DEFINITIONS

Section 8.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

“Applicable LIBOR Rate” means, for any calendar month, the London Interbank Offered Rate for one month dollar deposits, appearing on page 3750 of the Dow Jones Telerate Screen (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by McKesson from time to time) at approximately 11:00 a.m. on the “Interest Rate Determination Date” (defined as the fifteenth day of such calendar month or the next succeeding Business Day in the event that the fifteenth day of such month is not a Business Day). If for any reason, the London Interbank Offered Rate is unavailable at such time or there are not adequate and reasonable means for determining the London Interbank Offered Rate for such month, then the Applicable LIBOR Rate shall be determined to be (a) the rate of interest reported in the Wall Street Journal on the Interest Rate Determination Date as the “prime rate” charged by major United States banks for commercial loans (provided that, if more than one rate is reported, the average of the highest and lowest rates shall be used) minus (b) 2.75% per annum. The Applicable LIBOR Rate shall be fixed for the entire calendar month in which it is determined.

“Approved Government Plan Payor” means Medicare, Medicaid or an administrator, fiscal agent, governmental entity, insurance company, pharmacy benefit manager or other Person authorized to make payments for prescription drug benefits on behalf of Medicaid, Medicare, the U.S. Department of Veterans Affairs, or any other U.S. governmental entity that is subject to prohibitions against payment of amounts owed to providers pursuant to an assignment or power of attorney to, or other direct payment arrangement with, a Person other than the provider, that has been approved (and not subsequently disapproved in writing) by McKesson in its sole discretion.

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“Approved Private Plan Payor” means an administrator, fiscal agent, insurance company, pharmacy benefit manager, plan sponsor or other Person responsible for paying prescription drug benefits on behalf of prescription benefit plans (other than an Approved Government Plan Payor) that has been approved (and not subsequently disapproved in writing) by McKesson in its sole discretion.

“Base Rate” means, for any day, the rate of interest reported from time to time in the Wall Street Journal as the “prime rate” charged by major United States banks for commercial loans, provided that, if more than one rate is reported for a particular day, the average of the highest and lowest rates shall be used for such day. Each change in the interest rate on the Loans or other obligations bearing interest at the Base Rate based on a change in the Base Rate shall be effective as of the effective date of such change in the Base Rate.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit B hereto, completed with the relevant information and duly executed by the Treasurer or Chief Financial Officer of Borrower.

“Business Day” means a day (i) other than Saturday or Sunday and (ii) on which commercial banks are open for business in San Francisco, California.

“Capital” means, at any time, the sum of (i) Net Worth and (ii) the long term portion of the indebtedness of Borrower and its Subsidiaries.

“Capital Lease” means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Lease Obligation” means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

“Change of Control” means (a) the acquisition by any “person” or “group” (as such terms are used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) (other than Dr. Francis E. O’Donnell and Dr. Dennis L. Ryll and McKesson) of sufficient numbers or percentages of the outstanding shares of voting stock of Borrower such that neither Dr. O’Donnell nor Dr. Ryll or entities controlled by them, in the aggregate, hold a majority of the voting shares of Borrower’s stock, or (b) during any period of 12 consecutive calendar months, commencing on the date of this Agreement, the ceasing of those individuals (the “Continuing Directors”) who (i) were directors of Borrower on the first day of each such period or (ii) subsequently became directors of Borrower and whose initial election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of Borrower, to constitute a majority of the board of directors of Borrower.

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“Closing Date” means the date on which all conditions precedent set forth in Section 4.1 are satisfied or waived by McKesson.

“Collateral” means the property described in the Security Documents, and all other property now existing or hereafter acquired which may at any time be or become subject to a lien in favor of McKesson pursuant to the Security Documents or otherwise, securing the payment and performance of the Obligations (or the obligations owing by any Subsidiary to McKesson).

“Compliance Certificate” means a certificate substantially in the form of Exhibit C hereto, completed with the relevant information and duly executed by the Treasurer or Chief Financial Officer or Borrower.

“Consolidated EBIT” means, for any period, Consolidated Net Income plus (a) Consolidated Interest Expense plus (b) income tax expense, in each case which were deducted in determining Consolidated Net Income, determined on a consolidated basis for Borrower and its Subsidiaries in accordance with GAAP.

“Consolidated EBITDA” means, for any period, Consolidated Net Income plus (a) Consolidated Interest Expense plus (b) income tax expense, plus (c) depreciation expense, amortization expense and other non-cash expenses, in each case which were deducted in determining Consolidated Net Income, determined on a consolidated basis for Borrower and its Subsidiaries in accordance with GAAP.

“Consolidated Funded Debt” means all Debt of Borrower and its Subsidiaries on a consolidated basis which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more from (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more), the date of the creation thereof.

“Consolidated Interest Expense” means, for any period, interest expense (including that attributable to capital leases and 50% of the discount fees paid in connection with the factoring of third-party on-line adjudicated claim receivables) of Borrower and its Subsidiaries on a consolidated basis, including all commissions, discounts and other fees and charges owed with respect to standby letters of credit, as determined in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income of Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, as determined in accordance with GAAP; provided, however, that there shall be excluded therefrom the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by operation of the terms of its charter or by any agreement, instrument, judgment decree, order, statute, rule or governmental regulation applicable to such Subsidiary.

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“Contract Rate” means, for any period, the rate of interest measured by the Applicable LIBOR Rate plus 3.5%.

“Current Assets” means, at any time, the total assets of Borrower and its Subsidiaries which would be shown as current assets on a consolidated balance sheet of Borrower and its Subsidiaries prepared in accordance with GAAP at such time.

“Current Liabilities” means, at any time, the total liabilities of Borrower and its Subsidiaries which would be shown as current liabilities on a consolidated balance sheet of Borrower and its Subsidiaries prepared in accordance with GAAP at such time.

“Current Ratio” means, as of the time of determination, the ratio of Current Assets to Current Liabilities, in each case determined at such time. For purposes of determining Borrower’s compliance with Section 5.9(a), amounts financed by McKesson PaySystems shall be added back to Current Assets in calculating the Current Ratio.

“Debt” means, with respect to any Person, without duplication,

(a) its liabilities for borrowed money;

(b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c) its Capital Lease Obligations;

(d) all liabilities for borrowed money secured by any lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

(e) any guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Default” means any condition, event or act which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“EBITDA” means earnings before interest, taxes, depreciation and amortization determined in accordance with GAAP.

“Eligible Insurer Accounts Receivable” means the aggregate dollar value of Borrower’s accounts receivable (or any Eligible Subsidiary’s account receivable) arising out of sales in the ordinary course of Borrower’s business (or in the ordinary course of an Eligible

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Subsidiary’s business) which (i) are owing to Borrower or to an Eligible Subsidiary by an Approved Government Plan Payor or an Approved Private Plan Payor, or (ii) conform to the warranties contained in the Security Agreement (and the Subsidiary Security Agreement if the receivable relates to an Eligible Subsidiary), and (iii) at all times continue to be acceptable to McKesson in its sole and absolute discretion, but, without limiting the foregoing, excluding Excluded Receivables; provided that, during the first six months after the Closing Date, the subject account receivable must be both an on-line adjudicated receivable and a receivable aged fewer than 120 days (dropping at the beginning of the seventh month to 60 days except for Medicare and Medicaid receivables that shall still be aged fewer than 120 days), subject to adjustment for contractual allowances and other customary eligibility criteria for asset-based loans and subject to independent third-party valuation.

“Eligible Other Inventory” means (x) the gross dollar value (valued at the lower of cost or market value, on a first-in-first-out basis) of the inventory of over-the-counter medicine and health and beauty care products and durable medical equipment of Borrower (or any Eligible Subsidiary) (other than Eligible Pharmaceutical Inventory) which conforms to the warranties contained in the Security Agreement (or the Subsidiary Security Agreement if relating to the inventory of an Eligible Subsidiary) and which at all times continues to be acceptable to McKesson in its sole and absolute discretion, but, without limiting the foregoing, excluding Excluded Inventory, less (y) any reserves required by McKesson in its sole and absolute discretion for special order goods and market value declines.

“Eligible Pharmaceutical Inventory” means (x) the gross dollar value (valued at the lower of cost or market value, on a first-in-first-out basis) of the inventory of pharmaceutical products of Borrower (or any Eligible Subsidiary) which conforms to the warranties contained in the Security Agreement (or the Subsidiary Security Agreement if relating to the inventory of an Eligible Subsidiary) and which at all times continues to be acceptable to McKesson in its sole and absolute discretion, but, without limiting the foregoing, excluding Excluded Inventory, less (y) any reserves required by McKesson in its sole and absolute discretion for special order goods and market value declines.

“Eligible Rx Files Value” means the sum for all Locations of the product for each Location (calculated at the time of acquisition of such Location) of (a) $1.00 multiplied by (b) the number derived by dividing the prior 12 months Rx Sales of such Location by 30.

“Eligible Subsidiary” means a Subsidiary (or subsidiary) of Borrower which (i) has duly executed and delivered to McKesson an original counterpart of the Subsidiary Security Agreement and the Subsidiary Guaranty, (ii) has signed such UCC-1 financing statements and other documentation necessary to perfect a security interest in the assets of such Subsidiary described in the Subsidiary Security Agreement, (iii) has signed the Supply Agreement, and (iv) has not defaulted in any obligations owing to McKesson.

“Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directives, requests, licenses, authorizations and permits of, and agreements with (including consent decrees), any governmental authorities, in each case relating to or imposing liability or standards of conduct concerning public health, safety and environmental protection matters,

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including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

“ERISA” means the Employee Retirement Income Security Act of 1974, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) which is under common control with Borrower within the meaning of Section 4001(a)(14) of ERISA and Sections 414(b), (c) and (m) of the Internal Revenue Code.

“Event of Default” has the meaning set forth in Section 7.1.

“Excluded Inventory” means any of the following:

(a) any supplies (other than raw materials);

(b) goods returned or rejected by customers (other than goods returned in the ordinary course of business representing unsold inventory which remains marketable at cost or greater);

(c) [omitted];

(d) goods to be returned to suppliers;

(e) stale, obsolete or unsalable inventory;

(f) inventory not owned solely by Borrower (or an Eligible Subsidiary) or as to which Borrower (or an Eligible Subsidiary) does not have good, valid, and marketable title;

(g) inventory not located at one of the locations set forth in Section 2 of the Representation Certificate or not located at a location as to which all necessary UCC financing statements in favor of McKesson have been filed and continued;

(h) inventory not located on property owned by Borrower (or an Eligible Subsidiary), in each case, unless subject to a collateral access agreement in favor of McKesson executed by the mortgagee, lessor, the warehouseman, or other third party, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stores on the premises;

(i) inventory not subject to a valid and perfected first priority security interest in favor of McKesson;

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(j) goods in transit;

(k) inventory subject to a lien in favor of any third Person, bill and hold goods, defective goods, or inventory acquired on consignment.

“Excluded Receivables” means any of the following:

(a) accounts receivable for which Borrower’s right to receive payment (or an Eligible Subsidiary’s right to receive payment) has not been fully earned by performance or is contingent upon the fulfillment of any condition whatsoever or which otherwise do not arise from a bona fide completed transaction;

(b) accounts receivable against which there are asserted any defenses, counterclaims, discounts (other than normal trade discounts granted in the ordinary course of business) or offsets of any nature (including, without limitation, any of the foregoing which may be asserted by a Subsidiary or Affiliate of a Person for licensing royalties or otherwise), whether well-founded or otherwise, but only to the extent of such defense, counterclaim, discount or offset;

(c) accounts receivable that do not comply with all applicable legal requirements, including all laws, rules, regulations and orders of any governmental authority;

(d) accounts receivable which represent a prepayment or progress payment or arising out of the placement of goods on consignment, guaranteed sale or other arrangement by reason of which the payment by the accounts receivable obligor may be conditional or contingent;

(e) accounts receivable which are not owned by Borrower (or an Eligible Subsidiary) free and clear of all liens and rights of others (other than the liens in favor of McKesson);

(f) accounts receivable in which McKesson shall not have a valid, enforceable and perfected first priority lien;

(g) accounts receivable owing by an officer, director, employee, agent, partner, Subsidiary or Affiliate of Borrower (or any Eligible Subsidiary or other Subsidiary);

(h)	[I] From December 1, 1998 to May 31, 1999 accounts receivable that are 120 days or more past due;

[II] From June 1, 1999 and thereafter, accounts receivable that are 60 days or more past due except for Medicare and Medicaid receivables which shall be excluded if they are 120 days or more past due.

25.

(i) that portion of accounts receivable owing by any single accounts receivable obligor and its Affiliates which exceeds 5% of the aggregate amount of accounts receivable owing to Borrower and all Eligible Subsidiaries by all accounts receivable obligors of Borrower and the Eligible Subsidiaries, in the aggregate, provided that, accounts receivable owing by New York Medicaid may aggregate for Borrower and all Eligible Subsidiaries as much as (but not more than) 15% of the total accounts receivable owing to Borrower and all Eligible Subsidiaries, and Florida Medicaid may aggregate for Borrower and all Eligible Subsidiaries as much as (but not more than) 10% of the total accounts receivable owing to Borrower and all Eligible Subsidiaries, and provided further that it is understood that Medicare is not a single account debtor, but is to be considered four separate account debtors, one for each applicable region;

(j) accounts receivable owing by any accounts receivable obligor who is the subject of a bankruptcy or other insolvency proceeding;

(k) accounts receivable which are evidenced by a promissory note or other instrument unless the original of such note or other instrument is delivered to McKesson duly endorsed and otherwise in form and substance satisfactory to McKesson;

(l) accounts receivable with respect to which the terms or conditions prohibit or restrict assignment or collection right;

(m) accounts receivable owing by any accounts receivable obligor who resides or who is located in New Jersey, Minnesota or Indiana (or any other state with any law materially impairing the collectibility or enforceability of accounts receivable), unless Borrower (or the applicable Eligible Subsidiary) has filed a Notice of Business Activities Report, or taken other appropriate action, with the appropriate office or agency of the states of New Jersey, Minnesota, Indiana or such other state, as applicable, for the then current year (except if Borrower or the applicable Eligible Subsidiary is exempt from such requirement);

(n) any accounts receivable owing by any accounts receivable obligor who is not a resident of or located in the United States; and

(o) accounts receivable with respect to which McKesson, in its reasonable discretion, deems the creditworthiness or financial condition of the accounts receivable obligor to be unsatisfactory or the prospect of payment or performance to be impaired and other accounts receivable which, in McKesson’s reasonable discretion, are otherwise ineligible.

“Funded Debt” means, with respect to any Person, all indebtedness for borrowed money of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more from (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more), the date of the creation thereof.

26.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Gross Margin” means, for any period, the ratio of (i) Sales less cost of goods sold to (ii) Sales.

“Hazardous Substances” means any toxic or hazardous substances, materials, wastes, contaminants or pollutants, including asbestos, PCBs, petroleum products and byproducts, and any substances defined or listed as “hazardous substances,” “hazardous materials,” “hazardous wastes” or “toxic substances” (or similarly identified), regulated under or forming the basis for liability under any applicable Environmental Law.

“Internal Revenue Code” means the Internal Revenue Code of 1986, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

“Loan Documents” means this Agreement, the Notes, the Security Documents, the Warrant Documents, the Supply Agreement, and all other certificates, documents, agreement and instruments delivered to McKesson under or in connection with this Agreement.

“Loans” means the Revolving Loans and the Term Loan.

“Location” means a site from which Borrower or any Eligible Subsidiary operates a licensed retail pharmacy or fulfills mail orders made by customers.

“Material Adverse Change” means a material adverse change (i) in the business, assets, operations, condition (financial or otherwise) or prospects of Borrower since September 30, 1998 or (ii) in the facts and information regarding Borrower as represented prior to the Closing Date.

“Maturity Date” means with respect to any tranche of Loans, the Term Loan Maturity Date or the Revolving Loans Maturity Date, as the case may be.

“McKesson” has the meaning set forth in the preamble to this Agreement.

“Multiemployer Plan” means a “multiemployer plan” as defined in Sections 3(37) and 4001(a)(3) of ERISA.

“Note” means any promissory note executed in connection with the Revolving Loans or the Term Loan.

“Obligations” means the indebtedness, liabilities and other obligations of Borrower to McKesson under or in connection with the Loan Documents, including but not limited to the Loans, all interest accrued thereon and all fees and other amounts payable under the Loan Documents.

27.

“Officer” means any of the chairman of the board, vice chairman of the board, president, chief executive officer, chief operating officer, chief financial officer, vice president, treasurer or secretary of Borrower (or any relatives thereof employed by Borrower).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Pension Plan” means any employee pension benefit plan covered by Title IV of ERISA (other than a Multiemployer Plan) that is maintained for employees of Borrower or any ERISA Affiliate or with regard to which Borrower or an ERISA Affiliate is a contributing sponsor within the meaning of Sections 4001(a)(13) or 4069 or ERISA.

“Permitted Acquisition” means the acquisition by Borrower of a retail (including mail order) pharmacy or pharmacies, durable medical equipment and/or home medical equipment operations (including in each case, at Borrower’s option, the Rx Files thereof) from an unaffiliated Person or Persons so long as such business is located in the United States.

“Permitted Indebtedness” has the meaning specified in Section 6.9.

“Permitted Liens” has the meaning specified in Section 6.2.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or any other entity of whatever nature or any governmental agency or authority.

“Plan” means any employee pension benefit plan as defined in Section 3(2) of ERISA (including any Multiemployer Plan) and any employee welfare benefit plan, as defined in Section 3(1) of ERISA (including any plan providing benefits to former employees or their survivors).

“Pledge Agreement” means the Pledge Agreement in substantially the form of Exhibit D executed by Borrower in favor of McKesson, as it may be amended from time to time in writing.

“Premises” means any and all real property, including all buildings and improvements now or hereafter located thereon and all appurtenances thereto, now or hereafter owned, leased, occupied or used by Borrower and/or its Subsidiaries (or any of them).

“Representation Certificate” means the Representations and Warranty Certificate in substantially the form of Exhibit E as updated from time to time pursuant to Section 5.11.

“Revolving Facility Commitment” means $10,000,000.

“Revolving Loans” has the meaning set forth in Section 1.1(a).

28.

“Revolving Loans Maturity Date” means (unless accelerated sooner due to the occurrence of an Event of Default) the first to occur of (i) January 1, 2004, and (ii) the date of which Borrower has notified McKesson, in writing, five Business Days in advance, upon which Borrower intends to terminate the Revolving Facility Commitment and pay off, in full, all Revolving Loans, all interest thereon and all fees and costs incurred by McKesson in connection with the Loan Documents and the transactions contemplated therein.

“Rx Sales” means Sales of prescription medicines.

“Sales” means, for any period, the gross sales of Borrower and its Eligible Subsidiaries on a consolidated basis for such period.

“Security Agreement” means the Security Agreement in substantially the form of Exhibit F executed by Borrower and its Subsidiaries in favor of McKesson, as it may be amended from time to time in writing.

“Security Documents” means the Security Agreement, the Subsidiary Security Agreement, the Subsidiary Guaranty, the Pledge Agreement, the Collateral Assignment of Key-Man Insurance (if any such insurance has been or is obtained), any other agreement providing McKesson with security for the Obligations (or the obligations owing by any Subsidiary to McKesson), and any financing statements, assignments, notices or other documents required under the foregoing.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interest is owned directly or indirectly by such Person or by one or more of the other Subsidiaries of such Person or a combination thereof.

“Subsidiary Guaranty” means the guaranty in substantially the form of Exhibit G executed by Borrower’s Subsidiaries in favor of McKesson, as it may be amended from time to time in writing.

“Subsidiary Security Agreement” means the security agreement in substantially the form of Exhibit H executed by Borrower’s Subsidiaries in favor of McKesson, as it may be amended from time to time in writing.

“Supply Agreement” means that certain Wholesale Supply Agreement between McKesson, Borrower and each Subsidiary party thereto dated of even date herewith, as it may be amended from time to time in writing.

“Term Loan Commitment” means $10,000,000.

“Term Loan” has the meaning set forth in Section 1.1(b).

“Term Loan Maturity Date” means January 1, 2004.

29.

“Termination Event” means any of the following:

(i) with respect to a Pension Plan, a reportable event described in Section 4043 of ERISA and the regulations issued thereunder (other than a reportable event not subject to the provisions for 30-day notice to the PBGC under such regulations);

(ii) the withdrawal of Borrower, an ERISA Affiliate, (or a Subsidiary of either from a Plan during a plan year in which the withdrawing employer was a “substantial employer” as defined in Section 4001(a)(2) or 4062(e) of ERISA;

(iii) the taking of any actions (including the filing of a notice of intent to terminate) by Borrower, an ERISA Affiliate, a Subsidiary of either of them, the PBGC, a Plan Administrator, or any other Person to terminate a Pension Plan or the treatment of a Plan amendment as a termination of a Pension Plan under Section 4041 of ERISA;

(iv) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or

(v) the complete or partial withdrawal of Borrower, an ERISA Affiliate, or a Subsidiary of either from a Multiemployer Plan.

“Warrant Documents” means that certain Warrant Purchase Agreement substantially in the form of Exhibit I hereto executed and delivered by Borrower in favor of McKesson and the exhibits thereto and the warrants issued or to be issued thereunder, as they may be amended from time to time in writing.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Waiver. No delay or failure of McKesson, or any holder of any of the Notes, in exercising any right, power or privilege hereunder or under any other Loan Document shall affect such right, power or privilege; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or privilege or constitute a waiver thereof. The rights and remedies of McKesson hereunder are cumulative and not exclusive. Any waiver, permit, consent or approval of any kind by McKesson, or any holder of any of the Notes, of any breach or default hereunder or under any other Loan Document, or any such waiver of any provisions or conditions hereof or thereof, must be in writing and signed by McKesson and shall be effective only to the extent set forth in such writing.

30.

Section 9.2 Notices. Any notice under this Agreement and under any other Loan Document shall be in writing and be deemed sufficiently given and served for all purposes if and when given by telegram, telex, facsimile, overnight courier or by mail deposited in the United States mail, postage and all other charges prepaid, addressed as follows:

(a)	If to Borrower:

American Prescription Providers, Inc.

____________________________________

____________________________________

Attn: Chief Financial Officer

Facsimile: ____________

with a copy to:

__________________

__________________

__________________

__________________

Facsimile: ____________

(b)	If to McKesson:

McKesson Corporation

One Post Street

San Francisco, California 94104

Attn: Director of Financial Services

Facsimile: (415) 732-2967

or to such other address of which a party may notify the other party in writing.

Section 9.3 Fees, Etc. Borrower will reimburse McKesson for all costs, out-of-pocket expenses and reasonable attorneys’ fees expended or incurred by McKesson in the preparation, amendment, waiver of any provision, or enforcement (or attempted enforcement) of the Loan Documents, in actions for declaratory relief in any way related to the Loan Documents, or in collecting any sum which becomes due to McKesson under the Loan Documents whether against Borrower or any Subsidiary, and whether or not incurred to enforce or protect McKesson’s rights in any bankruptcy case of Borrower, its Subsidiaries, or any other person or entity.

Section 9.4 Indemnity. Borrower agrees to indemnify and hold harmless McKesson and its Affiliates and officers, directors, employees, agents, attorneys and advisors for all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel) incurred by any of them in connection with this Agreement and the other Loan Documents, except to the extent such claims, damages, losses, liabilities and expenses are caused by such party’s gross negligence or willful misconduct. This indemnity

31.

obligation shall survive the repayment of the Loans and the payment of all payment obligations under any of the Loan Documents.

Section 9.5 Payments on Saturday, Etc. Whenever any payment to be made under any of the Loan Documents shall be stated to be due on a Saturday, Sunday or a public holiday, such payment may be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

Section 9.6 Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of California and each party to this Agreement hereby consents and submits itself to the jurisdiction of the courts of said state and the courts of the United States of America located in said state in any action arising out of or connected with this Agreement.

Section 9.7 Assignment. This Agreement shall be binding upon and inure to the benefit of Borrower, McKesson, and their respective heirs, executors, successors and assigns; provided that neither Borrower nor any of its Subsidiaries may transfer its rights or obligations under this Agreement or any other Loan Document without the prior written consent of McKesson. Borrower agrees that McKesson may sell or otherwise assign, or grant participations in, all or any portion of the Loans and its rights under the Loan Documents and in that connection may provide to prospective and actual assignees and participants any and all information concerning Borrower that is available to McKesson; provided that no such prospective or actual assignee or participant may be a competitor of Borrower in the retail pharmacy business.

Section 9.8 ENTIRE AGREEMENT. THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE SUPPLY AGREEMENT, AND ANY DOCUMENTS EXECUTED PURSUANT TO ANY OF THE FOREGOING, CONTAIN THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS OR UNDERSTANDINGS, ORAL OR WRITTEN, WITH RESPECT TO ANY RELATIONSHIP BETWEEN BORROWER AND McKESSON WHETHER RELATING TO FINANCING, CREDIT ARRANGEMENTS, SALE OF PRODUCTS OR OTHERWISE.

Section 9.9 Miscellaneous. This Agreement may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, amendment, extension or discharge is sought. This Agreement may be signed in counterparts, all of which shall be taken together as a single instrument. If any term, covenant, condition or provision of this Agreement or the application thereof to any Person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of this Agreement, or the application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant, condition and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

32.

Section 9.10 Limitation on Liability. No claim shall be made by Borrower or its Subsidiaries or affiliates against McKesson or any of its affiliates or related persons for any special, indirect, exemplary, consequential or punitive damages in respect of any breach or wrongful conduct (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by the Loan Documents or any act or omission or event occurring in connection therewith; and Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 9.11 Release of Liens. Notwithstanding any provision in another Loan Document to the contrary, McKesson agrees that once each and all of the Revolving Loans, as well as the Term Loan, has been paid in full and all reimbursement obligations and indemnity obligations have been paid in full, and that such payment is in McKesson’s judgment indefeasible and not subject to avoidance, disgorgement, or return of any kind, and provided further, Borrower (and each Eligible Subsidiary) is not in Default under any payment obligation whatsoever owing to McKesson under any agreement with McKesson (including the Supply Agreement), and if, furthermore, trade credit has been maintained on a current status for the preceding ninety (90) days, then McKesson agrees to release its security interest and liens provided for in the Loan Documents (excluding the Supply Agreement), other than liens and security interests on equipment, furnishings or fixtures, whose acquisition or lease was financed by McKesson to another lender. However, this Section 9.11 shall not prevent McKesson from obtaining and retaining any purchase money security interest which it has obtained, and furthermore, shall have no effect on liens and security interests granted to McKesson under contracts and agreements that are unrelated to the Credit Agreement and the other Loan Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

AMERICAN PRESCRIPTION PROVIDERS, INC.		McKESSON CORPORATION

By	/s/ Sam P. Sears	By	/s/ Ana Schrank
Title	Vice Chairman and Treasurer	Title	Director - Financial Services

33.

McKesson Corporation	Page 5

of the Article 9 Collateral in which a security interest is perfected by the filing of financing statements in the Gerogia Filing Offices under the GUCC.

14. The Florida Financing Statements are in appropriate form for filing in the Florida Filing Offices, and upon the filing of the Florida Financing Statements with the Florida Filing Offices, McKesson, as secured party, will have a perfected security interest in that portion of the Article 9 Collateral in which a security interest is perfected by the filing of financing statements in the Florida Filing Offices under the Fla. UCC.

15. The Pledge Agreement creates in favor of McKesson, as secured party, a security for the obligations, a security interest in the Collateral described therein and, assuming the possession by McKesson of the Pledged Shares, McKesson will have a first priority perfected security interest in such Collateral.

16. The acquisition of Seller’s assets has been approved by all necessary Bankruptcy Court approval after all necessary notice and hearings. Upon consummation of the Acquisition simultaneously with the Closing under the Credit Agreement, the Subsidiaries will have acquired substantially all of the assets of the Sellers, free and clear of all liens (other than the lien granted by the Loan Documents in favor of McKesson).

17. The choice of California law to govern the construction and interpretation of the Loan Documents is a valid and effective choice of law under the laws of the State of New York and adherence to existing judicial precedents under New York law would require courts sitting in the State of New York to abide by such choice of law.

Whenever a statement herein is qualified by the expressions “known to us,” “to our knowledge,” “we are not aware” or a similar phrase or expression with respect to our knowledge of matters of fact, it is intended to mean that our knowledge is based upon the records, documents, instruments and certificates described above and the current actual knowledge of the attorneys in this Firm who have devoted substantive attention to the transactions contemplated by the Loan Documents (but not including any constructive or imputed notice of any information) and that we have not otherwise undertaken any independent investigations for the purpose of rendering this opinion.

This opinion is limited to the laws of the State of New York and applicable federal laws of the United States, and we express no opinion herein with respect to the effect or applicability of the laws of other jurisdictions, EXCEPT that (a) insofar as this opinion contains opinions that the Lender’s security interest is perfected under the laws of Georgia, Florida or Delaware we have relied upon the applicable provisions of the UCC in those jurisdictions as set forth in 3A Uniform Laws Annotated (West 1997) without regard to any case law, or Official Comment, or legislative history, (b) insofar as this opinion contains opinions that the transactions contemplated in the Loan Documents are valid and enforceable and do not violate any law of regulation, we have assured that the laws of those jurisdictions are the same as that of New York. In that connection, we note that the Loan Documents are governed by the law of the State of California. However, we have assumed for purposes of rendering this opinion letter (other than that in paragraph 11), with your permission, that the law of New York would be applied to the Loan Documents.

McKesson Corporation	Page 6

The opinions set forth above are subject to the following qualifications, assumptions, limitations and exceptions:

(a) The enforceability of the Company’s obligations under the Company Agreements may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally; and (ii) general equitable principles (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith, and fair dealing.

[other qualifications]

The opinions expressed herein are solely for your benefit in connection with the above transactions, and such opinions may not be relied on in any manner or for any purpose by any other Person other than an Eligible Transferee (which for purposes of this opinion shall mean any financial institution or licensed lender, in each case incorporated under the laws of the United States, one of the states thereof, or a member of the Organization for Economic Cooperation and Development). In addition, this opinion is rendered as of the date hereof, and we do not undertake to advise you of matters which occur subsequent to the date hereof and which affect the opinions expressed herein.

Very truly yours,

EXHIBIT B

BORROWING BASE CERTIFICATE

McKesson Corporation

One Post Street, 28th Floor

San Francisco, CA 94104

Attn: Director of Finance

Re:	American Prescription Providers, Inc.

Ladies and Gentlemen:

This Borrowing Base Certificate is made and delivered pursuant to the Credit Agreement dated as of November 30, 1998 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”) between American Prescription Providers, Inc. (the “Borrower”), and McKesson Corporation (“McKesson”), and reference is made thereto for full particulars of the matters described herein. All capitalized terms used in this Borrowing Base Certificate and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

I am the [chief financial officer] [treasurer] of the Borrower and hereby certify that the information set forth on Schedule 1 hereto is true, accurate and complete as of                             .

IN WITNESS WHEREOF, the undersigned officer has signed this Borrowing Base Certificate this          day of                     .

[Chief Financial Officer] [Treasurer]

1.

SCHEDULE I

to the Borrowing Base Certificate

for American Prescription Providers, Inc.

and its “Eligible Subsidiaries”

Date of Calculation	, 199

A. Eligible Pharmaceutical Inventory

1.  Gross dollar value (valued at the lower of cost or market value, on a first-in-first-out basis) of the inventory of pharmaceutical products of Borrower (and any Eligible Subsidiary) which conforms to the warranties contained in Security Agreement (or in the Subsidiary Security Agreement if relating to such inventory of an Eligible Subsidiary), which is acceptable to McKesson

$

2. Less Excluded Inventory (without duplication):

(a) supplies (other than raw materials)	$

(b) goods returned (or rejected) by customers (other than goods returned in the ordinary course of business representing unsold inventory which remains marketable at cost or greater)	$

(c [Omitted.]

(d) goods to be returned to suppliers	$

(e) stale, obsolete or unsalable inventory	$

(f) inventory not owned solely by Borrower (or an Eligible Subsidiary) or as to which Borrower (or an Eligible Subsidiary) does not have good, valid, and marketable title	$

(g) inventory not located at one of the locations set forth in Section 2 of the Representation Certificate or not located at a location as to which all necessary UCC financing statements in favor of McKesson have been filed and continued

$

(h) inventory not located on property owned by Borrower (or an Eligible Subsidiary), unless subject to a collateral access agreement in favor of McKesson executed by the mortgagee, lessor, the warehouseman, or other third party, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises

$

2.

(i) inventory not subject to a valid and perfected first priority security interest in favor of McKesson	$

(j) goods in transit	$

(k) inventory subject to a lien in favor of any third Person, bill and hold goods, defective goods or inventory acquired on consignment	$

3. Total Excluded Inventory (sum of lines (a) through (k) of 2)	$

4. Less Reserves for special order goods and market declines	$

5. Sum of 3 and 4	$

6. Total Eligible Pharmaceutical Inventory (1 minus 5)	$

7. Eligible Pharmaceutical Inventory Borrowing Base (70% of 6)	$

B. Eligible Other Inventory

1. Gross dollar value (valued at the lower of cost or market value, on a first-in-first-out basis) of the inventory of over-the-counter medicine and health and beauty care products and durable medical equipment of Borrower or any Eligible Subsidiary (other than Eligible Pharmaceutical Inventory) which conforms to the warranties contained in the Security Agreement (and the Subsidiary Security Agreement if such inventory is that of an Eligible Subsidiary) and which is acceptable to McKesson

$

2. Less Excluded Inventory (without duplication):

(a) supplies (other than raw materials)	$

(b) goods returned or rejected by customers (other than goods returned in the ordinary course of business representing unsold inventory which remains marketable at cost or greater)

(c) [Omitted.]

(d) goods to be returned to suppliers	$

(e) stale, obsolete or unsalable inventory	$

(f) inventory not owned solely by Borrower (or an Eligible Subsidiary) or as to which Borrower (or an Eligible Subsidiary) does not have good, valid, and marketable title	$

3.

(g) inventory not located at one of the locations set forth in Section 2 of the Representation Certificate or not located at a location as to which all necessary UCC financing statements in favor of McKesson have been filed and continued

$

(h) inventory not located on property owned by Borrower (or an Eligible Subsidiary), unless subject to a collateral access agreement in favor of McKesson executed by the mortgagee, lessor, the warehouseman, or other third party, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises

$

(i) inventory not subject to a valid and perfected first priority security interest in favor of McKesson	$

(j) goods in transit	$

(k) inventory subject to a lien in favor of any third Person, bill and hold goods, defective goods or inventory acquired on consignment	$

3. Total Excluded Inventory (sum of lines (a) through (k) of 2)	$

4. Less Reserves for special order goods and market declines	$

5. Sum of 3. and 4	$

6. Total Eligible Other Inventory (1 minus 5)	$

7. Eligible Other Inventory Borrowing Base (50% of 6)	$

C. Eligible Insurer Accounts Receivable

1. Aggregate dollar value of Borrower’s accounts receivable (and any Eligible Subsidiary’s accounts receivable) arising out of sales in the ordinary course of Borrower’s business (or in the ordinary course of any Eligible Subsidiary’s business) which (i) are owing to Borrower or to an Eligible Subsidiary by an Approved Government Plan Payor or an Approved Private Plan Payor, (ii) conform to the warranties contained in the Security Agreement (or contained in the Subsidiary Security Agreement if relating to the receivables of an Eligible Subsidiary), and (iii) to Borrower’s knowledge (or that of any Eligible Subsidiary), continue to be acceptable to McKesson

$

4.

2. Less Excluded Receivables (without duplication):

(a) accounts receivable for which the Borrower’s right to receive payment (or an Eligible Subsidiary’s right to receive payment) has not been fully earned by performance or is contingent upon the fulfillment of any condition whatsoever or which otherwise do not arise from a bona fide completed transaction

$

(b) accounts receivable against which there are asserted any defenses, counterclaims, discounts (other than normal trade discounts granted in the ordinary course of business) or offsets of any nature (including, without limitation, any of the foregoing which may be asserted by a Subsidiary or Affiliate of a Person for licensing royalties or otherwise), whether well-founded or otherwise, but only to the extent of such defense, counterclaim, discount or offset

$

(c) accounts receivable that do not comply with all applicable legal requirements, including all laws, rules, regulations and orders of any governmental authority	$

(d) accounts receivable which represent a prepayment or progress payment or arising out of the placement of goods on consignment, guaranteed sale or other arrangement by reason of which the payment by the accounts receivable obligor may be conditional or contingent

$

(e) accounts receivable which are not owned by the Borrower (or an Eligible Subsidiary) free and clear of all liens and rights of others (other than the liens in favor of McKesson)	$

(f) accounts receivable in which McKesson shall not have a valid, enforceable and perfected first priority lien	$

(g) accounts receivable owing by any officer, director, employee, agent, partner, Subsidiary or Affiliate of the Borrower (or an Eligible Subsidiary)	$

(h)[I] From December 1, 1998 to May 31, 1999 accounts receivable that are 120 days or more past due [II] From June 1, 1999 and thereafter, accounts receivable that are 60 days or more past due (except for Medicare and Medicaid receivables, which shall be excluded if they are 120 days or more past due)

$

5.

(i) accounts receivable that are not on-line adjudicated receivables	$

(j) that portion of accounts receivable owing by any single accounts receivable obligor (other than New York Medicaid and Florida Medicaid) which exceeds 5% of the aggregate amount of accounts receivable owing to the Borrower and all Eligible Subsidiaries by all accounts receivable obligors of Borrower and all Eligible Subsidiaries in the aggregate, plus that portion of accounts receivable owing to Borrower and all Eligible Subsidiaries by New York Medicaid which exceeds 15% of the aggregate amount of accounts receivable owing to the Borrower and all Eligible Subsidiaries by all accounts receivable obligors, plus that portion of accounts receivable owing to Borrower and all Eligible Subsidiaries by Florida Medicaid which exceeds 10% of the aggregate amount of accounts receivable owing to Borrower and all Eligible Subsidiaries by all accounts receivable obligors

$

(k) accounts receivable owing by any accounts receivable obligor who is the subject of a bankruptcy or other insolvency proceeding	$

(l) accounts receivable which are evidenced by a promissory note or other instrument, unless the original of such note or other instrument is delivered to McKesson, duly endorsed and otherwise in form and substance satisfactory to McKesson

$

(m) accounts receivable with respect to which the terms or conditions prohibit or restrict assignment or collection rights

(n) accounts receivable owing by any accounts receivable obligor who resides or who is located in New Jersey, Minnesota or Indiana (or any other state with any law materially impairing the collectibility or enforceability of accounts receivable), unless the Borrower (or the applicable Eligible Subsidiary) has filed a Notice of Business Activities Report, or taken other appropriate action, with the appropriate office or agency of the states of New Jersey, Minnesota, Indiana or such other state, as applicable, for the then current year (except if the Borrower or applicable Eligible Subsidiary is exempt from such requirement)

$

6.

(o) any accounts receivable owing by any accounts receivable obligor who is not a resident of or located in the United States	$

(p) accounts receivable with respect to which, to Borrower’s knowledge (or that of any Eligible Subsidiary), McKesson deems the creditworthiness or financial condition of the accounts receivable obligor to be unsatisfactory or the prospect of payment or performance to be impaired, and other accounts receivable which, to Borrower’s knowledge (or that of any Eligible Subsidiary), McKesson deems otherwise ineligible

$

3. Total Excluded Receivables (sum of (a) through (p) of 2)	$

4. Total Eligible Insurer Accounts Receivable (1 minus 3)	$

5. Eligible Insurer Accounts Receivable Borrowing Base (90% of 4)	$

D. Eligible Rx Files Value

1. Sum for all Locations of the product for each Location (calculated at the time of acquisition of such Location) of (a) $1.00 multiplied by (b) the prior 12 months Rx Sales of such Location	$

2. Quotient of 1 above divided by 30	$

E. Borrowing Base and Availability

1. Total Borrowing Base (sum of A.7, B.7, C.5 and D.2)	$

2. Revolving Facility Commitment	$

3. Lesser of 1 and 2	$

4. Outstanding aggregate principal amount of Revolving Loans	$

5. Aggregate principal amount of Revolving Loans available for borrowing (if 4 less than 3)	$

6. Aggregate principal amount of Revolving Loans to be repaid (if 4 is greater than 3)	$

7.

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

McKesson Corporation

One Post Street, 28th Floor

San Francisco, CA 94104

Attn: Director of Financial Services

Re:	American Prescription Providers, Inc.

Ladies and Gentlemen:

This Compliance Certificate is made and delivered pursuant to the Credit Agreement dated as of November 30, 1998 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”) between American Prescription Providers, Inc. (“Borrower”) and McKesson Corporation (“McKesson”), and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Compliance Certificate and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. This Compliance Certificate relates to the accounting period ending                         .

I am the [chief financial officer][treasurer] of Borrower. I have reviewed the terms of the Credit Agreement and I have made, or caused to be made under my supervision, a detailed review of the transactions and conditions of Borrower and its Subsidiaries during such accounting period. I hereby certify that the information set forth on Schedule 1 hereto (and on any additional schedules hereto setting forth further supporting detail) is true, accurate and complete as of the end of such accounting period.

I hereby further certify that (i) as of the date hereof that no Default has occurred and is continuing, and (ii) on and as of the date hereof, there has occurred no Material Adverse Change since the date of the last financial statements delivered to McKesson pursuant to the Credit Agreement, except in each case as may be set forth in a separate attachment hereto describing in detail the nature of each condition or event constituting an exception to the foregoing statements, the period during which it has existed and the action which Borrower is taking or proposes to take with respect to each such condition or event.

IN WITNESS WHEREOF, the undersigned officer has signed this Compliance Certificate this              day of                         .

[Chief Financial Officer][Treasurer]

EXHIBIT D

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”), dated as of November 30, 1998, is made between AMERICAN PRESCRIPTION PROVIDERS, INC., a Delaware corporation (“Pledgor”), and McKESSON CORPORATION, a Delaware corporation (“Secured Party”).

Pledgor and Secured Party hereby agree as follows:

SECTION 1 Definitions; Interpretation.

(a) All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement dated of even date herewith between Pledgor and Secured Party, as it may be amended from time to time (the “Credit Agreement”).

(b) As used in this Agreement, the following terms shall have the following meanings:

“Additional Collateral” means any and all (i) additional capital stock or other equity securities of the Companies, whether certificated or uncertificated, (ii) warrants, options or other rights entitling Pledgor to acquire any interest in capital stock or other equity securities of the Companies; (iii) securities, property, interest, dividends and other payments and distributions issued as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, the Pledged Shares or such additional capital stock or other equity securities, and (iv) cash and non-cash proceeds of the Pledged Shares and any of the foregoing, in each case from time to time received or receivable by, or otherwise paid or distributed to or acquired by, Pledgor.

“Companies” means American Prescription Providers of Georgia, Inc., American Prescription Providers of Florida, Inc., and American Prescription Providers of New York, Inc., and any other Subsidiary of Pledgor.

“Documents” means this Agreement, the Credit Agreement, the Notes, Supply Agreement, the Security Agreement, the other Loan Documents and all other certificates, documents, agreements and instruments delivered to Secured Party under the Credit Agreement or in connection with the Obligations.

“Event of Default” has the meaning set forth in Section 7.

“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien, or other type of preferential arrangement.

“Note” means any promissory note made by Pledgor in favor of Secured Party to evidence Loans under the Credit Agreement, as any such promissory note may be amended, modified, renewed, extended or replaced from time to time.

“Obligations” means the indebtedness, liabilities and other obligations of Pledgor to Secured Party, whether created under, arising out of or in connection with the Credit Agreement, Notes, any of the other Documents or otherwise, including, without limitation, all unpaid principal of the Loans and the Notes, all interest accrued thereon, all fees and all other amounts payable by Pledgor to Secured Party thereunder or in connection therewith (including, without limitation, under the Supply Agreement), whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

“Pledged Collateral” has the meaning set forth in Section 2(a).

“Pledged Shares” means all of the issued and outstanding shares of the capital stock, whether certificated or uncertificated, of the Companies now owned by Pledgor, as more specifically described in Schedule 1.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(c) Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

(d) In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; and (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

SECTION 2 Security Interest.

(a) As security for the payment and performance of the Obligations, Pledgor hereby pledges, assigns, transfers, hypothecates and sets over to Secured Party, and hereby grants to Secured Party a security interest in, all of Pledgor’s right, title and interest in, to and under (i) the Pledged Shares and the Additional Collateral and any certificates and instruments now or hereafter representing the Pledged Shares and the Additional Collateral, (ii) all rights, interests and claims with respect to the Pledged Shares and Additional Collateral, including under any and all related agreements, instruments and other documents, and (iii) all books, records and other documentation of Pledgor related to the Pledged Shares and Additional Collateral, in each case whether presently existing or owned or hereafter arising or acquired and wherever located (collectively, the “Pledged Collateral”).

(b) Pledgor hereby agrees to deliver to or for the account of Secured Party, at the address and to the Person or Persons to be designated by Secured Party, the certificates representing the Pledged Shares, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party.

(c) If Pledgor shall become entitled to receive or shall receive any Additional Collateral, Pledgor shall accept any such Additional Collateral as Secured Party’s agent, shall hold it in trust for Secured Party, shall segregate it from other property or funds of Pledgor, and shall deliver all Additional Collateral and all certificates, instruments and other writings representing such Additional Collateral forthwith to or for the account of Secured Party, at the address and to the Person to be designated by Secured Party, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party, to be held by Secured Party subject to the terms hereof, as part of the Pledged Collateral. Upon accepting any such Additional Collateral hereunder, Secured Party shall promptly send a notification to Pledgor describing the Additional Collateral accepted and held as part of the Pledged Collateral hereunder, which notification shall be deemed to be a Schedule to this Agreement and may be attached hereto.

(d) Pledgor shall execute and deliver to Secured Party concurrently with the execution of this Agreement, and at any time and from time to time thereafter, all financing statements, assignments, continuation financing statements, termination statements, and other documents and instruments, in form reasonably satisfactory to Secured Party, and take all other action, as Secured Party may reasonably request, to effect a transfer of a perfected first priority security interest in and pledge of the Pledged Collateral to Secured Party pursuant to the UCC and to continue perfected, maintain the priority of or provide notice of the security interest of Secured Party in the Pledged Collateral and to accomplish the purposes of this Agreement.

(e) Pledgor agrees that this Agreement shall create a continuing security interest in and pledge of the Pledged Collateral which shall remain in effect until terminated in accordance with Section 18.

SECTION 3 Representations and Warranties. Pledgor represents and warrants to Secured Party that:

(a) Pledgor is a corporation duly organized, validly existing and in good standing under the law of the jurisdiction of its incorporation and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(b) The execution, delivery and performance by Pledgor of this Agreement have been duly authorized by all necessary corporate action of Pledgor, and this Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms.

(c) No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other Person, is required for the due execution, delivery or performance by Pledgor of this Agreement.

(d) All the Pledged Shares have been, and upon issuance any Additional Collateral will be, duly and validly issued, and are and will be fully paid and non-assessable.

(e) With respect to the Pledged Shares Pledgor is, and with respect to any Additional Collateral Pledgor will be, the legal record and beneficial owner thereof, and has and will have good and marketable title thereto, subject to no Lien except for the pledge and security interest created by this Agreement.

(f) The Pledged Shares constitute 100% of the issued and outstanding shares of capital stock of the Companies.

(g) Except as previously disclosed in writing to Secured Party, (i) no securities convertible into or exchangeable for any shares of capital stock of any Company or any options, warrants or other commitments entitling any Person to purchase or otherwise acquire any shares of capital stock of any Company, are issued and outstanding; (ii) there are no restrictions on the transferability of the Pledged Collateral to Secured Party or with respect to the foreclosure, transfer or disposition thereof by Secured Party; and (iii) there are no shareholders agreements, voting trusts, proxy agreements or other agreements or understandings which affect or relate to the voting or giving of written consents with respect to any of the Pledged Collateral.

(h) Pledgor’s chief executive office and principal place of business, and all books and records concerning the Pledged Collateral, are located as described in the Representations and Warranties Certificate.

(i) Other than financing statements in favor of Secured Party and financing statements that relate to Permitted Liens, no effective financing statement naming Pledgor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Pledged Collateral is on file in any filing or recording office in any jurisdiction.

Pledgor agrees that the foregoing representations and warranties shall be deemed to have been made by it on the date of each delivery of Pledged Collateral hereunder.

SECTION 4 Covenants. So long as any of the Obligations remain unsatisfied, Pledgor agrees that:

(a) Pledgor will, at its own expense, appear in and defend any action, suit or proceeding which purports to affect its title to, or right or interest in, the Pledged Collateral or the security interest of Secured Party therein and the pledge to Secured Party thereof.

(b) Pledgor shall give prompt written notice to Secured Party (and in any event not later than 30 days following any change described below in this subsection) of: (i) any change in the location of Pledgor’s chief executive office or principal place of business, (ii) any change in the location of books and records pertaining to Pledged Collateral; (iii) any change in its name, (iv) any changes in, additions to or other modifications of its trade names and trade styles, and (v) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading.

(c) Pledgor will not surrender or lose possession of (other than to Secured Party or, with the prior consent of Secured Party, to a depositary or financial intermediary), exchange, sell, convey, transfer, assign or otherwise dispose of or transfer the Pledged Collateral or any right, title or interest therein.

(d) Pledgor will not create, incur or permit to exist any Liens upon or with respect to the Pledged Collateral, other than the security interest of and pledge to Secured Party created by this Agreement.

(e) Pledgor will not enter into any shareholders agreement, voting trust, proxy agreement or other agreement or understanding which affects or relates to the voting or giving of written consents with respect to any of the Pledged Collateral.

(f) Pledgor will not consent to or approve, or allow any Company to consent to or approve, the issuance to any Person of any additional shares of any class of capital stock of the Company, or of any securities convertible into or exchangeable for any such shares, or any warrants, options or other rights to purchase or otherwise acquire any such shares.

(g) Pledgor will deliver promptly to Secured Party all reports and notices received by Pledgor from the Companies in respect of any of the Pledged Collateral, and make such demands and requests for information and reports as Pledgor is entitled to make in respect of the Pledged Collateral, in each case as Secured Party shall reasonably request.

(h) Pledgor shall maintain and preserve its corporate existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of the Pledged Collateral, except in connection with any transactions expressly permitted by the Credit Agreement.

SECTION 5 Administration of the Pledged Collateral.

(a) Unless an Event of Default shall have occurred: (i) Pledgor shall be entitled to receive and retain for its own account any cash dividend in amounts consistent with past practices in respect of the Pledged Collateral, to the extent consistent with the Credit Agreement; and (ii) Pledgor shall have the right to vote the Pledged Collateral and to retain the power to control the direction, management and policies of the Companies to the same extent as Pledgor would if the Pledged Collateral were not pledged to Secured Party pursuant to this Agreement; provided, however, that Secured Party shall receive, and Pledgor shall not be entitled to receive, (A) cash paid, payable or otherwise distributed in redemption of, or in exchange for or in substitution of, any Pledged Collateral, or (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution of any Company or in connection with a reduction of capital, capital surplus or paid-in-surplus or any other type of recapitalization involving any Company; and provided further, however, that no vote shall be cast or consent, waiver or ratification given or action taken or proxy given which would have the effect of impairing the position or interest of Secured Party in respect of the Pledged Collateral or which would alter the voting rights with respect to the stock of any Company or be inconsistent with or violet any provision of this Agreement or the Credit Agreement. Secured Party shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise, and to receive distributions which it is authorized to receive and retain, pursuant to this subsection (a).

(b) Upon and after the occurrence of any Event of Default: (i) Secured Party shall be entitled to receive all distributions and payments of any nature with respect to the Pledged Collateral, to be held by Secured Party as part of the Pledged Collateral; (ii) Secured Party shall have the right following prior written notice to Pledgor to vote or consent to take any action with respect to the Pledged Collateral and exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Collateral as if Secured Party were the absolute owner thereof; and (iii) Secured Party shall have the right, for and in the name, place and stead of Pledgor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral, to endorse any checks, drafts, money orders and other instruments relating thereto, to sue for, collect, receive and give acquittance for all moneys due or to become due in connection with the Pledged Collateral and otherwise to file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Pledged Collateral, execute any and all such other documents and instruments, and do any and all such acts and things, as Secured Party may deem necessary or desirable to protect, collect, realize upon and preserve the Pledged Collateral, to enforce Secured Party’s rights with respect to the Pledged Collateral and to accomplish the purposes of this Agreement.

(c) Distributions and other payments which are received by Pledgor but which it is not entitled to retain as a result of the operation of subsection (a) or (b) shall be held in trust for the benefit of Secured Party, be segregated from the other property or funds of Pledgor, and be forthwith paid over or delivered to Secured Party in the same form as so received.

(d) At any time and from time to time, Secured Party may cause any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees (subject to the revocable rights specified in subsection (a)). Secured Party shall at all times have the right to exchange uncertificated Pledged Collateral for certificated Pledged Collateral, and to exchange certificated Pledged Collateral for certificates of larger or smaller denominations, for any purpose consistent with this Agreement.

(e) For the purpose of enabling Secured Party to exercise its rights under this Section 5 or otherwise in connection with this Agreement, Pledgor hereby (i) constitutes and appoints Secured Party (and any of Secured Party’s officers, employees or agents designated by Secured Party) its true and lawful attorney-in-fact, with full power and authority to execute any notice, assignment, endorsement or other instrument or document, and to do any and all acts and things for and on behalf of Pledgor, which Secured Party may deem necessary or desirable to protect, collect, realize upon and preserve the Pledged Collateral, to enforce Secured Party’s rights with respect to the Pledged Collateral and to accomplish the purposes hereof, and (ii) revokes all previous proxies with regard to the Pledged Collateral and appoints Secured Party as its proxyholder with respect to the Pledged Collateral to attend and vote at any and all meetings of the shareholders of any Company held on or after the date of this proxy and prior to the termination hereof, with full power of substitution to do so and agrees, if so requested, to execute or cause to be executed appropriate proxies therefor. Each such appointment is coupled with an interest and irrevocable so long as the Obligations have not been paid and performed in full. Pledgor hereby ratifies, to the extent permitted by law, all that Secured Party shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 5.

SECTION 6 Secured Party’s Duties. Notwithstanding any provision contained in this Agreement, Secured Party shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to Pledgor or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder and the accounting for moneys actually received by Secured Party hereunder, Secured Party shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Pledged Collateral.

SECTION 7 Events of Default. Any of the following events which shall occur and be continuing shall constitute an “Event of Default”:

(a) Any Event of Default under the Credit Agreement;

(b) Any impairment in the priority of Secured Party’s Lien hereunder; or

(c) Any levy upon, seizure or attachment of any of the Pledged Collateral.

SECTION 8 Remedies.

(a) Upon the occurrence and during the continuance of any Event of Default, Secured Party may declare any of the Obligations to be immediately due and payable and shall have, in addition to all other rights and remedies granted to it in this Agreement, the Credit Agreement, the Notes or any other Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, Pledgor agrees that any item of the Pledged Collateral may be sold for cash or on credit or for future delivery without assumption of any credit risk, in any number of lots at the same or different times, at any exchange, brokers’ board or elsewhere, by public or private sale, and at such times and on such terms, as Secured Party shall determine; provided, however, that Pledgor shall be credited with the net proceeds of sale only when such proceeds are finally collected by Secured Party in cash. Pledgor hereby agrees that the sending of notice in the manner provided in the Credit Agreement, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur, provided that Secured Party may provide Pledgor shorter notice or no notice, to the extent permitted by the UCC or other applicable law. Pledgor recognizes that Secured Party may be unable to make a public sale of any or all of the Pledged Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale. Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Pledgor hereby releases to the extent permitted by law.

(b) The cash proceeds actually received from the sale or other disposition or collection of Pledged Collateral, and any other amounts received in respect of the Pledged Collateral the application of which is not otherwise provided for herein, shall be applied first, to the payment of the reasonable costs and expenses of Secured Party in exercising or enforcing its rights hereunder and in collecting or attempting to collect any of the pledged Collateral, and to the payment of all other amounts payable to Secured Party pursuant to Section 12; and second, to the payment of the Obligations. Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to Pledgor or otherwise disposed of in accordance with the UCC or other applicable law. Pledgor shall remain liable to Secured Party for any deficiency which exists after any sale or other disposition or collection of Pledged Collateral.

SECTION 9 Certain Waivers. Pledgor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Pledged Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Pledged Collateral or other collateral or security for the Obligations; (ii) any right to require Secured Party (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Obligations, (C) to pursue any remedy in Secured Party’s power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Pledged Collateral; and (iii) all claims, damages, and demands against Secured Party arising out of the repossession, retention, sale or application of the proceeds of any sale of the Pledged Collateral.

SECTION 10 Notices. All notices or other communications hereunder shall be in writing (including by facsimile transmission) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses or facsimile numbers specified for notices under the Credit Agreement, or at or to such other address or facsimile number as shall be designated by any party in a written notice to the other parties hereto. All such notices and other communications shall be effective (i) if delivered by hand, when delivered; (ii) if sent by mail, upon the earlier of the date of receipt or three business days after deposit in the mail, first class (or air mail, with respect to communications to be sent to or from the United States); and (iii) if sent by facsimile transmission, when sent.

SECTION 11 No Waiver; Cumulative Remedies. No failure on the part of Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Secured Party.

SECTION 12 Costs and Expenses.

(a) Pledgor agrees to pay on demand:

(i) the reasonable out-of-pocket costs and expenses of Secured Party, including the reasonable fees and disbursements of counsel to Secured Party, in connection with any amendments, modifications or waivers of the terms thereof, and the custody of the Pledged Collateral; and

(ii) all costs and expenses of Secured Party, including the fees and disbursements of counsel to Secured Party, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement, the Credit Agreement, the Notes, and the other Loan Documents, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Pledged Collateral.

(b) Pledgor agrees to indemnify Secured Party against and hold it harmless from any and all present and future stamp, transfer, documentary and other such taxes, levies, fees, assessments and other charges made by any jurisdiction by reason of the execution, delivery, performance and enforcement of this Agreement.

(c) Any amounts payable to the Agent or any Secured Party under this Section 12 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the rate of interest applicable after an Event of Default as set forth in the Credit Agreement.

SECTION 13 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Pledgor, Secured Party and their respective successors and assigns.

SECTION 14 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of State of California, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Pledged Collateral are governed by the law of a jurisdiction other than California.

SECTION 15 Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties.

SECTION 16 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 17 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

SECTION 18 Termination. Upon final, indefeasible payment and performance in full of all Obligations, this Agreement shall terminate and Secured Party shall promptly redeliver to Pledgor any of the Pledged Collateral in Secured Party’s possession and shall execute and deliver to Pledgor such documents and instruments reasonably requested by Pledgor as shall be necessary to evidence termination of all security interests given by Pledgor to Secured Party hereunder; provided, however, that the obligations of Pledgor under Section 12 shall survive such termination.

SECTION 19 Conflicts. In the event of any conflict or inconsistency between this Agreement and the Credit Agreement, the terms of this Agreement shall control.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Pledge Agreement, as of the date first above written.

AMERICAN PRESCRIPTION PROVIDERS, INC.

By
Title:

McKESSON CORPORATION

By
Title:

SCHEDULE 1

to the Stock Pledge Agreement

PLEDGED SHARES

All outstanding stock of the following Companies, including that represented by stock certificates as follows:

Company	Certificate No.	Certificate Date	No. of Shares

S-1

EXHIBIT E

REPRESENTATION CERTIFICATE

Reference is made to the proposed credit extensions to be made by McKesson Corporation (the “Lender”) to American Prescription Providers, Inc. (the “Company”).

This Representation Certificate (this “Certificate”) is submitted to the Lender in anticipation of with the Loan Documents to be executed in connection with that certain “Credit Agreement” dated as of November 30, 1998 between the Lender and the Company. The Company acknowledges that the Lender’s acceptance of this Certificate does not imply any commitment on its part to make the credit facility available to the Company (such availability to be subject to, among other things continued satisfaction of the conditions precedent set forth in the Credit Agreement).

The undersigned, a senior officer of the Company, hereby certifies to the Lender on behalf of the Company as follows:

1. Names.

(a) The exact corporate name of the Company, as such name appears in the certificate or articles of incorporation, its Federal Taxpayer Identification Number and the jurisdiction of its incorporation, are as follows:

Name	Fed. Taxpayer ID Number	Jurisdiction
American Prescription Providers, Inc.		Delaware

(b) The exact corporate name of each direct and indirect subsidiary of the Company (each a “Subsidiary”), as such name appears in the certificate or articles of incorporation, its Federal Taxpayer Identification Number, the jurisdiction of its incorporation and the percentage interest directly or indirectly owned by the Company, are as follows:

Name	Fed. Taxpayer ID Number	Jurisdiction	Percentage
American Prescription Providers of New York, Inc.			100%
American Prescription Providers of Georgia, Inc.			100%
American Prescription Providers of Florida, Inc.			100%

(c) The exact corporate name of each direct and indirect subsidiary of the Company (each a “Subsidiary”), as such name appears in the certificate or articles of incorporation, its Federal Taxpayer Identification Number, the jurisdiction of its incorporation and the percentage interest directly or indirectly owned by the Company, are as follows:

(d) The following is a list of all other names (including trade names, fictitious names and d/b/a’s) presently used by the Company, any Subsidiary or any of their divisions or other business units in connection with the conduct of their business or the ownership of their properties:

(e) The following is a list of all other names (including trade names, fictitious names and d/b/a’s) previously used by the Company, any Subsidiary or any of their divisions or other business units in connection with the conduct of their business or the ownership of their properties at any time in the past (and which are not presently in use):

2. Locations.

(a) The chief executive office of the Company and each Subsidiary is located at the address set forth below opposite its name:

Company/Subsidiary	Mailing Address and Street Address	County
American Prescription Providers, Inc.
American Prescription Providers of New York, Inc.
American Prescription Providers of Georgia, Inc.
American Prescription Providers of Florida, Inc.

(b) Set forth below opposite the name of the Company and each Subsidiary are all locations not already identified in item 2(a) above where the Company and any Subsidiary maintain any books or records relating to any accounts receivable:

Company/Subsidiary	Mailing Address and Street Address	County
American Prescription Providers, Inc.
American Prescription Providers of New York, Inc.
American Prescription Providers of Georgia, Inc.
American Prescription Providers of Florida, Inc.

(c) Set forth below opposite the name of the Company and each Subsidiary are all the places of business of the Company and each Subsidiary not already identified in item 2(a) or 2(b) above:

Company/Subsidiary	Mailing Address and Street Address	County
American Prescription Providers, Inc.
American Prescription Providers of New York, Inc.
American Prescription Providers of Georgia, Inc.
American Prescription Providers of Florida, Inc.

(d) Set forth below opposite the name of the Company and each Subsidiary are all the locations at which any inventory or equipment is warehoused, stored with a person or entity (“Person”) other than the Company or a Subsidiary, or where any other property or assets of the Company or any Subsidiary is in the possession of another Person:

Asset Description	Name of Possessor	Location

3. Unusual Transactions.

(a) All accounts receivable have been originated by the Company and its Subsidiaries and all inventory and equipment have been acquired by the Company and its Subsidiaries in the ordinary course of its business, except as set forth below. [Describe any bulk asset acquisition or non-ordinary course transfer.]

(b) The Company and its Subsidiaries have not been involved in any mergers, except as follows:

4. Other Financings and Liens.

(a) Neither the Company nor any Subsidiary (i) is party to any working capital, revolving credit or other line of credit facility, any term loan facility, note purchase agreement, or other contract, agreement or other instrument with respect to any indebtedness for borrowed money, (ii) has any outstanding letters of credit issued for its account, (iii) is obligated under any capital leases, or (iv) is responsible or liable as co-obligor or guarantor with respect to indebtedness of others, in each case whether or not secured, except as set forth in Schedule 1 hereto.

(b) No effective Uniform Commercial Code Financing Statements, mortgages, deeds of trust, patent, copyright and trademark collateral assignments, or fixture filings, have been made naming the Company or any Subsidiary as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of its assets are on file in any filing or recording office in any jurisdiction, except as set forth in Schedule 2 hereto.

(c) No stock, debt instruments, cash collateral or other property of the Company of any Subsidiary has been pledged to any Person, except as follows:

5. Stock and Other Ownership.

(a) The following is a true and correct list of all deposit accounts, securities accounts, money market accounts and other bank and investment security accounts maintained by or for the benefit of the Company or any Subsidiary:

Institution Maintaining Account	Account Number(s)

(b) Attached hereto as Schedule 3 is a true and correct list of all the share certificates of the Subsidiaries owned by the Company or any Subsidiary, including the record owners, the certificate numbers, the certificate dates and the number of shares represented by such certificates.

(c) Attached hereto as a Schedule 4 is a true and correct list of each other stock investment, and each partnership or joint venture investment, of the Company and each Subsidiary.

(d) Attached hereto as a Schedule 5 is a true and correct list of all notes held by the Company and each Subsidiary and all intercompany notes between the Company and each Subsidiary and between each Subsidiary and each other Subsidiary.

(e) Attached hereto as a Schedule 6 is a true and correct list of all real property leases to which the Company and each Subsidiary is a party.

(f) Attached hereto as a Schedule 7 is a true and correct list of all real property owned by the Company and each Subsidiary.

(g) Attached hereto as a Schedule 8 is a true and correct list of any patents and patent applications of the Company and each Subsidiary, and all material licenses and similar agreements relating to the foregoing, including, as applicable, the owners, the titles, the patent or serial numbers, inventor names and issuance or filing dates with the U.S. Patent and Trademark Office.

(h) Attached hereto as a Schedule 9 is a true and correct list of any trademarks and trademark applications of the Company and each Subsidiary, and all material licenses and similar agreements relating to the foregoing, including, as applicable, the marks, the applicants, the registration or application numbers, and the registration and filing dates with the U.S. Patent and Trademark Office.

(i) Attached hereto as a Schedule 10 is a true and correct list of any copyrights and copyright applications of the Company and each Subsidiary, and all material licenses and similar agreements relating to the foregoing, including, as applicable, the copyrights, the copyright owners, the registration or application numbers, and the registration and application dates with the U.S. Copyright Office.

(j) The aggregate value of motor vehicles owned by Company and its Subsidiaries is approximately $                                         .

The Company undertakes to notify the Lender of any change or modification to any of the foregoing information occurring prior to the closing of the credit facility with the Lender and prior to the making of any subsequent loans or advances under the credit facility.

IN WITNESS WHEREOF, I have executed this Certificate this                      day of                                         , 1998.

AMERICAN PRESCRIPTION

PROVIDERS, INC.

By:

Name:

Title:

EXHIBIT F

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of November 30, 1998, is made by AMERICAN PRESCRIPTION PROVIDERS, INC., a Delaware corporation (“Debtor”) in favor of McKESSON CORPORATION, a Delaware corporation (“McKesson”).

WHEREAS, Debtor is obligated to McKesson under that certain “Credit Agreement” executed on or about the date hereof, a “Supply Agreement” (as that term is defined in the Credit Agreement), and certain other “Loan Documents” (as that term is also defined in the Credit Agreement) to which Debtor is a party.

WHEREAS, McKesson’s obligations under the Loan Documents are conditioned upon the full and complete satisfaction of certain conditions precedent, including the execution and delivery of this Agreement to McKesson (among other things).

Debtor and McKesson hereby agree as follows:

SECTION 1 Definitions; Interpretation.

(a) All capitalized terms used in this Agreement (including in the Preamble hereof) and not otherwise defined in this Agreement shall have the meanings assigned to them in the Credit Agreement.

(b) As used in this Agreement (including in the Preamble hereof), the following terms shall have the following meanings:

“Collateral” has the meaning set forth in Section 2.

“Credit Agreement” means that certain Credit Agreement of even date herewith between McKesson and American Prescription Providers, Inc., as amended from time to time.

“Documents” means this Agreement, the Loan Documents, the Supply Agreement and all other certificates, documents, agreements and instruments delivered to McKesson under the Credit Agreement or in connection with the Obligations.

“Event of Default” has the meaning set forth in Section 8.

“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien, or other type of preferential arrangement.

“Obligations” means the indebtedness, liabilities and other obligations of Debtor to McKesson, whether created under, arising out of or in connection with this Agreement, the Credit Agreement, any of the other Documents or otherwise, including, without limitation, all unpaid principal of any Loans, all interest accrued thereon, all fees and all other amounts payable by Debtor to McKesson thereunder, in connection therewith, or in connection with the Supply Agreement or any other contract in favor of McKesson to which Debtor is a party, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

“Permitted Lien” means (i) any Lien in favor of McKesson; (ii) any Liens existing as of the date hereof and disclosed in writing to McKesson; (iii) Liens which constitute Permitted Liens under the Credit Agreement, as if the “Debtor” herein were treated as though it were the “Borrower” in the section(s) defining Permitted Liens in the Credit Agreement.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(c) Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

(d) In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; and (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

SECTION 2 Security Interest.

(a) As security for the payment and performance of the Obligations, Debtor hereby pledges, assigns, transfers, hypothecates and sets over to McKesson, and hereby grants to McKesson a security interest in, all of Debtor’s right, title and interest in, to and under the following property, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the “Collateral”):

(i) all assets of whatever kind, nature or character, now or hereafter acquired by the Debtor from APP Plus, Inc. or any of its subsidiaries, whether such acquisition occurred directly or through an intermediate transferee, for example, the corporate parent of Debtor, which then transferred such assets to Debtor;

(ii) all accounts, accounts receivable, contract rights, rights to payment, chattel paper, letters of credit, letter-of-credit rights, proceeds of letters of credit, documents, securities, money and instruments, investment securities, and investment property, whether held directly or through a securities intermediary, and other obligations of any kind owed to Debtor, however evidenced;

(iii) all deposits and deposit accounts with any bank, savings and loan association, credit union or like organization, and all funds and amounts therein, and whether or not held in trust, or in custody or safekeeping, or otherwise restricted or designated for a particular purpose;

(iv) all inventory, including, without limitation, all materials, raw materials, parts, components, work in progress, finished goods, merchandise, supplies, and all other goods which are held for sale, lease or other disposition or furnished under contracts of service or consumed in Debtor’s business, including, without limitation, those held for display or demonstration or out on lease or consignment (collectively, “Inventory”);

(v) all equipment, including, without limitation, all machinery, furniture, furnishings, fixtures, trade fixtures, tools, parts and supplies, automobiles, trucks, tractors and other vehicles, appliances, computer and other electronic data processing equipment and other office equipment, computer programs and related data processing software, and all additions, substitutions, replacements, parts, accessories, and accessions to and for the foregoing;

(vi) all general intangibles and other personal property of Debtor, including, without limitation, (A) all tax and other refunds, rebates or credits of every kind and nature to which Debtor is now or hereafter may become entitled; (B) all intellectual property and all rights therein of any type or description, including, without limitation, all inventions and discoveries, patents and patent applications, copyrights and applications for copyright (together with the underlying works of authorship) whether or not registered, together with any renewals and extensions thereof, trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, trade secrets, trade dress, trade styles, logos, other source of business identifiers, mask-works, mask-work registrations, mask-work applications, software, confidential and proprietary information, customer lists, other license rights, advertising materials, operating manuals, methods, processes, know-how, algorithms, formulae, databases, quality control procedures, product, service and technical specifications, operating, production and quality control manuals, sales literature, drawings, specifications, blue prints, descriptions, inventions, name plates and catalogs, and the entire goodwill of or associated with the businesses now or hereafter conducted by Debtor connected with and symbolized by any of the aforementioned properties and assets, and all licenses relating to any of the foregoing, all reissuance, continuations and continuations-in-part of the foregoing, all other rights derived from or associated with the foregoing, including the right to sue and recover for past infringement, and all income and royalties with respect thereto; (C) all good will, choses in action and causes of action; (D) all interests in limited and general partnerships and limited liability companies; and (E) all indemnity agreements, guaranties, insurance policies, insurance claims, and other contractual, equitable and legal rights of whatever kind or nature;

(vii) all books, records and other written, electronic or other documentation in whatever form maintained by or for Debtor in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral; and

(viii) all products and proceeds, including insurance proceeds, of any and all of the foregoing.

(b) Anything herein to the contrary notwithstanding, (i) Debtor shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by McKesson of any of the rights hereunder shall not release Debtor from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and (iii) McKesson shall not have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall McKesson be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

(c) Notwithstanding the foregoing provisions of this Section 2, the grant of a security interest as provided herein shall not extend to, and the term “Collateral” shall not include, any general intangibles of Debtor (whether owned or held as licensee or lessee, or otherwise), to the extent that (i) such general intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (ii) such consent has not been obtained; provided, however, that the foregoing grant of security interest shall extend to, and the term “Collateral” shall include, (A) any general intangible which is an account receivable or a proceed of, or otherwise related to the enforcement or collection of, any account receivable, or goods which are the subject of any account receivable, (B) any and all proceeds of any general intangibles which are otherwise excluded to the extent that the assignment or encumbrance of such proceeds is not so restricted, and (C) upon obtaining the consent of any such licensor, lessor or other applicable party’s consent with respect to any such otherwise excluded general intangibles, such general intangibles as well as any and all proceeds thereof that might have theretofore have been excluded from such grant of a security interest and the term “Collateral.”

(d) This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 19 hereof.

SECTION 3 Financing Statements, Etc. Debtor shall execute and deliver to McKesson concurrently with the execution of this Agreement, and at any time and from time to time thereafter, all financing statements, assignments, continuation financing statements, termination statements, account control agreements, and other documents and instruments, in form reasonably satisfactory to McKesson, and take all other action, as McKesson may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of McKesson in the Collateral and to accomplish the purposes of this Agreement.

SECTION 4 Representations and Warranties. Debtor represents and warrants to McKesson that:

(a) Debtor is a corporation duly organized, validly existing and in good standing under the law of the jurisdiction of its incorporation as set forth in the Representation Certificate and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(b) The execution, delivery and performance by Debtor of this Agreement have been duly authorized by all necessary corporate action of Debtor, and this Agreement constitutes the legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms.

(c) No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other Person, is required for the due execution, delivery or performance by Debtor of this Agreement, although in order to perfect the liens and security interests granted pursuant to this Agreement, filings of UCC-1 financing statements may be necessary.

(d) Debtor’s chief executive office and principal place of business is located at the address set forth in the Representation Certificate; all other locations where Debtor conducts business or Collateral is kept are set forth in the Representation Certificate; and all trade names and fictitious names under which Debtor at any time in the past has conducted or presently conducts its business operations are set forth in the Representation Certificate.

(e) Debtor is the sole and complete owner of the Collateral, free from any Lien other than Permitted Liens.

(f) All of Debtor’s U.S. and foreign patents and patent applications, copyrights (whether or not registered), applications for copyright, trademarks, service marks and trade names (whether registered or unregistered), and applications for registration of such trademarks, service marks and trade names, are set forth in the Representation Certificate.

SECTION 5 Covenants. So long as any of the Obligations remain unsatisfied, Debtor agrees that:

(a) Debtor shall appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or McKesson’s right or interest in, the Collateral, and shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

(b) Debtor shall comply in all material respects with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

(c) Debtor shall give prompt written notice to McKesson (and in any event not later than 10 days following any change described below in this subsection) of: (i) any change in the location of Debtor’s chief executive office or principal place of business, (ii) any change in the locations set forth in the Representation Certificate; (iii) any change in its name, (iv) any changes in, additions to or other modifications of its trade names and trade styles set forth in the Representation Certificate; (v) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; (vi) any change in the Debtor’s jurisdiction of incorporation; and (vii) any change in Debtor’s federal taxpayer identification number.

(d) Debtor shall carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies, insurance with respect to the Collateral in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses and owning similar properties in the localities where Debtor operates and which is otherwise acceptable to McKesson. Insurance on the Collateral shall name McKesson as additional insured and as loss payee. Upon the request of McKesson, Debtor shall furnish McKesson from time to time with full information as to the insurance carried by it and, if so requested, copies of all such insurance policies. Debtor shall also furnish to McKesson at least once in each calendar year a certificate of Debtor’s insurance broker or other insurance specialist stating that all premiums then due on the policies relating to insurance on the Collateral have been paid and that such policies are in full force and effect. All insurance policies required under this subsection (d) shall provide that they shall not be terminated or cancelled nor shall any such policy be materially changed without at least 30 days’ prior written notice to Debtor and McKesson. Receipt of notice of termination or cancellation of any such insurance policies or reduction of coverages or amounts thereunder shall entitle McKesson to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to the first sentence of this subsection (d) or otherwise to obtain similar insurance in place of such policies, in each case at the expense of Debtor.

(e) All insurance policies shall provide that any losses payable thereunder be payable directly to McKesson unless written authority to the contrary is obtained. In the event that Debtor shall receive any proceeds of any insurance (other than in respect of third party liability insurance) it shall immediately cause such proceeds to be paid over to McKesson. If the Collateral shall be materially damaged or destroyed, in whole or in part, by fire or other casualty, Debtor shall give prompt notice thereof to McKesson. Additionally, Debtor shall in any event promptly give McKesson notice of all reports made to insurance companies in respect of any claim in excess of $10,000. No settlement on account of any loss covered by insurance shall be made for less than insured value without the consent of McKesson. In its sole discretion McKesson may apply all or any portion of such insurance proceeds to the payment of Obligations or may release all or any portion thereof to Debtor, provided that, so long as no Default or Event of Default has occurred, should the insurance proceeds paid for a particular loss be $200,000 or less and such proceeds fully cover the loss (absent the applicable deductible, if any) McKesson agrees to release such proceeds to Debtor so long as Debtor then uses such proceeds to replace the Collateral that has been lost or to acquire new Collateral.

(f) Debtor shall keep separate, accurate and complete books and records with respect to the Collateral, disclosing McKesson’s security interest hereunder.

(g) Debtor shall not surrender or lose possession of (other than to McKesson), or sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except in the ordinary course of business; provided that no such disposition or transfer of Collateral consisting of investment property or instruments shall be permitted while any Event of Default exists.

(h) Debtor shall keep the Collateral free of all Liens except Permitted Liens.

(i) Debtor shall pay and discharge all taxes, fees, assessments and governmental charges or levies imposed upon it with respect to the Collateral prior to the date on which penalties attach thereto, except to the extent such taxes, fees, assessments or governmental charges or levies are being contested in good faith by appropriate proceedings.

(j) Debtor shall maintain and preserve its corporate existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of the Collateral, except in connection with any transactions expressly permitted by the Credit Agreement or any other Document.

(k) Upon the request of McKesson, Debtor shall (i) immediately deliver to McKesson, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all documents and instruments, all certificated securities with respect to any investment property, all letters of credit and all accounts and other rights to payment at any time evidenced by promissory notes, trade acceptances or other instruments, (ii) cause any securities intermediaries to show on their books that McKesson is the entitlement holder with respect to any investment property, and/or obtain account control agreements in favor of McKesson from such securities intermediaries, in form and substance satisfactory to McKesson, with respect to any investment property, as requested by McKesson, (iii) mark all documents and chattel paper with such legends as McKesson shall reasonably specify, and (iv) obtain consents from any letter of credit issuers with respect to the assignment to McKesson of any letter of credit proceeds.

(l) Debtor shall at any reasonable time and from time to time permit McKesson or any of its agents or representatives to visit the premises of Debtor and inspect the Collateral and to examine and make copies of and abstracts from the records and books of account of Debtor.

(m) Debtor shall: (i) with such frequency as McKesson may require, furnish to McKesson such lists of customers and other information relating to the accounts and other rights to payment as McKesson shall reasonably request (which information McKesson agrees to treat as confidential so long as doing so would not interfere with McKesson’s rights as a secured creditor or its ability to assign participations or interests in the Loans or the Loan Documents to third parties consistent with the provisions of the other Loan Documents); (ii) give only normal discounts, allowances and credits as to accounts and other rights to payment, in the ordinary course of business, according to normal trade practices utilized by Debtor, and enforce all accounts and other rights to payment strictly in accordance with their terms, except that Debtor may grant any extension of the time for payment or enter into any agreement to make a rebate or otherwise to reduce the amount owing on or with respect to, or compromise or settle for less than the full amount thereof, any account or other right to payment, in the ordinary course of business, according to normal and prudent trade practices utilized by Debtor; and (iii) upon the request of McKesson (A) at any time, notify all or any designated portion of the account debtors and other obligors on the accounts and other rights to payment of the security interest hereunder, and (B) upon the occurrence and during the continuance of an Event of Default, notify the account debtors and other obligors on the accounts and other rights to payment or any designated portion thereof that payment shall be made directly to McKesson or to such other Person or location as McKesson shall specify.

(n) Debtor shall, at such times as McKesson shall reasonably request, prepare and deliver to McKesson a report of all Inventory, in form and substance satisfactory to McKesson, which need not be duplicative of other reports prepared and provided to McKesson pursuant to the other Loan Documents, provided that Debtor identifies for McKesson where the requested information can be located in the existing reports.

(o) Debtor shall (i) notify McKesson of any material claim made or asserted against the Collateral by any Person and of any change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or McKesson’s Lien thereon; (ii) furnish to McKesson such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as McKesson may reasonably request, all in reasonable detail; and (iii) upon reasonable request of McKesson make such demands and requests for information and reports as Debtor is entitled to make in respect of the Collateral, provided that, none of the foregoing need be duplicative of other reports prepared and provided to McKesson pursuant to the other Loan Documents, provided that Debtor identifies for McKesson where the requested information can be located in the existing reports.

(p) If and when Debtor shall obtain rights to any new patents, trademarks, service marks, trade names or copyrights, or otherwise acquire or become entitled to the benefit of, or apply for registration of, any of the foregoing, Debtor (i) shall promptly notify McKesson thereof and (ii) hereby authorizes McKesson to modify, amend, or supplement the Representation Certificate and from time to time to include any of the foregoing and make all necessary or appropriate filings with respect thereto.

(q) Debtor shall not enter into any agreement (including any license or royalty agreement) pertaining to any of its patents, copyrights, trademarks, service marks and trade names, except for non-exclusive licenses in the ordinary course of business.

(r) Debtor shall give McKesson immediate notice of the establishment of any new deposit account and any new securities account with respect to any investment property.

SECTION 6 Collection of Accounts. Until McKesson exercises its rights hereunder to collect the accounts and other rights to payment, Debtor shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the accounts and other rights to payment. At the request of McKesson, upon the occurrence and during the continuance of any Event of Default, all remittances received by Debtor shall be held in trust for McKesson and, in accordance with McKesson’s instructions, remitted to McKesson or deposited to an account of McKesson in the form received (with any necessary endorsements or instruments of assignment or transfer). At the request of McKesson, upon and after the occurrence of any Event of Default, McKesson shall be entitled to receive all distributions and payments of any nature with respect to any investment property or instruments, and all such distributions or payments received by the Debtor shall be held in trust for McKesson and, in accordance with McKesson’s instructions, remitted to McKesson or deposited to an account with McKesson in the form received (with any necessary endorsements or instruments of assignment or transfer). Following the occurrence of an Event of Default any such distributions and payments with respect to any investment property held in any securities account shall be held and retained in such securities account, in each case as part of the Collateral hereunder. Additionally, McKesson shall have the right, upon the occurrence of an Event of Default, following prior written notice to the Debtor, to vote and to give consents, ratifications and waivers with respect to any investment property and instruments, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if McKesson were the absolute owner thereof; provided that McKesson shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to the Debtor or any other Person for any failure to do so or delay in doing so.

SECTION 7 Authorization; McKesson Appointed Attorney-in-Fact. McKesson shall have the right to, in the name of Debtor, or in the name of McKesson or otherwise, upon notice to but without the requirement of assent by Debtor, and Debtor hereby constitutes and appoints McKesson (and any of McKesson’s officers, employees or agents designated by McKesson) as Debtor’s true and lawful attorney-in-fact, with full power and authority to: (i) sign any of the financing statements and other documents and instruments which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of McKesson’s security interest in the Collateral (including any notices to or agreements with any securities intermediary); (ii) assert, adjust, sue for, compromise or release any claims under any policies of insurance; and (iii) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of Debtor, which McKesson may deem reasonably necessary or advisable to maintain, protect, realize upon and preserve the Collateral and McKesson’s security interest therein and to accomplish the purposes of this Agreement. McKesson agrees that, except upon and during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to McKesson, pursuant to clauses (ii) and (iii). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Obligations have not been paid and performed in full. Debtor hereby ratifies, to the extent permitted by law, all that McKesson shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

SECTION 8 Events of Default. Any of the following events which shall occur and be continuing shall constitute an “Event of Default”:

(a) Any Event of Default under the Credit Agreement.

(b) Any material impairment in the value of the Collateral or the priority of McKesson’s Lien hereunder.

(c) Any levy upon, seizure or attachment of any of the Collateral.

(d) Any loss, theft or substantial damage to, or destruction of, any material portion of the Collateral (unless within 10 days after the occurrence of any such event, Debtor furnishes to McKesson evidence satisfactory to McKesson that the amount of any such loss, theft, damage to or destruction of the Collateral is fully insured under policies naming McKesson as an additional named insured or loss payee).

SECTION 9 Remedies.

(a) Upon the occurrence and continuance of any Event of Default, McKesson may declare any of the Obligations to be immediately due and payable and shall have, in addition to all other rights and remedies granted to it in this Agreement, the Credit Agreement or any other Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, McKesson may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of Debtor’s assets, without charge or liability to McKesson therefor) at public or private sale, by one or more contracts, in one or more lots or parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as McKesson deems advisable; provided, however, that Debtor shall be credited with the net proceeds of sale only when such proceeds are finally collected by McKesson. McKesson shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Debtor hereby releases, to the extent permitted by law. Debtor hereby agrees that the sending of notice in the manner provided in Section 9.2 of the Credit Agreement as though the Debtor hereunder were the Borrower under the Credit Agreement (i.e., notice is to be given to the Borrower even if the Debtor hereunder is a Subsidiary of Borrower), of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur, provided that McKesson may provide Debtor shorter notice or no notice, to the extent permitted by the UCC or other applicable law.

(b) For the purpose of enabling McKesson to exercise its rights and remedies under this Section 9 or otherwise in connection with this Agreement, Debtor hereby grants to McKesson an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to Debtor) to use, license or sublicense any intellectual property Collateral, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and sufficient rights of quality control in favor of Debtor to avoid the invalidation of any trademarks, service marks or trade names subject to the license.

(c) The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied first, to the payment of the reasonable costs and expenses of McKesson in exercising or enforcing its rights hereunder and in collecting or attempting to collect any of the Collateral, and to the payment of all other amounts payable to McKesson pursuant to Section 13 hereof; and second, to the payment of the Obligations. Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to Debtor or otherwise disposed of in accordance with the UCC or other applicable law. Debtor shall remain liable to McKesson for any deficiency which exists after any sale or other disposition or collection of Collateral.

SECTION 10 Certain Waivers. Debtor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations; (ii) any right to require McKesson (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Obligations, (C) to pursue any remedy in McKesson’s power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages, and demands against McKesson arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

SECTION 11 Notices. Subject to Section 9 of this Agreement, all notices or other communications hereunder shall be in writing (including by facsimile transmission) and mailed, sent by telegram, telex, facsimile, or overnight courier, or delivered by hand to the respective parties hereto at or to their respective addresses or facsimile numbers set forth below their names on the signature pages hereof, or at or to such other address or facsimile number as shall be designated by any party in a written notice to the other parties hereto. All such notices and other communications shall be effective (i) if delivered by hand, when delivered; (ii) if sent by mail, upon the earlier of the date of receipt or three (3) Business Days after deposit in the mail, first class (or by air mail, with respect to communications to be sent to or from the United States); (iii) if sent by overnight courier, on the next succeeding Business Day after timely delivery of such written notice to the overnight courier service; and (iv) if sent by facsimile, telex or telegram transmission, when sent.

SECTION 12 No Waiver; Cumulative Remedies. No failure on the part of McKesson to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to McKesson.

SECTION 13 Costs and Expenses.

(a) Debtor agrees to pay on demand:

(i) all title, appraisal, survey, audit, consulting, search, recording, filing and similar costs, fees and expenses incurred or sustained by McKesson in connection with this Agreement or the Collateral; and

(ii) all costs and expenses of McKesson, and the fees and disbursements of counsel, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement and the Credit Agreement, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral.

(b) Any amounts payable to McKesson under this Section 13 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the default rate of interest set forth in the Credit Agreement.

SECTION 14 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Debtor, McKesson and their respective successors and assigns.

SECTION 15 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of California, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than California.

SECTION 16 Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties.

SECTION 17 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 18 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

SECTION 19 Termination. Upon payment and performance in full of all Obligations, this Agreement shall terminate and McKesson shall promptly execute and deliver to Debtor such documents and instruments reasonably requested by Debtor as shall be necessary to evidence termination of all security interests given by Debtor to McKesson hereunder; provided, however, that the obligations of Debtor under Section 13 hereof shall survive such termination.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

DEBTOR

AMERICAN PRESCRIPTION PROVIDERS, INC.

By:
Title:

American Prescription Providers, Inc. 50 Republic Road Melville, New York 11747
Attn:
Fax:

SECURED PARTY

McKESSON CORPORATION

By:
Title:

McKesson Corporation One Post Street San Francisco, CA 94104
Attn:	Director of Financial Services
Fax:	(415) 732-2967

EXHIBIT G

SUBSIDIARY GUARANTY

THIS GUARANTY (this “Guaranty”), dated as of November 30, 1998, is made in favor of McKesson Corporation (“Lender”) by each of the undersigned subsidiaries of American Prescription Providers, Inc. (“Borrower”), and any other subsidiary of Borrowers that may from time to time become a party to this Guaranty (individually and collectively, the “Guarantor”).

WHEREAS, Borrower, and Lender are parties to a credit agreement dated as of November 30, 1998 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”).

WHEREAS, each Guarantor will benefit substantially from the financial accommodations made by Lender to Borrower under the Credit Agreement because (1) Borrower will obtain assets, some of which will be transferred to each Guarantor, and (2) Guarantor will otherwise derive substantial direct and indirect benefits from the making of the loans to Borrower pursuant to the Credit Agreement (which benefits are hereby acknowledged by Guarantor).

WHEREAS, it is a condition precedent to the availability of borrowings under the Credit Agreement that Guarantor guarantee the indebtedness and other obligations of Borrower to Lender under or in connection with the Credit Agreement and certain “Loan Documents” (as that term is defined in the Credit Agreement) as set forth herein.

Accordingly, to induce Lender to make such loans, and in consideration thereof, Guarantor hereby agrees as follows:

SECTION 1 Definitions; Interpretation.

(a) Terms Defined in Credit Agreement. All capitalized terms used in this Guaranty (including in the Preamble hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

(b) Certain Defined Terms. As used in this Guaranty (including in the Preamble hereof), the following terms shall have the following meanings:

“Guaranteed Obligations” has the meaning set forth in Section 2.

“Guarantor Documents” means this Guaranty, the Subsidiary Security Agreement and all other certificates, documents, agreements and instruments delivered to Lender under or in connection with this Guaranty.

“Solvent” means both having (a) the ability to pay debts as they become due, and (b) assets in excess of liabilities.

“Subordinated Debt” has the meaning set forth in Section 7.

“Subsidiary Guarantor” means each Subsidiary of the Borrower (including the Guarantor herein) that becomes a party to this Guaranty pursuant to an assumption agreement in form and substance satisfactory to Lender.

SECTION 2 Guaranty.

(a) Guaranty. Guarantor hereby unconditionally and irrevocably guarantees to Lender, and its successors, endorsees, transferees and assigns, the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of the indebtedness, liabilities and other obligations of Borrower to Lender under or in connection with the Credit Agreement, the Notes, the Supply Agreement and the other Loan Documents, including all unpaid principal of the Loans, all interest accrued thereon, all fees due under the Credit Agreement and all other amounts payable by Borrower to Lender thereunder or in connection therewith and all sums payable under the Supply Agreement. The terms “indebtedness,” “liabilities” and “obligations” are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, now existing or hereafter arising, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness, liabilities and obligations may be or hereafter become unenforceable or shall be an allowed or disallowed claim under Bankruptcy Code or other applicable law. The foregoing indebtedness, liabilities and other obligations of Borrower, and all other indebtedness, liabilities and obligations to be paid or performed by Guarantor in connection with this Guaranty (including any and all amounts due under Section 15), shall hereinafter be collectively referred to as the “Guaranteed Obligations.”

(b) Limitation of Guaranty. To the extent that any court of competent jurisdiction shall impose by final judgment under applicable law (including the Uniform Fraudulent Transfer Act and Sections 544 and 548 of the United States Bankruptcy Code) any limitations on the amount of Guarantor’s liability with respect to the Guaranteed Obligations which Lender can enforce under this Guaranty, Lender accepts such limitation on the amount of Guarantor’s liability hereunder to the extent needed to make this Guaranty and Guarantor Documents fully enforceable and nonavoidable.

SECTION 3 Liability of Guarantor. The liability of Guarantor under this Guaranty shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees as follows:

(i) Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of Guarantor and shall not be contingent upon Lender’s exercise or enforcement of any remedy it may have against Borrower or any other Person, or against any Collateral;

(ii) this Guaranty is a guaranty of payment when due and not merely of collectibility;

(iii) Lender may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Lender and Borrower with respect to the existence of such Event of Default;

(iv) Guarantor’s payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge Guarantor’s liability for any portion of the Guaranteed Obligations remaining unsatisfied; and

(v) Guarantor’s liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall Guarantor be exonerated or discharged by, any of the following events:

(A) any state or federal bankruptcy or other insolvency proceeding (an “Insolvency Proceeding”) with respect to Borrower, Guarantor, any other guarantor or any other Person;

(B) any limitation, discharge, or cessation of the liability of Borrower, Guarantor, any other guarantor or any other Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;

(C) any merger, acquisition, consolidation or change in structure of Borrower, Guarantor or any other guarantor or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of Borrower, Guarantor, any other guarantor or other Person;

(D) any assignment or other transfer, in whole or in part, of Lender’s interests in and rights under this Guaranty or the other Loan Documents, including Lender’s right to receive payment of the Guaranteed Obligations, or any assignment or other transfer, in whole or in part, of Lender’s interests in and to any of the Collateral;

(E) any claim, defense, counterclaim or setoff, other than that of prior performance, that Borrower, Guarantor, any other guarantor or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents;

(F) Lender’s amendment, modification, renewal, extension, cancellation or surrender of any Loan Document, any Guaranteed Obligations, any Collateral, or Lender’s exchange, release, or waiver of any Collateral;

(G) Lender’s exercise or nonexercise of any power, right or remedy with respect to any of the Collateral, including Lender’s compromise, release, settlement or waiver with or of Borrower, Guarantor, any other guarantor or any other Person;

(H) Lender’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding related to the Guaranteed Obligations;

(I) any impairment or invalidity of any of the Collateral or any failure to perfect any of Lender’s Liens thereon or therein; and

(J) any other guaranty, whether by Guarantor or any other Person; of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of Borrower to Lender.

SECTION 4 Consents of Guarantor. Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from Guarantor:

(i) the principal amount of the Guaranteed Obligations may be increased or decreased and additional indebtedness or obligations of Borrower under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise;

(ii) the time, manner, place or terms of any payment under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Guaranteed Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise;

(iii) the time for Borrower’s (or any other Person’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as Lender may deem proper;

(iv) Lender may discharge or release, in whole or in part, any other guarantor or any other Person liable for the payment and performance of all or any part of the Guaranteed Obligations, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any of the Collateral or any other collateral, nor shall Lender be liable to Guarantor for any failure to collect or enforce payment or performance of the Guaranteed Obligations from any Person or to realize Collateral or other collateral therefor;

(v) in addition to the Collateral, Lender may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof;

(vi) Lender may request and accept other guaranties of the Guaranteed Obligations and any other indebtedness, obligations or liabilities of Borrower to Lender and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; and

(vii) Lender may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege (including the right to accelerate the maturity of any Loan and any power of sale) granted by any Loan Document or other security document or agreement, or otherwise available to Lender, with respect to the Guaranteed Obligations or any of the Collateral, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of Guarantor against Borrower;

all as Lender may deem advisable, and all without impairing, abridging, releasing or affecting this Guaranty.

SECTION 5 Guarantor’s Waivers.

(a) Certain Waivers. Guarantor waives and agrees not to assert:

(i) any right to require Lender to marshal assets in favor of Borrower, Guarantor, any other guarantor or any other Person, to proceed against Borrower, any other guarantor or any other Person, to proceed against or exhaust any of the Collateral, to give notice of the terms, time and place of any public or private sale of personal property security constituting the Collateral or comply with any other provisions of Section 9504 of the California UCC (or any equivalent provision of any other applicable law) or to pursue any other right, remedy, power or privilege of Lender whatsoever;

(ii) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;

(iii) any defense arising by reason of any lack of corporate or other authority or any other defense of Borrower, Guarantor or any other Person;

(iv) any defense based upon Lender’s errors or omissions in the administration of the Guaranteed Obligations;

(v) any rights to set-offs and counterclaims;

(vi) any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of Guarantor or the right of Guarantor to proceed against Borrower or any other obligor of the Guaranteed Obligations for reimbursement; and

(vii) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Guaranty, including any and all benefits that otherwise might be available to Guarantor under California Civil Code Sections 1432, 2809, 2810, 2815, 2819, 2839, 2845, 2848, 2849, 2850, 2899 and 3433 and California Code of Civil Procedure Sections 580a, 580b, 580d and 726 (and similar provisions in effect from time to time in any other applicable jurisdiction). Accordingly, Guarantor waives all rights and defenses that Guarantor may have because Borrower’s debt is secured by real property. This means, among other things: (A) Lender may collect from Guarantor without first foreclosing on any real or personal property Collateral pledged by Borrower; and (B) if Lender forecloses on any real property Collateral pledged by Borrower: (1) the amount of the debt may be reduced only by the price for which that Collateral is sold at the foreclosure sale, even if the Collateral is worth more than the sale price, and (2) Lender may collect from Guarantor even if Lender, by foreclosing on the real property Collateral, has destroyed any right Guarantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s debt is secured by real property. These rights and defenses include, but are not limited to, any rights of defenses based upon Sections 580a, 580b, 580d or 726 of the California Code of Civil Procedure (and similar provisions in effect from time to time in any other applicable jurisdiction).

(b) Additional Waivers. Guarantor waives any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by Lender upon this Guaranty, or the exercise of any right, power or privilege hereunder. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon Borrower, Guarantor or any other Person with respect to the Guaranteed Obligations.

(c) Independent Obligations. The obligations of Guarantor (and each of them) hereunder are independent of and separate from the obligations of Borrower and any other guarantor and upon the occurrence and during the continuance of any Event of Default, a separate action or actions may be brought against Guarantor (and each of them), whether or not Borrower or any such other guarantor is joined therein or a separate action or actions are brought against Borrower or any such other guarantor.

(d) Financial Condition of Borrower. Guarantor shall not have any right to require Lender to obtain or disclose any information with respect to: (i) the financial condition or character of Borrower or the ability of Borrower to pay and perform the Guaranteed Obligations; (ii) the Guaranteed Obligations; (iii) the Collateral; (iv) the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; (v) any action or inaction on the part of Lender or any other Person; or (vi) any other matter, fact or occurrence whatsoever.

SECTION 6 Subrogation. Until the Guaranteed Obligations have been paid in full and any commitment by Lender to lend under the Credit Agreement shall be terminated, Guarantor shall not have, and shall not directly or indirectly exercise, (i) any rights that it may acquire by way of subrogation under this Guaranty by any payment hereunder or otherwise, (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Guaranty, or (iii) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy or security of Lender as against Borrower or other guarantors, whether in connection with this Guaranty, any of the other Loan Documents or otherwise. If any amount shall be paid to Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

SECTION 7 Subordination.

(a) Subordination to Payment of Guaranteed Obligations. All payments on account of all indebtedness, liabilities and other obligations of Borrower to Guarantor, whether created under, arising out of or in connection with any documents or instruments evidencing any credit extensions to Borrower or otherwise, including all principal on any such credit extensions, all interest accrued thereon, all fees and all other amounts payable by Borrower to Guarantor in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined (the “Subordinated Debt”) shall be subject, subordinate and junior in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior payment in full in cash or cash equivalents of the Guaranteed Obligations.

(b) No Payments. As long as any of the Guaranteed Obligations shall remain outstanding and unpaid, Guarantor shall not accept or receive any payment or distribution by or on behalf of Borrower, directly or indirectly, of assets of Borrower of any kind or character, whether in cash, property or securities, including on account of the purchase, redemption or other acquisition of Subordinated Debt, as a result of any collection, sale or other disposition of collateral, or by setoff, exchange or in any other manner, for or on account of the Subordinated Debt (“Subordinated Debt Payments”), except that prior to the occurrence of any Event of Default, Guarantor shall be entitled to accept and receive regularly scheduled payments on the Subordinated Debt, in accordance with the terms of the documents and instruments governing the Subordinated Debt. Furthermore, notwithstanding anything in this Section 7(b) that might be construed to the contrary, Borrower may transfer a portion of the assets acquired from APP Plus, Inc. and/or its subsidiaries to Guarantor, provided that Lender at all times, both before and after the transfer, holds a duly perfected first priority security interest in such assets (subject only to Permitted Liens). In the event that, notwithstanding the provisions of this Section 7, any Subordinated Debt Payments shall be received in contravention of this Section 7 by Guarantor before all Guaranteed Obligations are paid in full in cash or cash equivalents, such Subordinated Debt Payments shall be held in trust for the benefit of Lender and shall be paid over or delivered to Lender for application to the payment in full in cash or cash equivalents of all Guaranteed Obligations remaining unpaid to the extent necessary to give effect to this Section 7, after giving effect to any concurrent payments or distributions to Lender in respect of the Guaranteed Obligations.

(c) Subordination of Remedies. As Long as any Guaranteed Obligations shall remain outstanding and unpaid, Guarantor shall not, without the prior written consent of Lender:

(i) accelerate, make demand or otherwise make due and payable prior to the original stated maturity thereof any Subordinated Debt or bring suit or institute any other actions or proceedings to enforce its rights or interests under or in respect of the Subordinated Debt;

(ii) exercise any rights under or with respect to (A) any guaranties of the Subordinated Debt, or (B) any collateral held by it, including causing or compelling the pledge or delivery of any collateral, any attachment of, levy upon, execution against, foreclosure upon or the taking of other action against or institution of other proceedings with respect to any collateral held by it, notifying any account debtors of Borrower or asserting any claim or interest in any insurance with respect to any collateral, or attempt to do any of the foregoing;

(iii) exercise any rights to set-offs and counterclaims in respect of any indebtedness, liabilities or obligations of Guarantor to Borrower against any of the Subordinated Debt; or

(iv) commence, or cause to be commenced, or join with any creditor other than Lender in commencing, any Insolvency Proceeding against Borrower.

(d) Subordination Upon Any Distribution of Assets of Borrower. In the event of any payment or distribution of assets of Borrower of any kind or character, whether in cash, property or securities, upon any Insolvency Proceeding with respect to or involving Borrower or its property, (i) all amounts owing on account of the Guaranteed Obligations, including all interest accrued thereon at the contract rate both before and after the initiation of any such proceeding, whether or not an allowed claim in any such proceeding, shall first be paid in full in cash, or payment provided for in cash or in cash equivalents, before any Subordinated Debt Payment is made; and (ii) to the extent permitted by applicable law, any Subordinated Debt Payment to which Guarantor would be entitled except for the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other liquidating agent making such payment or distribution directly to Lender for application to the payment of the Guaranteed Obligations in accordance with clause (i), after giving effect to any concurrent payment or distribution or provision therefor to Lender in respect of such Guaranteed Obligations.

(e) Authorization to Lender. If, while any Subordinated Debt is outstanding, any Insolvency Proceeding is commenced by or against Borrower or its property:

(i) Lender is hereby irrevocably authorized and empowered (in the name of Lender or in the name of Guarantor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution in respect of the Subordinated Debt and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of Lender; and

(ii) Guarantor shall promptly take such action as Lender may reasonably request (A) to collect the Subordinated Debt for the account of Lender and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (B) to execute and deliver to Lender, such powers of attorney, assignments and other instruments as it may request to enable it to enforce any and all claims with respect to the Subordinated Debt, and (C) to collect and receive any and all Subordinated Debt Payments.

SECTION 8 Continuing Guaranty; Reinstatement.

(a) Continuing Guaranty. This Guaranty is a continuing guaranty and agreement of subordination and shall continue in effect and be binding upon Guarantor until (i) termination of Lender’s commitments to make Loans to Borrower under the Credit Agreement, (ii) termination of Lender’s obligation to perform under the Supply Agreement, and (iii) the indefeasible payment and performance in full of the Guaranteed Obligations.

(b) Reinstatement. This Guaranty shall continue to be effective or shall be reinstated and revived, as the case may be, if, for any reason, any payment of the Guaranteed Obligations by or on behalf of Borrower (or receipt of any proceeds of Collateral) shall be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to Borrower, its estate, trustee, receiver or any other Person (including under the United States Bankruptcy Code or other state or federal law), or must otherwise be restored by Lender, whether as a result of Insolvency proceedings or otherwise. To the extent any payment is so rescinded, set aside, voided or otherwise repaid or restored, the Guaranteed Obligations shall be revived in full force and effect without reduction or discharge for such payment. All losses, damages, costs and expenses that Lender may suffer or incur as a result of any voided or otherwise set aside payments shall be specifically covered by the indemnity in favor of Lender contained in Section 15.

SECTION 9 Payments. Guarantor hereby agrees, in furtherance of the foregoing provisions of this Guaranty and not in limitation of any other right which Lender or any other Person may have against Guarantor by virtue hereof, upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code), Guarantor shall forthwith pay, or cause to be paid, in cash, to Lender an amount equal to the amount of the Guaranteed Obligations then due as aforesaid (including interest at the applicable rate after an Event of Default which, but for the filing of a petition in any Insolvency Proceeding with respect to Borrower, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in any such Insolvency Proceeding). Guarantor shall make each payment hereunder, unconditionally in full without set-off, counterclaim or other defense, or deduction for any taxes or other charges, on the day when due in United States Dollars and in same day or immediately available funds, to Lender at such office of Lender and to such account as are specified by Lender to Guarantor. All such payments shall be promptly applied from time to time by Lender (i) first, to the payment of any fees, costs, expenses and other amounts due Lender hereunder and under the other Guarantor Documents, and (ii) second, to the payment of the other Guaranteed Obligations in such order of application as Lender in its sole discretion may choose.

SECTION 10 Representations and Warranties. Guarantor (and each of them) represents and warrants to Lender that:

(a) Organization and Powers. Each of Guarantor and its Subsidiaries, if any, is a corporation or partnership duly organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, is qualified to do business and is in good standing in each jurisdiction in which the failure so to qualify or be in good standing would have a Material Adverse Effect and has all requisite power and authority to own its assets and carry on its business and, with respect to Guarantor, to execute, deliver and perform its obligations under Guarantor Documents.

(b) Authorization; No Conflict. The execution, delivery and performance by Guarantor of this Guaranty any other Guarantor Documents have been duly authorized by all necessary corporate action of Guarantor, and do not and will not: (i) contravene the terms of the certificate or articles, as the case may be, of incorporation and the bylaws of Guarantor or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Guarantor is a party or by which it or its properties may be bound or affected; or (ii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree or the like binding on or affecting Guarantor.

(c) Litigation. There are no pending or threatened actions or proceedings before any court or administrative agency which may materially and adversely affect the financial condition or operation of Guarantor or any of its Subsidiaries.

(d) Correctness of Financial Statement. The financial statements to be delivered by Guarantor to Lender pursuant to Section 12 below will present fairly the financial condition of Guarantor and will have been prepared in accordance with generally accepted accounting principals consistently applied. Since September 30, 1998, there has been no material adverse change in the financial condition or operation of Guarantor or any of its Subsidiaries, nor has Guarantor or any of its Subsidiaries mortgaged, pledged or granted a security interest in or encumbered any assets or properties of Guarantor or its Subsidiaries since such date.

(e) Income Tax Returns. The tax returns to be delivered to Lender by Guarantor pursuant to Section 12 will be true, correct and complete copies of Guarantor’s federal and state tax returns for the fiscal years in question. Guarantor has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

(f) No Subordination. Neither the obligations of Guarantor (or of any of its Subsidiaries) under the Guarantor Documents nor any other obligation of Guarantor (or of any of its Subsidiaries) to Lender or to Lender’s Subsidiaries (or its Affiliates) are subordinated in right of payment to any other obligation owed by Guarantor to any person or entity.

(g) Title to Property. Each of Guarantor and its Subsidiaries has good and marketable title to its assets subject to no mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance except for Permitted Liens (as that term is defined in the Credit Agreement). Upon acquisition by Guarantor of any of the assets that were formerly owned by APP Plus, Inc. or any of its subsidiaries, Guarantor shall have good and marketable title to such assets free and clear of all liens, claims and encumbrances, other than Permitted Liens.

(h) No “Margin Securities”. Neither Guarantor nor any of its Subsidiaries owns any “Margin Securities” as such term is defined in regulations promulgated by the Board of Governors of the Federal Reserve System, as amended, and neither Guarantor nor any of its Subsidiaries will use any part of the proceeds of any credit extended by Lender, directly or indirectly, to purchase or carry any such securities or to reduce or retire any indebtedness originally incurred to purchase any such securities within the meaning of such regulations.

(i) No Reliance Upon Other Representation. Guarantor has not relied upon any statement or representation by Lender or any of its Affiliates or any of their respective officers, directors, agents, employees or attorneys in executing this Guaranty and the other Loan Documents to which Guarantor is a party, except as expressly provided for herein or therein.

(j) Binding Obligation. This Guaranty and the other Guarantor Documents constitute the legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with their respective terms.

(k) Consents. No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority, or approval or consent of any other Person, is required for the due execution, delivery or performance by Guarantor of the Guarantor Documents, except for recordings or filings in connection with the perfection of Lender’s security interests in the collateral described in any of the Guarantor Documents.

(1) No Prior Assignment. Guarantor has not previously assigned any interest in the Subordinated Debt or any collateral relating thereto, no Person other than Guarantor owns an interest in the Subordinated Debt or any such collateral (whether as joint holders of the Subordinated Debt, participants or otherwise), and the entire Subordinated Debt is owing only to Guarantor.

(m) Solvency. Immediately prior to and after and giving effect to the incurrence of Guarantor’s obligations under this Guaranty Guarantor will be Solvent.

(n) Consideration. Guarantor has received at least “reasonably equivalent value” (as such phrase is used in Section 548 of the United States Bankruptcy Code, in Section 3439.04 of the California Uniform Fraudulent Transfer Act and in comparable provisions of other applicable law) and more than sufficient consideration to support its obligations hereunder in respect of the Guaranteed Obligations and under any of the Loan Documents to which it is a party (including any Subsidiary Security Agreement).

(o) Independent Investigation. Guarantor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of Borrower and all other matters pertaining to this Guaranty and further acknowledges that it is not relying in any manner upon any representation or statement of Lender with respect thereto. Guarantor represents and warrants that it has received and reviewed copies of the Loan Documents and that it is in a position to obtain, and it hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of Borrower and any other matters pertinent hereto or thereto that Guarantor may desire. Guarantor is not relying upon or expecting Lender to furnish to Guarantor any information now or hereafter in Lender’s possession concerning the financial condition of Borrower or any other matter.

(p) Other Representations and Warranties. Guarantor acknowledges and agrees that it has read the Credit Agreement and has had the opportunity to obtain the advice of counsel with respect to its obligations under the Guarantor Documents and the other Loan Documents. Furthermore, Guarantor hereby makes each of the representations and warranties to Lender that are set forth in Sections 3.12, 3.13, 3.14, and 3.15 as though fully set forth in this Guaranty with the word “Borrower” replaced by the word “Guarantor” and the word “McKesson” replaced by the word “Lender.”

SECTION 11 Additional Information. Guarantor shall furnish to Lender: (i) prompt written notice of any condition or event which has resulted, or that could reasonably be expected to result, in a Material Adverse Change; and (ii) such other information respecting the operations, properties, business or condition (financial or otherwise) of Guarantor or its Subsidiaries, if any, as Lender may from time to time reasonably request.

SECTION 12 Additional Affirmative Covenants. So long as any Guaranteed Obligations shall remain unsatisfied or Lender shall have any commitment to lend under the Credit Agreement or to perform under the Supply Agreement, Guarantor agrees that:

(a) Preservation of Existence, Etc. Guarantor shall, and shall cause each of its Subsidiaries to, maintain and preserve its legal existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of its properties.

(b) Further Assurances and Additional Acts. Guarantor shall execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as Lender shall deem necessary or appropriate to effectuate the purposes of this Guaranty and the other Guarantor Documents, and promptly provide Lender with evidence of the foregoing satisfactory in form and substance to it.

(c) Financial Statements, Income Tax Returns, Etc. Guarantor agrees to furnish to Lender each of the financial statements referred to in Section 5.3(a)-(d) of the Credit Agreement as and when Borrower must deliver its financial statements and the other items listed in those subsections to Lender, and shall provide such other information as Lender my request from time to time to substantiate or “backup” the information set forth in the Compliance Certificates, Representation Certificate, and any other certificate executed by Borrower in favor of Lender pursuant to the Credit Agreement or any of the other Loan Documents. In addition, Guarantor agrees to provide to Lender not later than 15 days after the filing thereof, a true, correct and complete copy of Guarantor’s federal and state tax returns. Additionally, Guarantor agrees to provide at Lender’s request, copies of promissory notes, security agreements, acquisition agreements and other agreements related to any security interest in Guarantor’s assets in favor of a party other than Lender.

(d) Observation. Guarantor further acknowledges and agrees that it will provide timely notice to Lender of all meetings of Guarantor’s Boards of Directors and allow Lender to have its representatives attend such meetings on a non-voting basis. All other provisions of Section 5.12 of the Credit Agreement shall apply with regard to Guarantor as though Guarantor were substituted for “Borrower” in such Section 5.12. Any information which Lender obtains solely as a result of its rights hereunder and under Section 5.12 of the Credit Agreement and by no other means shall be treated in the same manner, including confidentiality, as if Lender had a obtained such information as a member of the Boards of Directors of Guarantor.

(e) Subsequent Collateral. Guarantor agrees from time to time to execute and deliver to Lender such additional security agreements, pledge agreements, mortgages, collateral, assignments or amendments thereto, and take such other steps as may be reasonably requested by Lender, in order to grant a first priority security interest or lien to Lender, and to perfect such security interests or lien, in any and all assets of Guarantor and its Subsidiaries as to which a security interest or lien has not previously been created or perfected, in favor of Lender, including (i) taking such steps as are outlined in Section 5.13 of the Credit Agreement with regard to any subsequently acquired or occupied Locations or Premises of Guarantor, and (ii) pledging the interest of Guarantor or any of its subsidiaries in a new subsidiaries, joint ventures (to the extent permitted by the joint venture document), limited liability companies or other entities.

(f) McKesson Point of Sale Systems. Guarantor covenants and agrees that it (and each of its Subsidiaries) within 90 days after the Closing Date will use Lender’s point of sales systems, pharmacy terminal systems, and McKesson Retail Transaction Services (debit and credit card processing) in all Locations and Premises out of which Guarantor or any of its Subsidiaries) operates, so long as the relevant system reasonably accommodates Guarantor’s (or the applicable Subsidiary’s) requirements.

SECTION 13 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile) and shall be mailed, sent or delivered (i) if to Lender, at or to its address or facsimile number specified for notices to Lender under the Credit Agreement, and (ii) if to Guarantor, at or to its address or facsimile number set forth below its name on the signature page hereof, or at or to such other address or facsimile number as such party shall have designated in a written notice to the other party. All such notices and communications shall be effective (A) if delivered by hand, upon delivery; (B) if sent by mail, upon the earlier of the date of receipt or three Business Days after deposit in the mail, first class (or air mail, with respect to communications to be sent to or from the United States), postage prepaid; and (C) if sent by facsimile, when sent.

SECTION 14 No Waiver; Cumulative Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder or under any other Guarantor Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Guaranty and the other Guarantor Documents are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Lender.

SECTION 15 Costs and Expenses; Indemnification.

(a) Costs and Expenses. Guarantor agrees to pay on demand:

(i) the reasonable out-of-pocket costs and expenses of Lender, and the reasonable fees and disbursements of counsel to Lender (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution, delivery and administration of this Guaranty or any other Guarantor Document, and any amendments, modifications or waivers of the terms thereof; and

(ii) all costs and expenses of Lender, and fees and disbursements of counsel (including allocated costs of internal counsel), in connection with the enforcement or attempted enforcement, or preservation of any rights or interests under, this Guaranty and any other Guarantor Document, and any out-of-court workout or other refinancing or restructuring or in any bankruptcy or other insolvency proceeding, including any losses, costs and expenses sustained by Lender as a result of any failure by Guarantor to perform or observe its obligations contained in this Guaranty and the other Guarantor Documents.

(b) Indemnification. In addition, whether or not the transactions contemplated by the Loan Documents shall be consummated, Guarantor hereby agrees to indemnify Lender, its officers, directors, employees and affiliates (each an “Indemnified Person”), against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees arid disbursements of counsel to an Indemnified Person (including allocated costs of internal counsel), which may be imposed on, incurred by, or asserted against any Indemnified Person, (i) in any way relating to or arising out of this Guaranty or any other Guarantor Document, the Guaranteed Obligations or the transactions contemplated hereby or thereby, or (ii) with respect to any investigation, litigation or other proceeding relating to any of the foregoing, irrespective of whether the Indemnified Person shall be designated a party thereto (the “Indemnified Liabilities”); provided that Guarantor shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person’s gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, Guarantor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(c) Interest. Any amounts payable to Lender under this Section 15 if not paid upon demand shall bear interest from the date of such demand until paid in full, at the rate of interest applicable to the Loans after the occurrence of an Event of Default.

SECTION 16 Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, without notice to Guarantor (any such notice being expressly waived by Guarantor), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Guarantor against any and all of the obligations of Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not Lender shall have made any demand upon Borrower or Guarantor under the Loan Documents and although such obligations may be contingent and unmatured. Lender shall promptly notify Guarantor after any such set-off and application made by it; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lender under this Section 16 are in addition to other rights and remedies (including other rights of set-off) which Lender may have.

SECTION 17 Survival. All covenants, agreements, representations and warranties made in this Guaranty and in any other Guarantor Document shall survive the execution and delivery of this Guaranty, and shall continue in full force and effect so long as Lender has any commitment to lend under the Credit Agreement, any obligation under the Supply Agreement or any Guaranteed Obligation remains unsatisfied. Without limiting the generality of the foregoing, the obligations of Guarantor under Section 15 shall survive the satisfaction of the Guaranteed Obligations and the termination of the commitment to lend under the Credit Agreement, any obligation under the Supply Agreement.

SECTION 18 Benefits of Guaranty. This Guaranty is entered into for the sole protection and benefit of Lender and its successors and assigns, and no other Person (other than any Indemnified Person specified herein) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Guaranty. Lender, by its acceptance of this Guaranty, shall not have any obligations under this Guaranty to any Person other than Guarantor, and such obligations shall be limited to those expressly stated herein.

SECTION 19 Binding Effect; Assignment.

(a) Binding Effect. This Guaranty shall be binding upon Guarantor and its successors and assigns, and inure to the benefit of and be enforceable by Lender and its successors, endorsees, transferees and assigns.

(b) Assignment. Guarantor shall not have the right to assign or transfer its rights and obligations hereunder or under any other Guarantor Documents without the prior written consent of Lender. Lender may, without notice to or consent by Guarantor, sell, assign, transfer or grant participations in all or any portion of Lender’s rights and obligations hereunder and under the other Guarantor Documents in connection with any sale, assignment, transfer or grant of a participation by Lender under the Credit Agreement of its rights and obligations thereunder and under the other Loan Documents. Guarantor agrees that in connection with any such sale, assignment, transfer or grant by Lender, Lender may deliver to the prospective participant or assignee financial statements and other relevant information relating to Guarantor and its Subsidiaries.

SECTION 20 Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA AND GUARANTOR HEREBY CONSENTS AND SUBMITS ITSELF TO THE JURISDICTION OF THE COURTS OF SAID STATE AND THE COURTS OF THE UNITED STATES LOCATED IN THE SAID STATE IN ANY ACTIONS ARISING OUT OF OR CONNECTED WITH THIS AGREEMENT.

SECTION 21 Entire Agreement; Amendments and Waivers.

(a) Entire Agreement. This Guaranty and the other Guarantor Documents constitute the entire agreement of Guarantor with respect to the matters set forth herein and supersede any prior agreements, commitments, drafts, communications, discussions and understandings, oral or written, with respect thereto. There are no conditions to the full effectiveness of this Guaranty.

(b) Amendments and Waivers. Except to the extent otherwise provided in the Credit Agreement, this Guaranty and the other Guarantor Documents may not be amended except by a writing signed by Guarantor and Lender. No waiver of any rights of Lender under any provision of this Guaranty or consent to any departure by Guarantor therefrom shall be effective unless in writing and signed by Lender. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 22 Knowing and Explicit Waivers. GUARANTOR ACKNOWLEDGES THAT IT HAS EITHER OBTAINED THE ADVICE OF LEGAL COUNSEL OR HAS HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND PROVISIONS OF THIS GUARANTY. GUARANTOR ACKNOWLEDGES AND AGREES THAT EACH OF THE WAIVERS AND CONSENTS SET FORTH HEREIN, INCLUDING THOSE CONTAINED IN SECTIONS 3 THROUGH 5, ARE MADE WITH FULL KNOWLEDGE OF THEIR SIGNIFICANCE AND CONSEQUENCES. ADDITIONALLY, GUARANTOR ACKNOWLEDGES AND AGREES THAT BY EXECUTING THIS GUARANTY, IT IS WAIVING CERTAIN RIGHTS, BENEFITS, PROTECTIONS AND DEFENSES TO WHICH IT MAY OTHERWISE BE ENTITLED UNDER APPLICABLE LAW, INCLUDING UNDER THE PROVISIONS OF THE CALIFORNIA CIVIL CODE AND CALIFORNIA CODE OF CIVIL PROCEDURE REFERRED TO IN SECTION 5 (AND SIMILAR PROVISIONS IN ANY OTHER APPLICABLE JURISDICTION), AND THAT ALL SUCH WAIVERS HEREIN ARE EXPLICIT, KNOWING WAIVERS. GUARANTOR FURTHER ACKNOWLEDGES AND AGREES THAT LENDER IS RELYING ON SUCH WAIVERS IN CREATING THE GUARANTEED OBLIGATIONS, AND THAT SUCH WAIVERS ARE A MATERIAL PART OF THE CONSIDERATION WHICH LENDER IS RECEIVING FOR CREATING THE GUARANTEED OBLIGATIONS.

SECTION 23 Severability. Whenever possible, each provision of this Guaranty and the other Guarantor Documents shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Guaranty or any other Guarantor Document shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Guaranty or such Guarantor Document, as the case may be, or the validity or effectiveness of such provision in any other jurisdiction.

[Signature page follows.]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty, as of the date first above written.

AMERICAN PRESCRIPTION PROVIDERS OF GEORGIA, INC.

By:
Name:
Title:

Address:

American Prescription Providers of Georgia, Inc. 710 Peachtree Street, N.E. Atlanta, Georgia 30308

Attn:	Chief Financial Officer
Fax:

AMERICAN PROVIDERS OF FLORIDA, INC.

By:
Name:
Title:

Address:

American Prescription Providers of Florida, Inc.
656 NE 125th Street
N. Miami, Florida 33161

Attn:	Chief Financial Officer
Fax:

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

AMERICAN PROVIDERS OF NEW YORK, INC.

By:
Name:
Title:

Address:

American Prescription Providers of New York, Inc. 197 87th Avenue New York, New York 10011

Attn:	Chief Financial Officer
Fax:

EXHIBIT H

SUBSIDIARY SECURITY AGREEMENT

THIS SUBSIDIARY SECURITY AGREEMENT (this “Agreement”), dated as of November 30, 1998, is made by each of the undersigned subsidiaries of American Prescription Providers, Inc. (“Borrower”), and any other subsidiary of Borrower that may from time to time become a party to this Agreement (individually and collectively, the “Debtor”) in favor of McKESSON CORPORATION, a Delaware corporation (“McKesson”).

WHEREAS, Debtor is obligated to McKesson under that certain “Subsidiary Guaranty” executed on or about the date hereof pursuant to a Credit Agreement of even date herewith by and between Borrower and McKesson.

WHEREAS, each Debtor will benefit substantially from the financial accommodations made by Lender to Borrower under the Credit Agreement because (1) Borrower will obtain assets, some of which will be transferred to each Debtor, and (2) Debtor will otherwise derive substantial direct and indirect benefits from the making of the loans to Borrower pursuant to the Credit Agreement (which benefits are hereby acknowledged by Debtor).

WHEREAS, McKesson’s obligations under the “Loan Documents” (as that term is defined in the Credit Agreement) are conditioned upon the full and complete satisfaction of certain conditions precedent, including the execution and delivery of this Agreement to McKesson (among other things).

Debtor and McKesson hereby agree as follows:

SECTION 1 Definitions; Interpretation.

(a) All capitalized terms used in this Agreement (including in the Preamble hereof) and not otherwise defined in this Agreement shall have the meanings assigned to them in the Credit Agreement.

(b) As used in this Agreement (including in the Preamble hereof), the following terms shall have the following meanings:

“Collateral” has the meaning set forth in Section 2.

“Credit Agreement” means that certain Credit Agreement of even date herewith between McKesson and American Prescription Providers, Inc., as amended from time to time.

“Guarantor Documents” means this Agreement, the Subsidiary Guaranty, and any of the Loan Documents to which Debtor is a party, and all other certificates, documents, agreements and instruments delivered to McKesson under the Credit Agreement or in connection with the Obligations to which Debtor is a party or under which Debtor is obligated.

“Event of Default” has the meaning set forth in Section 8.

“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien, or other type of preferential arrangement.

“Obligations” means the indebtedness, liabilities and other obligations of Debtor to McKesson, whether created under, arising out of or in connection with this Agreement, the Subsidiary Guaranty, any of the other Guarantor Documents or otherwise, including, without limitation, any indemnity obligations owing by Debtor to McKesson, all fees and all other amounts payable by Debtor to McKesson under the Guarantor Documents, in connection there-with, or in connection with any other contract in favor of McKesson to which Debtor is a party, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

“Permitted Lien” means (i) any Lien in favor of McKesson; (ii) any Liens existing as of the date hereof and disclosed in writing to McKesson; (iii) Liens which constitute Permitted Liens under the Credit Agreement, as if the “Debtor” herein were treated as though it were the “Eligible Subsidiary” in the section(s) defining Permitted Liens in the Credit Agreement.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(c) Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

(d) In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; and (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

SECTION 2 Security Interest.

(a) As security for the payment and performance of the Obligations, Debtor hereby pledges, assigns, transfers, hypothecates and sets over to McKesson, and hereby grants to McKesson a security interest in, all of Debtor’s right, title and interest in, to and under the following property, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the “Collateral”):

(i) all assets of whatever kind, nature or character, now or hereafter acquired by the Debtor from APP Plus, Inc. or any of its subsidiaries, whether such acquisition occurred directly or through an intermediate transferee, for example, the corporate parent of Debtor, which then transferred such assets to Debtor;

(ii) all accounts, accounts receivable, contract rights, rights to payment, chattel paper, letters of credit, letter-of-credit rights, proceeds of letters of credit, documents, securities, money and instruments, investment securities, and investment property, whether held directly or through a securities intermediary, and other obligations of any kind owed to Debtor, however evidenced;

(iii) all deposits and deposit accounts with any bank, savings and loan association, credit union or like organization, and all funds and amounts therein, and whether or not held in trust, or in custody or safekeeping, or otherwise restricted or designated for a particular purpose;

(iv) all inventory, including, without limitation, all materials, raw materials, parts, components, work in progress, finished goods, merchandise, supplies, and all other goods which are held for sale, lease or other disposition or furnished under contracts of service or consumed in Debtor’s business, including, without limitation, those held for display or demonstration or out on lease or consignment (collectively, “Inventory”);

(v) all equipment, including, without limitation, all machinery, furniture, furnishings, fixtures, trade fixtures, tools, parts and supplies, automobiles, trucks, tractors and other vehicles, appliances, computer and other electronic data processing equipment and other office equipment, computer programs and related data processing software, and all additions, substitutions, replacements, parts, accessories, and accessions to and for the foregoing;

(vi) all general intangibles and other personal property of Debtor, including, without limitation, (A) all tax and other refunds, rebates or credits of every kind and nature to which Debtor is now or hereafter may become entitled; (B) all intellectual property and all rights therein of any type or description, including, without limitation, all inventions and discoveries, patents and patent applications, copyrights and applications for copyright (together with the underlying works of authorship) whether or not registered, together with any renewals and extensions thereof, trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, trade secrets, trade dress, trade styles, logos, other source of business identifiers, mask-works, mask-work registrations, mask-work applications, software, confidential and proprietary information, customer lists, other license rights, advertising materials, operating manuals, methods, processes, know-how, algorithms, formulae, databases, quality control procedures, product, service and technical specifications, operating, production and quality control manuals, sales literature, drawings, specifications, blue prints, descriptions, inventions, name plates and catalogs, and the entire goodwill of or associated with the businesses now or hereafter conducted by Debtor connected with and symbolized by any of the aforementioned properties and assets, and all licenses relating to any of the foregoing, all reissuance, continuations and continuations-in-part of the foregoing, all other rights derived from or associated with the foregoing, including the right to sue and recover for past infringement, and all income and royalties with respect thereto; (C) all good will, choses in action and causes of action; (D) all interests in limited and general partnerships and limited liability companies; and (E) all indemnity agreements, guaranties, insurance policies, insurance claims, and other contractual, equitable and legal rights of whatever kind or nature;

(vii) all books, records and other written, electronic or other documentation in whatever form maintained by or for Debtor in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral; and

(viii) all products and proceeds, including insurance proceeds, of any and all of the foregoing.

(b) Anything herein to the contrary notwithstanding, (i) Debtor shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by McKesson of any of the rights hereunder shall not release Debtor from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and (iii) McKesson shall not have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall McKesson be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

(c) Notwithstanding the foregoing provisions of this Section 2, the grant of a security interest as provided herein shall not extend to, and the term “Collateral” shall not include, any general intangibles of Debtor (whether owned or held as licensee or lessee, or otherwise), to the extent that (i) such general intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (ii) such consent has not been obtained; provided, however, that the foregoing grant of security interest shall extend to, and the term “Collateral” shall include, (A) any general intangible which is an account receivable or a proceed of, or otherwise related to the enforcement or collection of, any account receivable, or goods which are the subject of any account receivable, (B) any and all proceeds of any general intangibles which are otherwise excluded to the extent that the assignment or encumbrance of such proceeds is not so restricted, and (C) upon obtaining the consent of any such licensor, lessor or other applicable party’s consent with respect to any such otherwise excluded general intangibles, such general intangibles as well as any and all proceeds thereof that might have theretofore have been excluded from such grant of a security interest and the term “Collateral.”

(d) This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 19 hereof.

SECTION 3 Financing Statements, Etc. Debtor shall execute and deliver to McKesson concurrently with the execution of this Agreement, and at any time and from time to time thereafter, all financing statements, assignments, continuation financing statements, termination statements, account control agreements, and other documents and instruments, in form reasonably satisfactory to McKesson, and take all other action, as McKesson may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of McKesson in the Collateral and to accomplish the purposes of this Agreement.

SECTION 4 Representations and Warranties. Debtor represents and warrants to McKesson that:

(a) Debtor is a corporation duly organized, validly existing and in good standing under the law of the jurisdiction of its incorporation as set forth in the Representation Certificate and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(b) The execution, delivery and performance by Debtor of this Agreement have been duly authorized by all necessary corporate action of Debtor, and this Agreement constitutes the legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms.

(c) No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other Person, is required for the due execution, delivery or performance by Debtor of this Agreement, although in order to perfect the liens and security interests granted pursuant to this Agreement, filings of UCC-1 financing statements may be necessary.

(d) Debtor’s chief executive office and principal place of business is located at the address set forth in the Representation Certificate; all other locations where Debtor conducts business or Collateral is kept are set forth in the Representation Certificate; and all trade names and fictitious names under which Debtor at any time in the past has conducted or presently conducts its business operations are set forth in the Representation Certificate.

(e) Debtor is the sole and complete owner of the Collateral, free from any Lien other than Permitted Liens.

(f) All of Debtor’s U.S. and foreign patents and patent applications, copyrights (whether or not registered), applications for copyright, trademarks, service marks and trade names (whether registered or unregistered), and applications for registration of such trademarks, service marks and trade names, are set forth in the Representation Certificate.

SECTION 5 Covenants. So long as any of the Obligations remain unsatisfied, Debtor agrees that:

(a) Debtor shall appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or McKesson’s right or interest in, the Collateral, and shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

(b) Debtor shall comply in all material respects with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

(c) Debtor shall give prompt written notice to McKesson (and in any event not later than 10 days following any change described below in this subsection) of: (i) any change in the location of Debtor’s chief executive office or principal place of business, (ii) any change in the locations set forth in the Representation Certificate; (iii) any change in its name, (iv) any changes in, additions to or other modifications of its trade names and trade styles set forth in the Representation Certificate; (v) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; (vi) any change in the Debtor’s jurisdiction of incorporation; and (vii) any change in Debtor’s federal taxpayer identification number.

(d) Debtor shall carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies, insurance with respect to the Collateral in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses and owning similar properties in the localities where Debtor operates and which is otherwise acceptable to McKesson. Insurance on the Collateral shall name McKesson as additional insured and as loss payee. Upon the request of McKesson, Debtor shall furnish McKesson from time to time with full information as to the insurance carried by it and, if so requested, copies of all such insurance policies. Debtor shall also furnish to McKesson at least once in each calendar year a certificate of Debtor’s insurance broker or other insurance specialist stating that all premiums then due on the policies relating to insurance on the Collateral have been paid and that such policies are in full force and effect. All insurance policies required under this subsection (d) shall provide that they shall not be terminated or cancelled nor shall any such policy be materially changed without at least 30 days’ prior written notice to Debtor and McKesson. Receipt of notice of termination or cancellation of any such insurance policies or reduction of coverages or amounts thereunder shall entitle McKesson to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to the first sentence of this subsection (d) or otherwise to obtain similar insurance in place of such policies, in each case at the expense of Debtor.

(e) All insurance policies shall provide that any losses payable thereunder be payable directly to McKesson unless written authority to the contrary is obtained. In the event that Debtor shall receive any proceeds of any insurance (other than in respect of third party liability insurance) it shall immediately cause such proceeds to be paid over to McKesson. If the Collateral shall be materially damaged or destroyed, in whole or in part, by fire or other casualty, Debtor shall give prompt notice thereof to McKesson. Additionally, Debtor shall in any event promptly give McKesson notice of all reports made to insurance companies in respect of any claim in excess of $10,000. No settlement on account of any loss covered by insurance shall be made for less than insured value without the consent of McKesson. In its sole discretion McKesson may apply all or any portion of such insurance proceeds to the payment of Obligations or may release all or any portion thereof to Debtor, provided that, so long as no Default or Event of Default has occurred, should the insurance proceeds paid for a particular loss be $200,000 or less and such proceeds fully cover the loss (absent the applicable deductible, if any) McKesson agrees to release such proceeds to Debtor so long as Debtor then uses such proceeds to replace the Collateral that has been lost or to acquire new Collateral.

(f) Debtor shall keep separate, accurate and complete books and records with respect to the Collateral, disclosing McKesson’s security interest hereunder.

(g) Debtor shall not surrender or lose possession of (other than to McKesson), or sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except in the ordinary course of business; provided that no such disposition or transfer of Collateral consisting of investment property or instruments shall be permitted while any Event of Default exists.

(h) Debtor shall keep the Collateral free of all Liens except Permitted Liens.

(i) Debtor shall pay and discharge all taxes, fees, assessments and governmental charges or levies imposed upon it with respect to the Collateral prior to the date on which penalties attach thereto, except to the extent such taxes, fees, assessments or governmental charges or levies are being contested in good faith by appropriate proceedings.

(j) Debtor shall maintain and preserve its corporate existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of the Collateral, except in connection with any transactions expressly permitted by the Credit Agreement or any other Document.

(k) Upon the request of McKesson, Debtor shall (i) immediately deliver to McKesson, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all documents and instruments, all certificated securities with respect to any investment property, all letters of credit and all accounts and other rights to payment at any time evidenced by promissory notes, trade acceptances or other instruments, (ii) cause any securities intermediaries to show on their books that McKesson is the entitlement holder with respect to any investment property, and/or obtain account control agreements in favor of McKesson from such securities intermediaries, in form and substance satisfactory to McKesson, with respect to any investment property, as requested by McKesson, (iii) mark all documents and chattel paper with such legends as McKesson shall reasonably specify, and (iv) obtain consents from any letter of credit issuers with respect to the assignment to McKesson of any letter of credit proceeds.

(l) Debtor shall at any reasonable time and from time to time permit McKesson or any of its agents or representatives to visit the premises of Debtor and inspect the Collateral and to examine and make copies of and abstracts from the records and books of account of Debtor.

(m) Debtor shall: (i) with such frequency as McKesson may require, furnish to McKesson such lists of customers and other information relating to the accounts and other rights to payment as McKesson shall reasonably request (which information McKesson agrees to treat as confidential so long as doing so would not interfere with McKesson’s rights as a secured creditor or its ability to assign participations or interests in the Loans or the Loan Documents to third parties consistent with the provisions of the other Loan Documents); (ii) give only normal discounts, allowances and credits as to accounts and other rights to payment, in the ordinary course of business, according to normal trade practices utilized by Debtor, and enforce all accounts and other rights to payment strictly in accordance with their terms, except that Debtor may grant any extension of the time for payment or enter into any agreement to make a rebate or otherwise to reduce the amount owing on or with respect to, or compromise or settle for less than the full amount thereof, any account or other right to payment, in the ordinary course of business, according to normal and prudent trade practices utilized by Debtor; and (iii) upon the request of McKesson (A) at any time, notify all or any designated portion of the account debtors and other obligors on the accounts and other rights to payment of the security interest hereunder, and (B) upon the occurrence and during the continuance of an Event of Default, notify the account debtors and other obligors on the accounts and other rights to payment or any designated portion thereof that payment shall be made directly to McKesson or to such other Person or location as McKesson shall specify.

(n) Debtor shall, at such times as McKesson shall reasonably request, prepare and deliver to McKesson a report of all Inventory, in form and substance satisfactory to McKesson, which need not be duplicative of other reports prepared and provided to McKesson pursuant to the other Loan Documents, provided that Debtor identifies for McKesson where the requested information can be located in the existing reports.

(o) Debtor shall (i) notify McKesson of any material claim made or asserted against the Collateral by any Person and of any change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or McKesson’s Lien thereon; (ii) furnish to McKesson such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as McKesson may reasonably request, all in reasonable detail; and (iii) upon reasonable request of McKesson make such demands and requests for information and reports as Debtor is entitled to make in respect of the Collateral, provided that, none of the foregoing need be duplicative of other reports prepared and provided to McKesson pursuant to the other Loan Documents, provided that Debtor identifies for McKesson where the requested information can be located in the existing reports.

(p) If and when Debtor shall obtain rights to any new patents, trademarks, service marks, trade names or copyrights, or otherwise acquire or become entitled to the benefit of, or apply for registration of, any of the foregoing, Debtor (i) shall promptly notify McKesson thereof and (ii) hereby authorizes McKesson to modify, amend, or supplement the Representation Certificate and from time to time to include any of the foregoing and make all necessary or appropriate filings with respect thereto.

(q) Debtor shall not enter into any agreement (including any license or royalty agreement) pertaining to any of its patents, copyrights, trademarks, service marks and trade names, except for non-exclusive licenses in the ordinary course of business.

(r) Debtor shall give McKesson immediate notice of the establishment of any new deposit account and any new securities account with respect to any investment property.

SECTION 6 Collection of Accounts. Until McKesson exercises its rights hereunder to collect the accounts and other rights to payment, Debtor shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the accounts and other rights to payment. At the request of McKesson, upon the occurrence and during the continuance of any Event of Default, all remittances received by Debtor shall be held in trust for McKesson and, in accordance with McKesson’s instructions, remitted to McKesson or deposited to an account of McKesson in the form received (with any necessary endorsements or instruments of assignment or transfer). At the request of McKesson, upon and after the occurrence of any Event of Default, McKesson shall be entitled to receive all distributions and payments of any nature with respect to any investment property or instruments, and all such distributions or payments received by the Debtor shall be held in trust for McKesson and, in accordance with McKesson’s instructions, remitted to McKesson or deposited to an account with McKesson in the form received (with any necessary endorsements or instruments of assignment or transfer). Following the occurrence of an Event of Default any such distributions and payments with respect to any investment property held in any securities account shall be held and retained in such securities account, in each case as part of the Collateral hereunder. Additionally, McKesson shall have the right, upon the occurrence of an Event of Default, following prior written notice to the Debtor, to vote and to give consents, ratifications and waivers with respect to any investment property and instruments, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if McKesson were the absolute owner thereof; provided that McKesson shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to the Debtor or any other Person for any failure to do so or delay in doing so.

SECTION 7 Authorization; McKesson Appointed Attorney-in-Fact. McKesson shall have the right to, in the name of Debtor, or in the name of McKesson or otherwise, upon notice to but without the requirement of assent by Debtor, and Debtor hereby constitutes and appoints McKesson (and any of McKesson’s officers, employees or agents designated by McKesson) as Debtor’s true and lawful attorney-in-fact, with full power and authority to: (i) sign any of the financing statements and other documents and instruments which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of McKesson’s security interest in the Collateral (including any notices to or agreements with any securities intermediary); (ii) assert, adjust, sue for, compromise or release any claims under any policies of insurance; and (iii) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of Debtor, which McKesson may deem reasonably necessary or advisable to maintain, protect, realize upon and preserve the Collateral and McKesson’s security interest therein and to accomplish the purposes of this Agreement. McKesson agrees that, except upon and during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to McKesson, pursuant to clauses (ii) and (iii). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Obligations have not been paid and performed in full. Debtor hereby ratifies, to the extent permitted by law, all that McKesson shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

SECTION 8 Events of Default. Any of the following events which shall occur and be continuing shall constitute an “Event of Default”:

(a) Any Event of Default under the Credit Agreement

(b) Any material impairment in the value of the Collateral or the priority of McKesson’s Lien hereunder.

(c) Any levy upon, seizure or attachment of any of the Collateral.

(d) Any loss, theft or substantial damage to, or destruction of, any material portion of the Collateral (unless within 10 days after the occurrence of any such event, Debtor furnishes to McKesson evidence satisfactory to McKesson that the amount of any such loss, theft, damage to or destruction of the Collateral is fully insured under policies naming McKesson as an additional named insured or loss payee).

SECTION 9 Remedies.

(a) Upon the occurrence and continuance of any Event of Default, McKesson may declare any of the Obligations to be immediately due and payable and shall have, in addition to all other rights and remedies granted to it in this Agreement, the Credit Agreement or any other Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, McKesson may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of Debtor’s assets, without charge or liability to McKesson therefor) at public or private sale, by one or more contracts, in one or more lots or parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as McKesson deems advisable; provided, however, that Debtor shall be credited with the net proceeds of sale only when such proceeds are finally collected by McKesson. McKesson shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Debtor hereby releases, to the extent permitted by law. Debtor hereby agrees that the sending of notice in the manner provided in Section 9.2 of the Credit Agreement as though the Debtor hereunder were the Borrower under the Credit Agreement (i.e., notice is to be given to the Borrower even if the Debtor hereunder is a Subsidiary of Borrower), of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur, provided that McKesson may provide Debtor shorter notice or no notice, to the extent permitted by the UCC or other applicable law.

(b) For the purpose of enabling McKesson to exercise its rights and remedies under this Section 9 or otherwise in connection with this Agreement, Debtor hereby grants to McKesson an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to Debtor) to use, license or sublicense any intellectual property Collateral, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and sufficient rights of quality control in favor of Debtor to avoid the invalidation of any trademarks, service marks or trade names subject to the license.

(c) The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied first, to the payment of the reasonable costs and expenses of McKesson in exercising or enforcing its rights hereunder and in collecting or attempting to collect any of the Collateral, and to the payment of all other amounts payable to McKesson pursuant to Section 13 hereof; and second, to the payment of the Obligations. Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to Debtor or otherwise disposed of in accordance with the UCC or other applicable law. Debtor shall remain liable to McKesson for any deficiency which exists after any sale or other disposition or collection of Collateral.

SECTION 10 Certain Waivers. Debtor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale here-under and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations; (ii) any right to require McKesson (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Obligations, (C) to pursue any remedy in McKesson’s power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages, and demands against McKesson arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

SECTION 11 Notices. Subject to Section 9 of this Agreement, all notices or other communications hereunder shall be in writing (including by facsimile transmission) and mailed, sent by telegram, telex, facsimile, or overnight courier, or delivered by hand to the respective parties hereto at or to their respective addresses or facsimile numbers set forth below their names on the signature pages hereof, or at or to such other address or facsimile number as shall be designated by any party in a written notice to the other parties hereto. All such notices and other communications shall be effective (i) if delivered by hand, when delivered; (ii) if sent by mail, upon the earlier of the date of receipt or three (3) Business Days after deposit in the mail, first class (or by air mail, with respect to communications to be sent to or from the United States); (iii) if sent by overnight courier, on the next succeeding Business Day after timely delivery of such written notice to the overnight courier service; and (iv) if sent by facsimile, telex or telegram transmission, when sent.

SECTION 12 No Waiver; Cumulative Remedies. No failure on the part of McKesson to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to McKesson.

SECTION 13 Costs and Expenses.

(a) Debtor agrees to pay on demand:

(i) all title, appraisal, survey, audit, consulting, search, recording, filing and similar costs, fees and expenses incurred or sustained by McKesson in connection with this Agreement or the Collateral; and

(ii) all costs and expenses of McKesson, and the fees and disbursements of counsel, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement and the Credit Agreement, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral.

(b) Any amounts payable to McKesson under this Section 13 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the default rate of interest set forth in the Credit Agreement.

SECTION 14 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Debtor, McKesson and their respective successors and assigns.

SECTION 15 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of California, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than California.

SECTION 16 Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties.

SECTION 17 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 18 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

SECTION 19 Termination. Upon payment and performance in full of all Obligations, this Agreement shall terminate and McKesson shall promptly execute and deliver to Debtor such documents and instruments reasonably requested by Debtor as shall be necessary to evidence termination of all security interests given by Debtor to McKesson hereunder; provided, however, that the obligations of Debtor under Section 13 hereof shall survive such termination.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

Debtor

AMERICAN PRESCRIPTION PROVIDERS OF GEORGIA, INC.

By:
Name:
Title:

Address:

American Prescription Providers of Georgia, Inc. 710 Peachtree Street, N.E. Atlanta, Georgia 30308

Attn:	Chief Financial Officer
Fax:

AMERICAN PROVIDERS OF FLORIDA, INC.

By:
Name:
Title:

Address:

American Prescription Providers of Florida, Inc. 656 NE 125th Street N. Miami, Florida 33161

Attn:	Chief Financial Officer
Fax:

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

WARRANT PURCHASE AGREEMENT

Among

AMERICAN PRESCRIPTION PROVIDERS, INC.

And

McKESSON CORPORATION

Dated as of December 1, 1998

WARRANT PURCHASE AGREEMENT

THIS WARRANT PURCHASE AGREEMENT (this “Agreement”) is entered into as of December 1, 1998, between AMERICAN PRESCRIPTION PROVIDERS, INC., a Delaware corporation (“Company”), and McKESSON CORPORATION (“McKESSON”), a Delaware corporation.

WHEREAS, concurrently with the execution and delivery hereof, Company will be issuing its Warrants to purchase shares of Common Stock of Company to McKesson in connection with and as a condition to McKesson’s obligations under a Credit Agreement executed by and between Company and McKesson on or about the date hereof.

WHEREAS, in consideration of the purchase by McKesson of the Warrants and of the credit facilities to be extended to Company, Company is willing to offer McKesson the rights described herein, including, without limitation, registration rights and rights of indemnify and other rights and privileges relating to the Warrants and the Warrant Shares, all as more specifically set forth herein.

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1. CERTAIN DEFINITIONS AND TERMS.

Section 1.1 Definitions. Terms not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement. As used herein, the following terms have the meanings indicated:

“Certificate of Incorporation” shall mean the Certificate of Incorporation of Company as filed with the Delaware Secretary of State on                     , 199    , without further amendment or modification thereto except as permitted pursuant to the terms of this Agreement or the Warrant.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Trust Indenture Act of 1939, as amended, as the case may be.

“Common Stock” means the shares of common stock, par value of $0.001 per share, of Company described in the Certificate of Incorporation.

“Convertible Security” shall mean evidences of indebtedness, equity, rights, options, warrants or other securities which are convertible into or exchangeable for shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event, or otherwise.

“Credit Agreement” means that certain Credit Agreement dated as of even date herewith between Company and McKesson, as it may be amended from time to time.

“Cutback Determination” is defined in Section 7.3(a).

“Demand Registration” is defined in Section 7.3(a).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Exercise Period” means the period from but excluding the fifteenth day after the First Anniversary to and including the Expiration Date.

“Expiration Date” means from and after 5:00 p.m. Eastern Standard, time on the tenth anniversary of the date of this Agreement.

“First Anniversary” means the first anniversary of the Closing Date.

“Holder” means any beneficial owner of (i) any Warrant Share, or (ii) any Warrant, in each case as the context may require.

“Incidental Cutback Determination” is defined in Section 7.5.

“Initial SEC Registration Date” means the date on which Company first becomes subject to the reporting requirements of Section 13 of the Exchange Act.

“Person” means an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Pro Forma Shares” means as of the date of any determination thereof, the sum of (i) the total number of outstanding shares of Common Stock, plus (ii) the total number of shares of Common Stock issuable upon exercise of the Warrants and any other warrants, options or other rights and upon the exercise of any conversion or exchange rights with respect to Convertible Securities.

The terms “Register” “Registered” and “Registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (“Registration Statement”), and the declaration or ordering of the effectiveness of such Registration Statement.

“Registrable Warrant Shares “ means the Warrant Shares, other than (i) those shares previously registered under the Securities Act, (ii) those shares sold under an exemption from registration pursuant to Rule 144 of the Commission, and (iii) those shares eligible for sale pursuant to Rule 144 within sixty (60) days of the date of a request for Registration.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

“Security” or “Securities” shall have the same meaning as in Section 2(1) of the Securities Act.

“Third Anniversary” means the third anniversary of the Closing Date.

“Warrant Issue Date” is defined in Section 5.

“Warrant Percentage” means 7.5%.

“Warrant Shares” means the shares of Common Stock or other Securities issued upon exercise of the Warrants in accordance with the Warrants and this Agreement, and any references contained herein to a Holder or Holders of any Warrant Shares shall be deemed to refer to the Holder of the Warrants relating thereto.

“Warrants” is defined in Section 2.

SECTION 2. AUTHORIZATION OF WARRANTS.

In consideration of, and as an inducement to, McKesson’s entering into the Credit Agreement, Company will authorize the issuance and sale of, and Company agrees to deliver to McKesson on the Warrant Issue Date, one or more warrants (all warrants being delivered to McKesson being referred to collectively as the “Warrants”) substantially in the form attached hereto as Exhibit A to purchase the number of shares of Common Stock of Company as set forth in Section 4 of this Agreement for the consideration set forth in the Warrants. The number of shares which may be purchased upon the exercise of the Warrants and the price per share are subject to adjustment in the manner and on the terms and conditions set forth in the Warrants.

The rights, powers and terms of and relating to the Common Stock will be provided for in the Certificate of Incorporation, and as otherwise provided by the Delaware General Corporation Law of the State of Delaware. In addition, the Warrants and the shares of Common Stock issuable upon exercise thereof are subject to the terms and provisions specified in this Agreement.

SECTION 3. SALE AND PURCHASE OF WARRANTS.

Subject to the terms and conditions of this Agreement, Company will issue and sell to McKesson, and McKesson will purchase from Company, at the Warrant Issue Date, the entire issue of the Warrants. The aggregate purchase price for the Warrants shall be McKesson’s execution and delivery of the Credit Agreement.

Company and McKesson agree that the per share value of the Warrants for tax purposes is $            . Company and McKesson agree to report the transaction in a manner consistent with this paragraph.

SECTION 4. EXERCISE OF WARRANTS AND DETERMINATION OF SHARES.

The Warrants shall be exercisable from time to time during the Exercise Period on an aggregate basis into such number of shares of Common Stock as is equal as of the time of such exercise of the Warrants to the sum (but not less than zero) of (a) the Pro Forma Shares multiplied by the Warrant Percentage minus (b) the aggregate number of shares of Common Stock purchased through prior exercises of the Warrants.

SECTION 5. WARRANT ISSUE DATE AND CONDITIONS TO CLOSING DATE.

The sale and purchase of the Warrants shall occur simultaneously with the execution and delivery of the Credit Agreement by the parties or on such other Business Day within 30 days thereafter as may be agreed upon by Company and McKesson (the “Warrant Issue Date”). On the Warrant Issue Date, Company will deliver to McKesson the Warrants, the Warrants to be in the form of a single Warrant (or such greater number of Warrants as McKesson may request) registered in McKesson’s name (or in the name of its nominee). If on the Warrant Issue Date Company shall fail to deliver to McKesson such documents as provided in the Credit Agreement or Company shall fail to tender to McKesson the Warrants as provided above in this Section 5, or any of the conditions specified in Section 5 shall not have been fulfilled to its satisfaction, McKesson shall, at its election, be relieved of all further obligations under this Agreement, the Credit Agreement and the other Loan Documents (including the Supply Agreement), without thereby waiving any rights McKesson may have by reason of such failure or such nonfulfillment.

McKesson’s obligation to purchase and pay for the Warrants is subject to the fulfillment to its satisfaction (or explicit written waiver by McKesson), prior to or on the Warrant Issue Date, of the conditions set forth in Article IV of the Credit Agreement, which conditions shall be and are hereby incorporated herein by reference.

SECTION 6. REPRESENTATIONS AND WARRANTIES.

Section 6.1 Purchase for Investment. McKesson represents that it is purchasing the Warrants and the Warrant Shares for its own account and not with a view to the distribution thereof, provided that the disposition of its property shall at all times be within its control. McKesson further represents that it (as well as any Person to which it may transfer Warrants or any nominee to which it may direct Warrants or Warrant Shares to be issued) is an accredited investor within the meaning of Rule 501(a) promulgated under the Securities Act. McKesson understands that the Warrants have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that Company is not required to register the Warrants and the Warrant Shares. In the absence of such registration, Company may require McKesson to provide at its expense, an opinion of securities counsel that no registration is required, which would be in form and substance satisfactory to Company.

Section 6.2 Source of Funds. McKesson represents that the source of funds to be used by it to pay the purchase price of the Warrants does not include assets of any employee benefit plan. As used in this Section 6.2, the term “employee benefit plan” shall have the meaning assigned to such term in Section 3 of ERISA.

SECTION 7. TRANSFER; REGISTRATION RIGHTS.

Section 7.1 Restrictions on Transferability. The Warrants and the Warrant Shares shall not be transferable except upon the conditions hereinafter specified, which conditions are intended to ensure compliance with the provisions of the Securities Act and any applicable state securities laws.

(a) Transfer of Rights. Subject to Section 7.10, the rights granted to McKesson under this Section 7 may be transferred to any person or entity acquiring directly or indirectly any shares of Warrants or Warrant Shares, as the case may be, from McKesson.

(b) Transferees. Any transferee to whom rights under Section 7 are transferred shall, as a condition to such transfer, agree to be bound by the obligations imposed by Section 7 to the same extent as such transferee’s transferor was bound hereunder.

(c) Subsequent Transferees. A transferee to whom rights are transferred pursuant to this Section 7.1 may only transfer such rights to another person or entity as provided in (a) and (b) of this Section 7.1.

Section 7.2 Notice of Proposed Transfer; Registration Not Required. The Holder of each Warrant or any Warrant Shares, by acceptance thereof, agrees to give prior written notice to Company of such Holder’s intention to transfer such Warrant (or the Warrant Shares relating thereto) or such Warrant Shares (or, in each case, any portion thereof), describing briefly the manner and circumstances of the proposed transfer, provided, however, that no such notice shall be required for a transfer under a registration requested in accordance with the provisions of Section 7.3 or in connection with a transfer made in accordance with the exemptions afforded by Rule 144 or Rule 144A of the General Rules and Regulations of the Commission (or any other available exemption from the registration requirements of the Securities Act) and exempt from all applicable registration requirements under state securities laws. In connection with such transfer, Company may require McKesson to provide at its expense, an opinion of securities counsel that no registration is required, which would be in form and substance satisfactory to Company.

Section 7.3 Required Registration. (a) On (and including) or after the twenty-fifth day after the Third Anniversary, the Holders of at least 51% of the aggregate then outstanding number of Registrable Warrant Shares may, upon written request, require Company to effect the registration (a “Demand Registration”) or qualification under applicable federal or state securities laws of such Registrable Warrant Shares. Upon receipt of such written request, Company shall promptly give written notice to all Holders of Warrants and Warrant Shares of a proposed registration or qualification, and shall, subject to the conditions of Section 7.4, as expeditiously as possible, use its best efforts to effect any such registration or qualification of:

(i) such Registrable Warrant Shares; or

(ii) all other Registrable Warrant Shares of Holders of Warrants or Warrant Shares which shall have advised Company in writing within 30 days after the giving of such written notice by Company of their desire to have their Registrable Warrant Shares registered or qualified or exempted, with, or notification to or approval of, any governmental authority under any federal or state securities laws, or listing with any securities exchange, which may be required to permit the sale or other disposition of any such Registrable Warrant Shares which the Holders thereof propose to make, and Company will keep effective such registration, qualification, exemption, notification or approval for such period as may be necessary to effect such sales or dispositions up to a maximum period of six months after initial effectiveness.

If the managing underwriter engaged in connection with an underwritten public offering of such Registrable Warrant Shares proposed for registration under this Section 7.3 determines in good faith and for valid business reasons that registration of such Registrable Warrant Shares would have an adverse effect on the marketability or the price of such offering (a “Cutback Determination”), such managing underwriter shall give prompt written notice of such Cutback Determination to such requesting Holder or Holders. In such event, Company, upon written notice to the Holders of such Registrable Warrant Shares, shall have the right to limit such Registrable Warrant Shares to be registered, if any, to the largest number which would not result in such adverse effect on marketability or the price of such offering (such limitation being applied to each such requesting Holder of Registrable Warrant Shares pro rata in respect of the number of shares subject to such request). No Securities of any Person may be included in any registration pursuant to this Section 7.3 without the written consent of the Holders of at least a majority of the Registrable Warrant Shares participating in such offering if, with the inclusion of such Securities, the Holders are not able to include in the registration at least 80% of the Registrable Warrant Shares that they initially requested to be included.

(b) Registration Procedures. In connection with Company’s obligations with respect to a Demand Registration pursuant to Section 7.3(a) hereof, Company shall use its best efforts to effect or cause the registration or qualification of Registrable Warrant Shares under the Securities Act and applicable state securities laws to permit the sale of such Registrable Warrant

Shares by the Holders thereof in accordance with the intended method of distribution thereof (if such distribution is possible), and pursuant thereto, Company shall:

(i) prepare and, within 60 days after receipt of the request pursuant to Section 7.3(a) hereof, file with the Commission a registration statement or registration statements with respect to a Demand Registration on any form which may be utilized by Company and which shall permit the disposition of the Registrable Warrant Shares in accordance with the intended method or methods thereof, and use its best efforts to cause such registration statement or registration statements to become effective as expeditiously as possible, but in any event not later than 120 days after receipt of such request;

(ii) prepare and file with the Commission such amendments and supplements to a registration statement or statements hereunder and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement for the applicable period specified in Section 7.3(a) hereof, and comply in all material respects with the provisions of the Securities Act and applicable state securities laws with respect to the disposition of all of the Registrable Warrant Shares to be included in such registration statement during such applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the registration statement;

(iii) provide the Holders of the Registrable Warrant Shares to be included in a registration statement hereunder and the underwriters (which term, for purposes of this Agreement, shall include a Person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, of the Securities being sold and counsel for such underwriters and not more than one counsel for such Holders the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment or supplement thereto; and make available for inspection by such Persons such financial and other information, books and records of Company, and cause the officers, directors and employees of Company, and counsel and independent certified public accountants for Company, to respond to such inquiries, as shall be reasonably necessary, in the opinion of the respective counsel to such Holders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act; provided that all such persons shall treat all information to which they have access as confidential and use it solely for the purpose of registration;

(iv) promptly notify the selling Holders of Registrable Warrant Shares to be included in a registration statement hereunder and the managing underwriters, if any, of the Registrable Warrant Shares being sold and (if requested by any such Person) confirm such advice in writing, (1) when such registration statement, the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (2) of any request by the Commission for amendments or supplements to such registration statement or the prospectus or for additional or supplemental information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of Company contemplated by paragraph (xi) below cease to be true and correct in all material respects, (5) of the receipt by Company of any notification with respect to the suspension of the qualification of the Registrable Warrant Shares for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose, or (6) at any time when a prospectus is required to be delivered under the Securities Act, of the happening of any event as a result of which such registration statement, prospectus, any prospectus supplement, or any document incorporated by reference in any of the foregoing contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(v) make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement hereunder or any post-effective amendment thereto at the earliest practicable date;

(vi) if requested by the managing underwriter or underwriters or the Holders of at least a majority of the Registrable Warrant Shares being sold, promptly incorporate in a prospectus supplement or post-effective amendment such information as such managing underwriter or underwriters or such Holders of at least a majority of the Registrable Warrant Shares being sold specify should be included therein relating to the sale of the Registrable Warrant Shares, including, without limitation, information with respect to the number of Registrable Warrant Shares being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Warrant Shares to be sold in such offering, except to the extent that Company is advised in a written opinion of outside counsel that the inclusion of such information is reasonably likely to violate the federal securities laws; and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(vii) furnish to each Holder of Registrable Warrant Shares to be included in a registration statement hereunder and each underwriter, if any, of the Securities being sold such number of copies of such registration statement, each such amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement and such other documents as such Holder and underwriter, if any, may reasonably request in order to facilitate the disposition of the Registrable Warrant Shares owned by such Holder; Company consents to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Warrant Shares and the underwriters in connection with the offering and sale of the Registrable Warrant Shares covered by the prospectus or any supplement or amendment thereto;

(viii) use its best efforts to (1) register or qualify the Registrable Warrant Shares to be included in a registration statement hereunder under such other securities laws or Blue Sky laws of such jurisdictions as any Holder of such Registrable Warrant Shares and each underwriter, if any, of the Securities being sold shall reasonably request, (2) keep such registrations or qualifications in effect for so long as the registration statement remains in effect and (3) take any and all such actions as may be reasonably necessary or advisable to enable such Holder and underwriter, if any, to consummate the disposition in such jurisdictions of such Registrable Warrant Shares owned by such Holder; provided, however, that Company shall not be required for any such purpose to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this paragraph (viii) or (B) consent to general service of process in any such jurisdiction;

(ix) use its best efforts to cause all of the Registrable Warrant Shares that are to be included in a registration statement hereunder to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Company to enable the Holder or Holders thereof to consummate the disposition of such Registrable Warrant Shares;

(x) use its best efforts in cooperation with the Holders of the Registrable Warrant Shares to be included in a registration statement hereunder and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Warrant Shares to be sold and not bearing any restrictive legends; and, in the case of an underwritten offering, enable such Registrable Warrant Shares to be in such denominations and registered in such names as the managing underwriters may request at least two Business Days prior to any sale of the Registrable Warrant Shares;

(xi) enter into such customary agreements (including an underwriting agreement, in the event that the shares to be included are to be distributed by means of an underwritten public offering) and take such other actions in connection therewith as the Holders of at least a majority of the Registrable

Warrant Shares to be included in a registration statement hereunder shall reasonably request in order to expedite or facilitate the disposition of such Registrable Warrant Shares and in such connection, whether or not an underwriting agreement is entered into and whether or not the disposition is an underwritten offering, (1) make such representations, warranties and indemnities to the Holders of such Registrable Warrant Shares and the underwriters, if any, in form, substance and scope as are customarily made in an underwritten offering; (2) obtain an opinion of counsel to Company in customary form and covering such matters of the type customarily covered by such opinion as the Holders of at least a majority of the Registrable Warrant Shares to be included in such registration statement and the underwriters, if any, may reasonably request, addressed to the selling Holders and the underwriters, if any, and dated the effective date of such registration statement and dated the effective date of a post-effective amendment to the registration statement, if such is filed (or, if such registration statement covers an underwritten offering, dated the date of the closing as specified in the underwriting agreement); (3) obtain a “cold comfort” or procedures letter from the independent certified public accountants of Company addressed to the selling Holders of Registrable Warrant Shares and to the underwriters, if any, dated the effective date of such registration statement and dated the effective date of a post-effective amendment to the registration statement, if such is filed (and, if such registration statement covers an underwritten offering, dated the date of the closing as specified in the underwriting agreement), such letter to be in customary form and covering such matters of the type customarily covered by such letter; and (4) deliver such documents and certificates as may be reasonably requested by the Holders of at least a majority of the Registrable Warrant Shares being sold and the managing underwriters, if any, to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by Company;

(xii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission thereunder;

(xiii) provide a transfer agent and registrar for all Registrable Warrant Shares registered pursuant to such registration statement and a CUSIP number for all such Registrable Warrant Shares, in each case not later than the effective date of such registration; and

(xiv) use its best efforts to have the Registrable Warrant Shares listed, subject to notice, on the American Stock Exchange or other applicable national securities exchange as Company shall determine to be appropriate.

Upon the occurrence of any event contemplated by paragraph (iv) above, Company shall, as soon as reasonably practicable, prepare and furnish to each Holder included in such registration statement and underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of the Registrable Warrant Shares, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Each Holder of Registrable Warrant Shares agrees that upon receipt of any notice from Company of the happening of any event of the kind described in paragraph (iv) hereof, such Holder shall forthwith discontinue the disposition of Registrable Warrant Shares pursuant to the registration statement applicable to such Registrable Warrant Shares until such Holder receives copies of such amended or supplemented registration statement or prospectus, and, if so directed by Company, such Holder shall deliver to Company (at Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus covering such Registrable Warrant Shares at the time of receipt of such notice.

Company may require each Holder of Registrable Warrant Shares as to which any registration is being effected to furnish to Company such information regarding such Holder and the distribution of such Registrable Warrant Shares as Company may from time to time reasonably request in writing in order to comply with the Securities Act, securities exchange listing requirements and all applicable state securities laws. Each Holder of Registrable Warrant Shares as to which any registration is being effected agrees to notify Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to Company or of the happening of any event, in either case as a result of which any prospectus relating to such registration contains an untrue statement of a material fact regarding such Holder or the distribution of such Registrable Warrant Shares or omits to state any material fact regarding such Holder or the distribution of such Registrable Warrant Shares required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and to furnish promptly to Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Holder or the intended method of distribution of such Registrable Warrant Shares, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

Section 7.4 Conditions to Required Registration. Company shall not be required to register or effect any registration or qualification of Registrable Warrant Shares pursuant to Section 7.3:

(a) more than one (1) time, provided that no registration shall be included as a required registration pursuant to this Section 7.4(a) until such time, if any, as the registration statement filed in connection therewith shall be declared effective and remain effective until such time as all Shares (and Warrant Shares, as applicable) have been sold under such registration statement or may be freely sold in the public market without registration in reliance upon Rule 144(k) and unless the Holders requesting such registration are able to include in such registration all of the Registrable Warrant Shares that they initially requested to be included;

(b) unless there shall have elapsed after a previous registration of Registrable Warrant Shares pursuant to Section 7.3 or a registration of other shares in which the Holders of the Warrant Shares could participate pursuant to Section 7.5 a period of 90 days or such longer period, not to exceed 180 days, as the managing underwriter in any such registration shall have determined to be necessary or desirable in light of then current market conditions; and

(c) unless the request therefor is to register not less than 51% of the aggregate number of Registrable Warrant Shares.

The Company shall be entitled to postpone the filing of any Registration Statement otherwise required to be prepared and filed by it pursuant to this Section if, at the time it receives a registration request, counsel for the Company is reasonably of the opinion (which opinion shall be expressed in writing) that (a) such registration will require preparation of audited financial information for the Company as of a date or for a period which preparation would not otherwise be required or (b) any material pending transaction of the Company or any of its subsidiaries renders the effecting of such registrant inappropriate at the time; provided, that in the case of an event referred to in clause (a) above, the duration of such delay shall not exceed 90 days from the date the Company became aware of such material business information; provided, further, that the Company shall promptly make such filing as soon as the conditions which permit it to delay such filing no longer exist; and provided, further, that in the event of any such deferral, the Holders shall have the right to withdraw the registration request and such withdrawn request shall not be considered as a demand registration.

Section 7.5 Incidental Registrations. Company agrees that at any time it proposes to register any of its Securities in a primary or secondary offering of such Securities under the Securities Act (otherwise than pursuant to Section 7.3) on Form S-l or any other form of registration statement (other than Form S-4 or Form S-8) then available for the registration under the Securities Act of Securities of Company, it will give timely written notice to all Holders of outstanding Warrants and Registrable Warrant Shares of its intention so to do and upon the written request of the Holder of any such Warrants or Registrable Warrant Shares, given within 30 days after receipt of any such notice from Company, Company will in each instance, subject to the next paragraph of this Section 7.5, use its best efforts to cause all Registrable Warrant Shares requested to be included in such registration by any such requesting Holder to be registered under the Securities Act and registered or qualified under any state securities laws, all to the extent necessary to permit the sale or other disposition thereof in the manner stated in such request by the prospective seller of the Securities so registered. Nothing in this Section 7.5 shall be deemed to require Company to proceed with any registration of its Securities after giving the notice herein provided. Registration pursuant to this Section 7.5 shall be in accordance with, and subject to the provisions of, the “Registration Procedures” set forth in Section 7.3(b).

If the managing underwriter engaged by Company in connection with an underwritten public offering of Securities proposed for registration as described in this Section 7.5 determines in good faith and for valid business reasons that registration of the Registrable Warrant Shares proposed for inclusion in such registration would, when combined with the other Securities to be included in such registration, have an adverse effect on the marketability or the price of such offering (an “Incidental Cutback Determination”), such managing underwriter shall give prompt written notice of such Incidental Cutback Determination to such requesting Holder or Holders. In such event Company, upon written notice to the Holders of such Registrable Warrant Shares, shall have the right to limit such Registrable Warrant Shares to be registered, if any, to the largest number which would not result in such adverse effect on marketability or the price of such offering (such limitation being applied to each such requesting Holder of Registrable Warrant Shares pro rata in respect of the number of shares subject to such request).

Section 7.6 Underwritten Offerings. If the intended method of distributing the Registrable Warrant Shares to be included in a registration pursuant to Section 7.3 or Section 7.5 is an underwritten public offering, then Company shall select the managing underwriter(s) for such offering, subject to the written consent of the Holders of at least 51% of the Registrable Warrant Shares to be included in such registration, which consent shall not be unreasonably withheld. Each Holder of said Registrable Warrant Shares shall enter into an underwriting agreement, custody agreement and power of attorney in such forms as the managing underwriter(s) and Company shall reasonably request, provided that such agreements and documents are in customary form and substance or reasonably acceptable to the Holders of a majority of said Registrable Warrant Shares. Each Holder of the Warrants or Registrable Warrant Shares shall refrain from selling Warrants or Registrable Warrant Shares for a period not to exceed 90 days from the date of the public offering of any Registrable Warrant Shares which are not included in registration pursuant to Section 7.3 or Section 7.5.

Section 7.7 Expenses; Reliance. Company will pay all expenses, including, without limitation, registration fees, qualification fees, legal expenses (including the reasonable fees and expenses of one counsel to the Holders of Warrants or Registrable Warrant Shares being registered), printing expenses and the costs of special audits, if any, and “cold comfort” letters, expenses of underwriters (excluding underwriting discounts and commissions, but including the reasonable fees and expenses of any necessary special experts) in connection with the registration and qualification, notification or exemption requested by any Holder or Holders of Warrants or Registrable Warrant Shares pursuant to Section 7.3 or Section 7.5. The Holders of the Registrable Warrant Shares shall be responsible for applicable transfer taxes, brokerage commissions and their share of the underwriting discounts and commissions.

Section 7.8 Indemnification and Contribution. (a) In connection with any registration, qualification, notification, or exemption of Securities under Section 7.3 or Section 7.5, Company hereby indemnifies each Holder of the Warrants, Registrable Warrant Shares, including each Person, if any, who controls each such Holder within the meaning of Section 15 of the Securities Act, against all losses, claims, damages and liabilities (including, without limitation, any liability of any such Holder or Person to any underwriter participating in any such registration, qualification, notification or exemption) caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (and as amended or supplemented if Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to Company by such Holder expressly for use therein, and Company and each officer, director and controlling Person of Company shall be indemnified by each Holder of the Registrable Warrant Shares for all such losses, claims, damages and liabilities caused by any (x) untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to Company by each such Holder thereof expressly for any such use or (y) misstatements or omissions that were corrected in an amendment or supplement to the Registration Statement or any prospectus that the Company made available to the Holders prior to the date of the transaction giving rise to a claim of liability and the Holder seeking indemnification failed to deliver to the person asserting the claim; or (z) claims, losses, damages, liabilities and expenses resulting from transactions involving offers or sales occurring during a period in which the Company shall have notified the Holders to refrain from making offers or sales due to misstatements or ommissions.

(b) Promptly upon receipt by a party indemnified under this Section 7.8 of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 7.8, such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may have to any indemnified party (i) under this Section 7.8 except to the extent that the indemnifying party is materially prejudiced by such failure to notify, or (ii) otherwise than under this Section 7.8. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ one separate counsel in any such action and participate in the defense thereof, and the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnifying party unless the indemnified party agrees to pay the same. No indemnifying party shall be liable for any settlement entered into without its consent. In addition to its other obligations under this Section 7.8, each indemnifying party agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 7.8, it will reimburse each indemnified party on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the indemnifying party’s obligation to reimburse the indemnified party or parties for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction.

(c) If the indemnification provided for in this Section 7.8 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses to which such indemnified party would be otherwise entitled under Section 7.8(a), then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In no event shall any Holder of Warrants, Warrant Shares be required to contribute an amount greater than the dollar amount of the proceeds received by such Person with respect to the sale of any Warrants or Warrant Shares.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.8(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(a) The indemnification and contribution provided for in this Section 7.8 shall survive, with respect to a Holder of Warrant Shares, the transfer of Warrant Shares by such Holder and with respect to a Holder of Warrant Shares, shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party.

(b) In connection with any registration pursuant to Section 7.3 or Section 7.5, Company agrees, and each Holder of Warrants or Warrant Shares (except for McKesson and any other than any such Holder which shall have executed and delivered a counterpart of this Agreement) by acceptance of such Warrants, or Warrant Shares, agrees that it will enter into an agreement containing substantially the indemnification provisions of this Section 7.8.

Section 7.9 Additional Registration Rights. Company will not grant to any Person at any time after the date hereof the right to request Company to effect the registration or qualification or filing for exemption under applicable federal or state securities laws of any

Securities of Company, unless the agreement or agreements providing for such rights specifically provide that the holders of such rights may not participate in any registration requested pursuant to Section 7.3 if such participation would violate the last sentence of Section 7.3(a).

Section 7.10 Restrictive Legends. Each Warrant initially issued and each Warrant issued in exchange therefor shall, unless otherwise permitted by the provisions of this Section 7.10, bear on the face thereof a legend reading substantially as follows:

This Warrant and the shares of Common Stock issuable upon exercise hereof have not been registered or qualified for sale under the Securities Act of 1933, as amended, or any state securities laws and may not be offered for sale, sold or otherwise transferred unless such offer, sale or transfer is registered or qualified pursuant to the registration requirements of such Securities Act and any applicable state securities laws, or is preceded by an opinion of counsel addressed to American Prescription Providers, Inc. that such sale or other transfer is exempt from all such registration requirements. This Warrant and the shares of Common Stock issuable upon exercise hereof are subject to the terms and provisions specified in the Warrant Agreement dated as of December 1, 1998, between American Prescription Providers, Inc., and McKesson Corporation.

Each certificate for shares of Common Stock of Company initially issued upon the exercise of any Warrant and each certificate for shares of Common Stock of Company issued to a subsequent transferee of such certificate shall, unless otherwise permitted by the provisions of this Section 7.10, bear on the face thereof a legend reading substantially as follows:

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be sold or transferred in the absence of such registration unless such sale or transfer is preceded by an opinion of counsel addressed to American Prescription Providers, Inc., that such sale or other transfer is exempt from the registration requirements of said Securities Act and any such state securities laws which may be applicable and are subject to of the terms and provisions specified in that certain Warrant Agreement dated as of December 1, 1998, between American Prescription Providers, Inc., and McKesson Corporation.

In the event that a registration statement covering Registrable Warrant Shares shall become effective under the Securities Act and under any applicable state securities laws or in the event that Company shall receive an opinion of its counsel (or, at Company’s election, nationally recognized independent counsel to any Holder) that, in the opinion of such counsel, such legend is not, or is no longer, necessary or required (including, without limitation, because of the availability of the exemptions afforded by Rule 144 or Rule 144 A of the General Rules and Regulations of the Commission), Company shall, or shall instruct its transfer agents and registrars to, remove such legend from the Warrants and certificates evidencing Warrant Shares or issue new Warrants and certificates without such legend in lieu thereof. Upon the written request of the Holder or Holders of any Warrants or any Warrant Shares, Company covenants and agrees forthwith to request its counsel to render an opinion with respect to the matters covered by this Section 7.10 and any legends set forth on the Warrants and Warrant Share certificates and to bear all reasonable expenses in connection with any opinion of counsel contemplated hereinabove.

Section 7.11 Stock Exchange Listing. In the event Company’s Common Stock is listed on a national securities exchange at the time of exercise of a Warrant, Company will, at its expense, also list on such exchange, upon exercise of the Warrant, all shares of Common Stock issuable pursuant to such Warrant.

Section 7.12 Miscellaneous. Company shall comply with all issuer reporting requirements set forth or referred to in Rule 144 or Rule 144A promulgated under the Securities Act and will do all such other things as may be reasonably necessary to permit the expeditious sale at any time of any Warrants or Warrant Shares by the Holder thereof in accordance with and to the extent permitted by said Rule 144 or Rule 144A, as the case may be, or any other similar Rule or Rules promulgated by the Commission from time to time.

SECTION 8. COVENANTS.

Section 8.1 Observer Rights. Until the date on which Company becomes subject to the periodic reporting requirements of the Exchange Act, Company agrees that one representative of the Holders of the Warrants and Warrant Shares, collectively, shall have the right to receive all notices of and to attend (by any of its authorized representatives) at such Holders’ expense all meetings of Company’s Board of Directors and any committees thereof. Company shall hold Board of Director meetings no less frequently than quarterly. The Holders shall receive copies (reasonably promptly) of all minutes of such meetings along with copies of any items distributed to the members of the Board of Directors at such meeting, whether or not a representative attends such meeting. Any information which any Holder obtains solely as a result of its rights under this Section 8 and by no other means shall be treated in the same manner, including confidentiality, as if such Holder had obtained such information as a member of the Board of Directors of Company.

Section 8.2 Financial Statements. At all times prior to the Initial SEC Registration Date, Company shall give to the Holders the reports and rights of inspection granted to McKesson under and pursuant to Sections 5.2 and 5.3 of the Credit Agreement, regardless of whether such Credit Agreement has been amended and regardless of whether the Obligations are then outstanding.

SECTION 9. LOST, STOLEN WARRANTS, ETC.

In case any Warrant shall be mutilated, lost, stolen or destroyed, Company may issue a new Warrant of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of the mutilated Warrant, or in lieu of the lost, stolen or destroyed Warrant, upon receipt of evidence satisfactory to Company of the loss, theft or destruction of such Warrant, and upon receipt of indemnity satisfactory to Company (which, in the case of McKesson, shall consist of its unsecured agreement to indemnify Company for a loss in connection with such loss, theft or destruction of such Warrant).

SECTION 10. RESTRICTIONS ON CAPITAL STRUCTURE.

Company will not, without the written consent of the Holders of at least 75% of the then outstanding Warrants and Warrant Shares (determined on a Common Stock equivalent basis):

(i) be bound by or subject to (or permit Company to be bound by or subject to) any debt or other agreement which restricts the right or ability of Company to perform its obligations hereunder or under the Warrants; or

(ii) amend or change the Certificate of Incorporation or bylaws (each as currently amended and/or restated) in a manner which could reasonably be expected to materially and adversely affect this Agreement, the Warrants, the Warrant Shares or the rights of any Holder of any of the foregoing or violate any of the terms or provisions thereof.

SECTION 11. INDEX AND CAPTIONS.

The index and the descriptive headings of the various sections of this Agreement are for convenience only and shall not affect the meaning or construction of the provisions hereof.

SECTION 12. MISCELLANEOUS.

Section 12.1 Notices. All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (specifying next business day delivery, with charges prepaid). Any such notice must be sent:

(i) if to McKesson or its nominee, to McKesson at the address specified for such communications in Schedule A, or at such other address as McKesson shall have specified to Company in writing, or

(ii) if to Company, at Two Huntington Quadrangle, Melville, New York 11747 or to such other address as Company may designate to the Holders in writing.

Notices under this Section 12.1 will be deemed given only when actually received.

Section 12.2 Successors and Assigns. This Agreement shall be binding upon Company and its respective successors and assigns and shall inure to the benefit of McKesson and its successors and permitted assigns, including each successive Holder.

Section 12.3 Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision will not affect the validity or enforceability of any remaining portion, which remaining portion will remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part or portion which may, for any reason, be hereafter declared invalid or unenforceable.

Section 12.4 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of California, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

Section 12.5 Amendments. This Agreement may be amended only by an instrument in writing executed by the Holders of the Warrants and Warrant Shares then outstanding and Company.

The execution hereof by the undersigned shall constitute a contract between Company and McKesson for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

AMERICAN PRESCRIPTION PROVIDERS, INC.

By
Its

Accepted and agreed to as of December 1, 1998.

McKESSON CORPORATION

By
Its

SCHEDULE A

(to Warrant Agreement)

NOTICE AND PAYMENT INSTRUCTIONS

Notices:	McKesson Corporation One Post Street, 28th Floor San Francisco, California 94104 Facsimile No.: (415)732-2967 Attention: Director of Finance

with a copy to:	McKesson Corporation One Post Street, 29th Floor San Francisco, California 94104 Facsimile No.: (415)983-9369 Attention: Legal Department

Payment:	McKesson Corporation Account No.: 12337-53022 Bank of America, N.T.&S.A. ABA No.: 121000358

Sch. A

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED OR QUALIFIED FOR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH OFFER, SALE OR TRANSFER IS REGISTERED OR QUALIFIED PURSUANT TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR IS PRECEDED BY AN OPINION OF COUNSEL ADDRESSED TO AMERICAN PRESCRIPTION PROVIDERS, INC. THAT SUCH SALE OR OTHER TRANSFER IS EXEMPT FROM ALL SUCH REGISTRATION REQUIREMENTS. THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE TERMS AND PROVISIONS SPECIFIED IN THE WARRANT; PURCHASE AGREEMENT DATED AS OF DECEMBER 1, 1998, BETWEEN AMERICAN PRESCRIPTION PROVIDERS, INC. AND McKESSON CORPORATION.

No. WR-1

WARRANT TO PURCHASE

SHARES OF COMMON STOCK

OF

AMERICAN PRESCRIPTION PROVIDERS, INC.

EXHIBIT A

(to Warrant Agreement)

Warrant

No. WR—1

WARRANT TO PURCHASE

SHARES OF COMMON STOCK

OF

AMERICAN PRESCRIPTION PROVIDERS, INC.

THIS IS TO CERTIFY that, for value received and subject to the provisions hereinafter set forth,

McKESSON CORPORATION

or its permitted assigns,

is entitled to purchase from American Prescription Providers, Inc., a Delaware corporation (“Company”), at any time and from time to time during the Exercise Period, up to 100% (this Warrant’s “Percentage Share”) of that number of shares of Common Stock, $0.001 par value per share, of Company on an aggregate basis as determined under Section 4 of the Warrant Agreement, subject to the terms, provisions and conditions hereinafter set forth and set forth in the Warrant Agreement at a price per share equal to $3.27. The price per share is subject to adjustment as hereinafter provided (such price, or such price as last adjusted, as the case may be, being herein referred to as the “Warrant Price”).

The terms which are capitalized herein shall have the meanings specified in § 11 unless the context shall otherwise require.

SECTION 1. EXERCISE OF WARRANT.

Subject to the conditions hereinafter set forth, this Warrant may be exercised in whole or in part at any time and from time to time during the Exercise Period by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the Principal Office of Company and upon payment to Company of a sum equal to the Warrant Price multiplied by the number of shares purchased in such exercise, which payment shall be made by the wire transfer or other delivery to Company of one or more types of Permitted Consideration.

In the event that Notes shall be delivered to Company as payment of all or any portion of the purchase price payable hereunder, the portion of such purchase price to be paid by means of such delivery shall equal the principal amount of Notes so delivered (or such lesser principal amount as shall be designated by the holder hereof) and interest on such principal amount, and the like portion of principal and interest of the Notes shall be deemed paid.

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In the event that Notes shall be delivered to Company as payment of all or any portion of the purchase price payable hereunder and the principal amount of said Notes shall be in excess of the amount of principal sought to be applied by the holder of this Warrant in respect of the purchase price payable hereunder, said holder shall provide Company with notice to such effect and Company shall (without charge to the holder) issue to said holder a new Note or Notes in an aggregate principal amount equal to such excess and dated the date of such issue and shall pay the holder all accrued but unpaid interest on the unapplied principal of the surrendered Note through such date.

In the event that Warrants shall be delivered to Company as payment of all or any portion of the purchase price payable hereunder, the amount of such purchase price deemed to be paid by means of such delivery shall equal (a) the aggregate number of shares of Underlying Shares related to any Warrants so delivered, multiplied by (b) the result, not less than zero, equal to (i) the Current Market Price then in effect (with the date of the exercise of the Warrant being deemed to be the “Issuance Date” for purposes of making determinations under the definition of “Current Market Price”) minus (ii) the Warrant Price then in effect.

If this Warrant is exercised in respect of less than all of the shares of Common Stock at the time purchasable hereunder, following such exercise this Warrant shall be returned to the holder hereof and shall remain exercisable in respect of such number of shares of Common Stock as may thereafter be determined under § 4 of the Warrant Agreement.

In the event of a proposed Public Offering, Company may request, by at least 60 days prior written notice, that the holder hereof exercise this Warrant concurrently with the consummation of said Public Offering. In the event that the holder hereof shall agree to such exercise, said holder shall exercise this Warrant pursuant to the terms hereof. In the event that the holder does not so exercise this Warrant in response to a timely request, this Warrant shall terminate concurrently with the consummation of the Public Offering.

This Warrant and all rights and options hereunder shall expire to the extent that it has not been exercised on or before the Expiration Date.

Company shall pay all reasonable expenses, stamp, documentary and transfer taxes and other charges payable in connection with the preparation, execution and delivery of stock certificates pursuant to this Section, regardless of the name or names in which such stock certificates shall be registered.

SECTION 2. RESERVATION.

Company will at all times reserve and keep available such number of authorized shares of its Common Stock, solely for the purpose of issue upon the exercise of the rights represented by this Warrant as herein provided for, as may at any time be issuable (based upon the number of shares of Common Stock outstanding at any such time) upon the exercise of this Warrant.

Warrant

SECTION 3. PROTECTION AGAINST DILUTION.

The Warrant Price shall be adjusted from time to time as hereinafter set forth:

Section 3.1. Adjustments to Warrant Price for Diluting Issues.

(a) No Adjustment of Warrant Price. Subject to the provisions of § 3.1(e) and (f), no adjustment in the Warrant Price shall be made in respect of the issuance of Additional Shares of Common Stock, unless the consideration per share for such Additional Shares of Common Stock issued or deemed to be issued by Company is less than the Warrant Price in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock.

(b) Issue of Options and Convertible Securities Deemed Issue of Additional Shares of Common Stock. In the event Company at any time or from time to time after the Closing Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall (except as provided in the definition of “Additional Shares of Common Stock”) be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to § 3.1(d)) of such Additional Shares of Common Stock would be less than the Warrant Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be; and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(i) no further adjustment in the Warrant Price or the Warrant Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to Company, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Warrant Price and the Warrant Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(iii) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Warrant Price and the Warrant Price computed upon the

Warrant

original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

(1) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by Company upon such conversion or exchange, and

(2) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by Company for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by Company (determined pursuant to § 3.1(d)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(iv) no readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the Warrant Price to an amount which exceeds the lower of (x) the Warrant Price on the original adjustment date, or (y) the Warrant Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

(v) in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Warrant Price shall be made pursuant to this § 3.1(b) until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (iii) above; and

(vi) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Warrant Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Warrant Price shall be adjusted pursuant to this § 3.l(b) as of the actual date of their issuance.

Warrant

(c) Adjustment of Warrant Price Upon Issuance of Additional Shares of Common Stock. In the event Company shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to § 3.l(b)) without consideration or for a consideration per share less than the Warrant Price in effect on the date of and immediately prior to such issue, then and in such event, the Warrant Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Warrant Price by a fraction (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by Company for the total number of Additional Shares of Common Stock so issued would purchase at such Warrant Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of Additional Shares of Common Stock so issued.

Notwithstanding the foregoing, the Warrant Price and the Warrant Price shall not be so reduced at such time if the amount of the reduction in the Warrant Price would be an amount less than $0.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

(d) Determination of Consideration. For purposes of this § 3.1, the consideration received by Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

(i) Cash and Property. Such consideration shall:

(1) insofar as it consists of cash, be computed at the aggregate amount of cash received by Company, excluding amounts paid or payable for accrued interest or accrued dividends;

(2) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(3) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors.

(ii) Options and Convertible Securities. The consideration per share received by Company for Additional Shares of Common Stock deemed to have been issued pursuant to § 3.1(b), relating to Options arid Convertible Securities, shall be determined by dividing (x) the total amount, if any, received or receivable by Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set

Warrant

forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration until such subsequent adjustment occurs) payable to Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number until such subsequent adjustment occurs) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(e) Adjustment for Dividends, Distributions, Subdivisions, Combinations or Consolidation of Common Stock.

(i) Stock Dividends, Distributions or Subdivisions. In the event Company at any time or from time to time after the Closing Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock or effect a subdivision of the outstanding shares of Common Stock (other than as a result of events covered by Section 4 or other than by payment of a dividend in Common Stock), then and in any such event, the Warrant Price shall be proportionately decreased to reflect such dividend, distribution or subdivision as of:

(1) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

(2) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

If such record date or other effective date shall have been fixed and such dividend, distribution or subdivision shall not have been fully paid or effected on the date fixed therefor, the adjustment previously made in the Warrant Price which became effective on such record date or other date shall be canceled as of the close of business on such record date or other date, and thereafter the Warrant Price shall be adjusted pursuant to this § 3.1(e) as of the time of actual payment of such dividend, distribution or effectiveness of such subdivision.

(ii) Combinations or Consolidations. In the event the outstanding shares of Common Stock shall be combined or consolidated, other than as a result of events covered by Section 4, into a lesser number of shares of Common Stock, the Warrant Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

Warrant

(f) Adjustments for Subsequent Equity Financing. In the event Company at any time within one year after the Closing Date shall issue shares of Common Stock or Preferred Stock in connection with an equity financing of Company in which Company raises at least $1,000,000 at a price per share (the “Equity Price”) less than the Warrant Price, then the Warrant Price shall be adjusted to be equal to the Equity Price, but only one such adjustment shall be made under this Section 3.1(f).

Section 3.2. No Impairment. Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders against impairment.

Section 3.3. Extraordinary Dividends. In case Company shall declare a dividend upon its Common Stock (except a dividend payable in shares of Common Stock referred to in § 3.1(e) or a dividend payable in warrants, rights or Convertible Securities referred to in § 3.1(b)) payable otherwise than out of earnings or surplus (other than revaluation surplus or paid-in surplus), the Warrant Price in effect immediately prior to the declaration of such dividend shall be reduced by an amount equal, in the case of a dividend in cash, to 10% of the amount thereof payable per share of Common Stock or, in the case of any other dividend, to the fair value thereof per share of Common Stock as determined in good faith by the Board of Directors of Company. For the purposes of the foregoing, a dividend payable other than in cash shall be considered payable out of earnings or surplus (other than revaluation surplus or paid-in surplus) only to the extent that such earnings or surplus are charged an amount equal to the fair value of such dividend as determined by the Board of Directors of Company. If such dividend is paid or Company declares and becomes legally liable to pay such dividend, such reduction shall take effect as of the date on which a record is taken for the purpose of such dividend or, if a record is not taken, the date as of which the holders of the Common Stock of record entitled to such dividend are to be determined. Appropriate readjustment of the Warrant Price shall be made in the event that any dividend referred to in this § 3.3 shall be lawfully abandoned.

Section 3.4. Other Events Altering Warrant Price. Upon the occurrence of any event not specifically described in this Section 3 as reducing the Warrant Price that, in the reasonable exercise of the business judgment of the Board of Directors of Company reached in good faith, requires, on equitable principles, the reduction of the Warrant Price, the Warrant Price will be so equitably reduced.

Section 3.5. Notice of Adjustments. (a) Whenever the Warrant Price shall be adjusted pursuant to this § 3 or the Warrant Percentage shall be recalculated under § 4 of the Warrant Agreement, Company shall promptly prepare a certificate signed by the President or a Vice President and by the Treasurer of Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of Company made any determination hereunder), and shall promptly cause copies of such certificate to be mailed in the manner provided in § 12.1 of the Warrant Agreement to the holder of this Warrant.

Warrant

(b) The adjustment set forth in the certificate furnished pursuant to § 3.5(a) shall be final and binding unless, within 90 days after receipt thereof, the Majority Holders of the Warrants deliver to Company a written statement of objection to such adjustment.

(i) In the event of any such statement of objection by said Majority Holders, Company’s accountants and a firm of independent public accountants of recognized national standing selected by said Majority Holders shall attempt to prepare a computation in which both accountants concur. Any such joint computation shall be set forth in a joint certificate to each holder of the Warrants and Company and shall be final and binding.

(c) If Company’s accountants and said Majority Holders’ accountants are unable to resolve their differences within 30 days after the receipt by Company of said Majority Holders’ statement of objection, they shall submit the matter to a third firm of independent certified public accountants of nationally recognized standing agreed upon by said Majority Holders and Company or, if said Majority Holders and Company are unable to agree within 10 days after the expiration of said 30-day period, to such firm designated by the then president of the state society of certified public accountants for the state in which Company maintains its principal place of business. Such third firm of accountants shall thereupon compute the amount of the adjustment and, upon completion of such computation, shall transmit its certificate to each holder of the Warrants and Company setting forth such computations, which shall be final and binding.

(i) Fifty percent (50%) of the fees and expenses of all accountants referred to in this § 3.5(b) shall be borne by the Company and fifty percent (50%) shall be borne by the Majority Holders on a pro rata basis; provided, however, that if the final determination of the amount of adjustment shall differ by more than ten percent (10%) of the value determined by the Board of Directors of the Company, all fees and expenses of all accountants referred to in this § 3.5(b) shall be borne by the Company.

SECTION 4. MERGERS, CONSOLIDATIONS, SALES.

In the case of any consolidation or merger of Company with another entity, or the sale of all or substantially all of its assets to another entity, or any reorganization, recapitalization or reclassification of the Common Stock or other equity securities of Company, then, as a condition of such consolidation, merger, sale, reorganization, recapitalization or reclassification, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore purchasable hereunder, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore so purchasable hereunder had such consolidation, merger, sale, reorganization, recapitalization or reclassification not taken place. In any such case, appropriate provisions shall be made with respect to the rights and interests of the holder of this Warrant to the end that the

Warrant

provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon exercise of this Warrant. Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor entity (if other than Company) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument executed and mailed or delivered to the holder of this Warrant, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

SECTION 5. DISSOLUTION OR LIQUIDATION.

In the event of any proposed distribution of the assets of Company in dissolution or liquidation except under circumstances when the foregoing § 4 shall be applicable, Company shall mail notice thereof to the holder of this Warrant and shall make no distribution to shareholders until the expiration of 30 days from the date of mailing of the aforesaid notice and, in any such case, the holder of this Warrant may exercise the purchase rights with respect to this Warrant within 30 days from the date of mailing such notice and all rights herein granted not so exercised within such 30-day period shall thereafter become null and void.

SECTION 6. NOTICE OF RECORD DATE.

In the event of (i) any taking by Company of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, or (ii) any capital reorganization of Company, any reclassification or recapitalization of the capital stock of Company, any merger or consolidation of Company, and any transfer of all or substantially all of the assets of Company to any other corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of Company, Company shall mail to each Holder at least 20 days (30 days in the case of an acquisition of Company through a merger or consolidation of Company or the sale of all or substantially all of its assets and properties) prior to the record date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

SECTION 7. FRACTIONAL SHARES.

At the Company’s sole option, the Company shall either (i) pay to the Holder an amount in cash equal to the fair value as determined in good faith by the Board of Directors of Company of any resulting fractional share issuable upon exercise of this Warrant or (ii) issue fractional shares upon the exercise of this Warrant. If the Company elects to issue fractional shares, any reference contained herein or in the Warrant Agreement to Warrant Shares or shares of Common Stock shall be deemed to include fractional shares to the extent thereof. The size of all fractional shares shall be rounded to four decimal places.

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SECTION 8. FULLY PAID STOCK; TAXES.

Company covenants and agrees that the shares of stock represented by each and every certificate for its Common Stock to be delivered on the exercise of the purchase rights and the payment of the applicable purchase price herein provided for shall, at the time of such delivery, be validly issued and outstanding and be fully paid and nonassessable. Company further covenants and agrees that it will pay when due and payable any and all federal and state taxes (other than income taxes) which may be payable in respect of this Warrant or any Common Stock or certificates therefor upon the exercise of the rights herein and in the Warrant Agreement provided for pursuant to the provisions hereof and thereof. Company shall not, however, be required to pay any tax which may be payable solely in respect of any transfer and delivery of stock certificates in a name other than that of the holder exercising this Warrant, and any such tax shall be paid by such holder at the time of presentation.

SECTION 9. CLOSING OF TRANSFER BOOKS.

The right to exercise this Warrant shall not be suspended during any period that the stock transfer books of Company for its Common Stock may be closed. Company shall not be required, however, to deliver certificates of its Common Stock upon such exercise while such books are duly closed for any purpose, but Company may postpone the delivery of the certificates for such Common Stock until the opening of such books, and they shall, in such case, be delivered forthwith upon the opening thereof, or as soon as practicable thereafter.

SECTION 10. PARTIAL EXERCISE AND PARTIAL ASSIGNMENT.

Section 10.1. Partial Exercise. (a) If this Warrant is exercised in part only, the holder hereof shall surrender this Warrant upon such exercise for endorsement thereon of the number of shares of Common Stock as to which it has been exercised. No partial exercise of this Warrant shall be made in respect of shares of Common Stock of Company representing less than 1% of Pro Forma Shares.

Section 10.2. Assignment. (a) Subject to the conditions set forth in § 10.2(b) hereof, this Warrant may be assigned either in whole or in part by surrender of this Warrant at the Principal Office of Company (with the assignment or, as the case may be, partial assignment form at the end hereof duly executed). If this Warrant is being assigned in whole, the assignee shall receive a new Warrant (registered in the name of such assignee or its nominee) which new Warrant shall cover a Percentage Share equal to the Percentage Share hereof prior to such assignment. If this Warrant is being assigned in part, the assignor and assignee shall each receive a new Warrant (which, in the case of the assignee, shall be registered in the name of the assignee or its nominee), which new Warrants shall cover the Percentage Shares equal to the respective amounts thereof not so assigned and so assigned.

(b) Neither this Warrant nor any Warrant Shares may be sold, assigned or otherwise transferred unless such sale, assignment or transfer is registered or qualified pursuant to the registration requirements of the Securities Act of 1933, as amended, and

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all applicable state securities laws, or is preceded by an opinion of counsel addressed to Company in form and substance acceptable to Company that such sale, assignment or other transfer is exempt from all such registration requirements; provided, however, that no such opinion of counsel shall be required in connection with any such sale, assignment or transfer to any affiliate (as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended) of the holder of this Warrant or any Warrant Shares issued in respect hereof. The fees and expenses of such counsel incurred in respect of such sales, assignments or transfers shall be paid by the holder of this Warrant or any Warrant Shares which are the subject of such proposed sale, assignment or transfer. All certificates representing the Warrant Shares shall be stamped or imprinted with an appropriate restrictive legend, substantially as set forth on the cover page hereof.

SECTION 11. DEFINITIONS.

Terms not otherwise defined herein shall have the respective meanings assigned thereto in the Warrant Agreement and the Credit Agreement. In addition to the terms defined elsewhere in this Warrant, the following terms have the following respective meanings:

“Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to § 3.1(b), deemed to be issued) by Company after the Closing Date, other than shares of Common Stock issued or issuable (or so deemed to be issued):

(a) upon exercise of the Warrants;

(b) to officers, directors or employees of, or consultants to, Company pursuant to any stock option, incentive, bonus or compensation program in effect on the Closing Date or approved by a committee of the Board of Directors comprised solely of non-employee directors thereafter;

(c) for which adjustment is made in the Warrant Price pursuant to § 3.l(e); or

(d) for which adjustment is made in the Warrant Price pursuant to § 3.l(f).

“Common Stock” shall mean the shares of Common Stock, $0.001 par value per share, of Company described in the Certificate of Incorporation.

“Current Market Price” shall mean, at the date of determination thereof, an amount equal to the market price on the Business Day occurring most recently prior to the subject issuance of such shares of Common Stock (the “Issuance Date”). The market price for such Business Day shall be the last sale price on such day on the New York Stock Exchange, or, if the Common Stock is not then listed or admitted to trading on the New York Stock Exchange, on such other principal stock exchange on which such shares are then listed or admitted to trading, or, if no sale takes place on such day on any such exchange, the average of the closing bid and asked prices on such day as officially quoted on any such exchange, or, if the Common Stock is not then listed or admitted to trading on any stock exchange, the market price for each such Business Day shall be the last reported sale price on such day on The Nasdaq Stock Market’s National Market, as furnished by Nasdaq, or, if no sale takes place on such day on such system, the average of the closing bid and asked prices on such day as officially quoted by Nasdaq, or, if

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such price at the time is not available from such system, the market price for such Business Day shall be the average of the reported closing bid and asked prices on such day in the over-the-counter market, as furnished by Nasdaq, or, if such price at the time is not available from such system, such price shall be determined in good faith by Company’s Board of Directors, which shall be evidenced by a notice setting forth such determination in reasonable detail (including computations and assumptions used) (the “CMP Computation Notice”) to each holder of the Warrants not later than 30 days after the issuance date of the Common Stock giving rise to such determination (the “CMP Computation Date”), provided, that if the Majority Holders of such Warrants shall object to the valuation contained in the CMP Computation Notice in writing to Company within 15 days of the CMP Computation Date, an Appraiser shall be selected by Company and said Majority Holders (on behalf of all of the holders of the Warrants as a class), or, if said Majority Holders and Company are unable to agree upon the selection of an Appraiser within 10 days of the date of the written notice from said Majority Holders to Company objecting to the CMP Computation Notice, by the American Arbitration Association. Said Majority Holders and Company shall be jointly responsible for engaging the Appraiser finally selected. In the event that the Majority Holders do not object to the CMP Computation Notice within 15 days after receiving the CMP Computation Notice, then the value shall be that which was determined solely by Company’s Board of Directors. The Appraiser appointed pursuant to the foregoing procedure shall be Instructed to determine such value within 15 days after the selection of such Appraiser, and any such determination made by the Appraiser shall be final and binding upon the parties. Notwithstanding the foregoing, in the event that, on the Issuance Date, shares of Common Stock shall be offered for sale to the public in connection with an underwritten public offering, the Current Market Price in respect of said Issuance Date shall be deemed to be the price at which said shares are initially sold to the public. The costs and expenses incurred by the Appraiser in connection with the determination of Current Market Price hereunder shall be borne fifty percent (50%) by the Company and fifty percent (50%) by the Majority Holders, on a pro rata basis; provided, however, if the final determination of Current Market Price shall differ by more than ten percent (10%) of the value determined by the Board of Directors, all costs and expenses incurred by the Appraiser in connection with the determination of Current Market Price hereunder shall be borne by the Company.

“Exercise Date” shall mean a date on which this Warrant is exercised.

“Majority Holders” shall mean, at the time of any determination, the holders of a majority of the Warrants (determined by the number of shares of Common Stock represented by each such Warrant as if exercised).

“Note” shall mean any of the Notes issued to McKesson pursuant to the Credit Agreement.

“Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

“Percentage Share” is defined in the first paragraph of this Warrant.

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“Permitted Consideration” shall mean each of the following (or any combination thereof):

(a) cash or other funds immediately available to Company;

(b) any Note issued under the Credit Agreement; and

(c) Warrants.

“Preferred Stock” shall mean shares of Preferred Stock of Company described in the Certificate of Incorporation or an amendment thereto.

“Principal Office of Company” shall mean Company’s principal office located at Two Huntington Quadrangle, Melville, New York 11747, unless and until Company notifies each Holder of a new Principal Office. Any change in the Principal Office of Company shall become effective as to a Holder ten days after notice of such change is given by Company to such Holder.

“Public Offering” shall mean the closing of a underwritten public offering pursuant to an effective Registration Statement under the Securities Act covering the offer and sale of Common Stock for the account of Company to the public if such offering is closed at a price per share of at least $10.00.

“Underlying Shares” shall mean the shares of Common Stock issuable upon exercise of any of the Warrants and any references contained herein to a holder or holders of any Underlying Shares shall be deemed to refer to the holder of the Warrants relating thereto.

“Warrant Agreement” shall mean that certain Warrant Purchase Agreement between Company and McKesson Corporation dated as of December 1, 1998.

“Warrant Price” is defined in the first paragraph of this Warrant.

“Warrant Shares” shall mean shares of Common Stock issued upon exercise of the warrants.

“Warrants” as used herein shall refer to, collectively, this Warrant and all other warrants issued in exchange or substitution for this Warrant.

SECTION 12. WARRANT HOLDER NOT SHAREHOLDER.

This Warrant does not confer upon the holder hereof any right to vote or to consent or to receive notice as a shareholder of Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof as hereinbefore provided.

SECTION 13. SEVERABILITY.

Should any part of this Warrant for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Warrant had been executed with the invalid or unenforceable portion thereof eliminated, and it is hereby declared the intention of the parties

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hereto that they would have executed and accepted the remaining portion of this Warrant without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

SECTION 14. GOVERNING LAW.

This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of California excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

IN WITNESS WHEREOF, Company has caused this Warrant to be signed by a duly authorized officer and to be dated this 1st day of December, 1998.

AMERICAN PRESCRIPTION PROVIDERS, INC.

By:

Its:

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SUBSCRIPTION

AMERICAN PRESCRIPTION PROVIDERS, INC.

The undersigned,                             , pursuant to the provisions of the within Warrant, hereby elects to purchase              shares of Common Stock pursuant to the attached Warrant.

Signature:

Address:

Dated:

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ASSIGNMENT

FOR VALUE RECEIVED                              hereby sells, assigns and transfers unto                      the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint                     , attorney, to transfer the said Warrant on the books of American Prescription Providers, Inc.

Signature:

Address:

Dated:

EXHIBIT J

PRINCIPAL GUARANTY

THIS PRINCIPAL GUARANTY (this “Guaranty”), dated as of November 30, 1998, is made in favor of McKesson Corporation (“Lender”) by each of the undersigned principals of American Prescription Providers, Inc. (“Borrower”) (individually and collectively, the “Guarantor”).

WHEREAS, Borrower, and Lender are parties to a credit agreement dated as of November 30, 1998 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”).

WHEREAS, each Guarantor will benefit substantially from the financial accommodations made by Lender to Borrower under the Credit Agreement because of their equity (and other) interests in the Borrower (which benefits are hereby acknowledged by Guarantor).

WHEREAS, it is a condition precedent to the availability of borrowings under the Credit Agreement that Guarantor guarantee the indebtedness and other obligations of Borrower to Lender under or in connection with the Credit Agreement and certain “Loan Documents” (as that term is defined in the Credit Agreement) as set forth herein.

Accordingly, to induce Lender to make such loans, and in consideration thereof, Guarantor (and each of them) hereby agrees as follows:

SECTION 1 Definitions; Interpretation.

(a) Terms Defined in Credit Agreement. All capitalized terms used in this Guaranty (including in the Preamble hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

(b) Certain Defined Terms. As used in this Guaranty (including in the Preamble hereof), the following terms shall have the following meanings:

“Guaranteed Obligations” has the meaning set forth in Section 2.

“Guarantor” means Francis E. O’Donnell, Jr. and Dennis L. Ryll, though references in this Guaranty to “Guarantor” shall be read as “Guarantor and each individual comprising “Guarantor.”

“Guarantor Documents” means this Guaranty and all other certificates, documents, agreements and instruments delivered to Lender under or in connection with this Guaranty.

“Solvent” means both having (a) the ability to pay debts as they become due, and (b) assets in excess of liabilities.

“Subordinated Debt” has the meaning set forth in Section 7.

SECTION 2 Guaranty.

(a) Guaranty. Subject to Subsection 2(c) below, Guarantor hereby unconditionally and irrevocably guarantees to Lender, and its successors, endorsees, transferees and assigns, the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of the indebtedness, liabilities and other obligations of Borrower to Lender under or in connection with the Credit Agreement, the Notes, the Supply Agreement and the other Loan Documents, including all unpaid principal of the Loans, all interest accrued thereon, all fees due under the Credit Agreement and all other amounts payable by Borrower to Lender thereunder or in connection therewith and all sums payable under the Supply Agreement. The terms “indebtedness,” “liabilities” and “obligations” are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, now existing or hereafter arising, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness, liabilities and obligations may be or hereafter become unenforceable or shall be an allowed or disallowed claim under Bankruptcy Code or other applicable law. The foregoing indebtedness, liabilities and other obligations of Borrower, and all other indebtedness, liabilities and obligations to be paid or performed by Guarantor in connection with this Guaranty (including any and all amounts due under Section 15), shall hereinafter be collectively referred to as the “Guaranteed Obligations.”

(b) Limitation of Guaranty. To the extent that any court of competent jurisdiction shall impose by final judgment under applicable law (including the Uniform Fraudulent Transfer Act and Sections 544 and 548 of the United States Bankruptcy Code) any limitations on the amount of Guarantor’s liability with respect to the Guaranteed Obligations which Lender can enforce under this Guaranty, Lender accepts such limitation on the amount of Guarantor’s liability hereunder to the extent needed to make this Guaranty and Guarantor Documents fully enforceable and nonavoidable.

(c) Maximum Liability Under Guaranty. The liability of the undersigned Guarantor hereunder shall not exceed, in the aggregate for both individuals comprising “Guarantor,” at any one time the sum of Ten Million Dollars ($10,000,000) for principal, plus all interest thereon and costs and expenses pertaining to the enforcement of this Guaranty and/or the collection of the Obligations of the Borrower to Lender. Furthermore, said maximum liability for principal shall be allocated pro rata as between the two individuals comprising “Guarantor” on the same ratio as their relative interests in Borrower (and its Subsidiaries) as of the date hereof bear to one another, treating the total direct and indirect interests of the Guarantor as of the date hereof as 100%, and the total indirect and indirect interests of each individual comprising “Guarantor” as of the date hereof as the appropriate percentage of the whole. Notwithstanding the foregoing, Lender may permit the Obligations and other indebtedness of Borrower guaranteed hereunder to exceed Guarantor’s aggregate maximum liability. The obligations of Guarantor hereunder shall be in addition to any obligations of Guarantor under any other guaranties of any liabilities or obligations of the

(D) any assignment or other transfer, in whole or in part, of Lender’s interests in and rights under this Guaranty or the other Loan Documents, including Lender’s right to receive payment of the Guaranteed Obligations, or any assignment or other transfer, in whole or in part, of Lender’s interests in and to any of the Collateral;

(E) any claim, defense, counterclaim or setoff, other than that of prior performance, that Borrower, Guarantor, any other guarantor or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents;

(F) Lender’s amendment, modification, renewal, extension, cancellation or surrender of any Loan Document, any Guaranteed Obligations, any Collateral, or Lender’s exchange, release, or waiver of any Collateral;

(G) Lender’s exercise or nonexercise of any power, right or remedy with respect to any of the Collateral, including Lender’s compromise, release, settlement or waiver with or of Borrower, Guarantor, any other guarantor or any other Person;

(H) Lender’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding related to the Guaranteed Obligations;

(I) any impairment or invalidity of any of the Collateral or any failure to perfect any of Lender’s Liens thereon or therein; and

(J) any other guaranty, whether by Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of Borrower to Lender.

SECTION 4 Consents of Guarantor. Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from Guarantor:

(i) the principal amount of the Guaranteed Obligations may be increased or decreased and additional indebtedness or obligations of Borrower under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise;

(ii) the time, manner, place or terms of any payment under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Guaranteed Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise;

(iii) the time for Borrower’s (or any other Person’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as Lender may deem proper;

(iv) Lender may discharge or release, in whole or in part, any other guarantor or any other Person liable for the payment and performance of all or any part of the Guaranteed Obligations, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any of the Collateral or any other collateral, nor shall Lender be liable to Guarantor for any failure to collect or enforce payment or performance of the Guaranteed Obligations from any Person or to realize Collateral or other collateral therefor;

(v) in addition to the Collateral, Lender may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof;

(vi) Lender may request and accept other guaranties of the Guaranteed Obligations and any other indebtedness, obligations or liabilities of Borrower to Lender and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; and

(vii) Lender may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege (including the right to accelerate the maturity of any Loan and any power of sale) granted by any Loan Document or other security document or agreement, or otherwise available to Lender, with respect to the Guaranteed Obligations or any of the Collateral, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of Guarantor against Borrower;

all as Lender may deem advisable, and all without impairing, abridging, releasing or affecting this Guaranty.

SECTION 5 Guarantor’s Waivers.

(a) Certain Waivers. Guarantor waives and agrees not to assert:

(i) any right to require Lender to marshal assets in favor of Borrower, Guarantor, any other guarantor or any other Person, to proceed against Borrower, any other guarantor or any other Person, to proceed against or exhaust any of the Collateral, to give notice of the terms, time and place of any public or private sale of personal property security constituting the Collateral or comply with any other provisions of Section 9504 of the California UCC (or any equivalent provision of any other applicable law) or to pursue any other right, remedy, power or privilege of Lender whatsoever;

(ii) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;

(iii) any defense arising by reason of any lack of corporate or other authority or any other defense of Borrower, Guarantor or any other Person;

(iv) any defense based upon Lender’s errors or omissions in the administration of the Guaranteed Obligations;

(v) any rights to set-offs and counterclaims;

(vi) any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of Guarantor or the right of Guarantor to proceed against Borrower or any other obligor of the Guaranteed Obligations for reimbursement; and

(vii) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Guaranty, including any and all benefits that otherwise might be available to Guarantor under California Civil Code Sections 1432, 2809, 2810, 2815, 2819, 2839, 2845, 2848, 2849, 2850, 2899 and 3433 and California Code of Civil Procedure Sections 580a, 580b, 580d and 726 (and similar provisions in effect from time to time in any other applicable jurisdiction). Accordingly, Guarantor waives all rights and defenses that Guarantor may have because Borrower’s debt is secured by real property. This means, among other things: (A) Lender may collect from Guarantor without first foreclosing on any real or personal property Collateral pledged by Borrower; and (B) if Lender forecloses on any real property Collateral pledged by Borrower: (1) the amount of the debt may be reduced only by the price for which that Collateral is sold at the foreclosure sale, even if the Collateral is worth more than the sale price, and (2) Lender may collect from Guarantor even if Lender, by foreclosing on the real property Collateral, has destroyed any right Guarantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s debt is secured by real property. These rights and defenses include, but are not limited to, any rights of defenses based upon Sections 580a, 580b, 580d or 726 of the California Code of Civil Procedure (and similar provisions in effect from time to time in any other applicable jurisdiction).

(b) Additional Waivers. Guarantor waives any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by Lender upon this Guaranty, or the exercise of any right, power or privilege hereunder. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon Borrower, Guarantor or any other Person with respect to the Guaranteed Obligations.

(c) Independent Obligations. The obligations of Guarantor (and each of them) hereunder are independent of and separate from the obligations of Borrower and any other guarantor and upon the occurrence and during the continuance of any Event of Default, a separate action or actions may be brought against Guarantor (and each of them), whether or not Borrower or any such other guarantor is joined therein or a separate action or actions are brought against Borrower or any such other guarantor.

(d) Financial Condition of Borrower. Guarantor shall not have any right to require Lender to obtain or disclose any information with respect to: (i) the financial condition or character of Borrower or the ability of Borrower to pay and perform the Guaranteed Obligations; (ii) the Guaranteed Obligations; (iii) the Collateral; (iv) the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; (v) any action or inaction on the part of Lender or any other Person; or (vi) any other matter, fact or occurrence whatsoever.

SECTION 6 Subrogation. Until the Guaranteed Obligations have been paid in full and any commitment by Lender to lend under the Credit Agreement shall be terminated, Guarantor shall not have, and shall not directly or indirectly exercise, (i) any rights that he may acquire by way of subrogation under this Guaranty, by any payment hereunder or otherwise, (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Guaranty, or (iii) any other right which he might otherwise have or acquire (in any way whatsoever) which could entitle him at any time to share or participate in any right, remedy or security of Lender as against Borrower or other guarantors, whether in connection with this Guaranty, any of the other Loan Documents or otherwise. If any amount shall be paid to Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

SECTION 7 Subordination.

(a) Subordination to Payment of Guaranteed Obligations. All payments on account of all indebtedness, liabilities and other obligations of Borrower to Guarantor, whether created under, arising out of or in connection with any documents or instruments evidencing any credit extensions to Borrower or otherwise, including all principal on any such credit extensions, all interest accrued thereon, all fees and all other amounts payable by Borrower to Guarantor in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined (the “Subordinated Debt”) shall be subject, subordinate and junior in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior payment in full in cash or cash equivalents of the Guaranteed Obligations.

(b) No Payments. As long as any of the Guaranteed Obligations shall remain outstanding and unpaid, Guarantor shall not accept or receive any payment or distribution by or on behalf of Borrower, directly or indirectly, of assets of Borrower of any kind or character, whether in cash, property or securities, including on account of the purchase, redemption or other acquisition of Subordinated Debt, as a result of any collection, sale or other disposition of collateral, or by setoff, exchange or in any other manner, for or on account of the Subordinated Debt (“Subordinated Debt Payments”), except that prior to the occurrence of any Event of Default, Guarantor shall be entitled to accept and receive regularly scheduled payments on the Subordinated Debt, in accordance with the terms of the documents and instruments governing the Subordinated Debt. In the event that, notwithstanding the provisions of this Section 7, any Subordinated Debt Payments shall be received in contravention of this Section 7 by Guarantor before all Guaranteed Obligations are paid in full in cash or cash equivalents, such Subordinated Debt Payments shall be held in trust for the benefit of Lender and shall be paid over or delivered to Lender for application to the payment in full in cash or cash equivalents of all Guaranteed Obligations remaining unpaid to the extent necessary to give effect to this Section 7, after giving effect to any concurrent payments or distributions to Lender in respect of the Guaranteed Obligations.

(c) Subordination of Remedies. As long as any Guaranteed Obligations shall remain outstanding and unpaid, Guarantor shall not, without the prior written consent of Lender:

(i) accelerate, make demand or otherwise make due and payable prior to the original stated maturity thereof any Subordinated Debt or bring suit or institute any other actions or proceedings to enforce his rights or interests under or in respect of the Subordinated Debt;

(ii) exercise any rights under or with respect to (A) any guaranties of the Subordinated Debt, or (B) any collateral held by it, including causing or compelling the pledge or delivery of any collateral, any attachment of, levy upon, execution against, foreclosure upon or the taking of other action against or institution of other proceedings with respect to any collateral held by it, notifying any account debtors of Borrower or asserting any claim or interest in any insurance with respect to any collateral, or attempt to do any of the foregoing;

(iii) exercise any rights to set-offs and counterclaims in respect of any indebtedness, liabilities or obligations of Guarantor, to Borrower against any of the Subordinated Debt; or

(iv) commence, or cause to be commenced, or join with any creditor other than Lender in commencing, any Insolvency Proceeding against Borrower.

(d) Subordination Upon Any Distribution of Assets of Borrower. In the event of any payment or distribution of assets of Borrower of any kind or character, whether in cash, property or securities, upon any Insolvency Proceeding with respect to or involving Borrower or its property, (i) all amounts owing on account of the Guaranteed Obligations, including all interest accrued thereon at the contract rate both before and after the initiation of any such proceeding, whether or not an allowed claim in any such proceeding, shall first be paid in full in cash, or payment provided for in cash or in cash equivalents, before any Subordinated Debt Payment is made; and (ii) to the extent permitted by applicable law, any Subordinated Debt Payment to which Guarantor would be entitled except for the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other liquidating agent making such payment or distribution directly to Lender for application to the payment of the Guaranteed Obligations in accordance with clause (i), after giving effect to any concurrent payment or distribution or provision therefor to Lender in respect of such Guaranteed Obligations.

(e) Authorization to Lender. If, while any Subordinated Debt is outstanding, any Insolvency Proceeding is commenced, by or against Borrower or its property:

(i) Lender is hereby irrevocably authorized and empowered (in the name of Lender or in the name of Guarantor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution in respect of the Subordinated Debt and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of Lender; and

(ii) Guarantor shall promptly take such action as Lender may reasonably request (A) to collect the Subordinated Debt for the account of Lender and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (B) to execute and deliver to Lender, such powers of attorney, assignments and other instruments as it may request to enable it to enforce any and all claims with respect to the Subordinated Debt, and (C) to collect and receive any and all Subordinated Debt Payments.

SECTION 8 Continuing Guaranty: Reinstatement.

(a) Continuing Guaranty. This Guaranty is a continuing guaranty and agreement of subordination and shall continue in effect and be binding upon Guarantor until (i) termination of Lender’s commitments to make Loans to Borrower under the Credit Agreement, (ii) termination of Lender’s obligation to perform under the Supply Agreement, and (iii) the indefeasible payment and performance in full of the Guaranteed Obligations.

(b) Reinstatement. This Guaranty shall continue to be effective or shall be reinstated and revived, as the case may be, if, for any reason, any payment of the Guaranteed Obligations by or on behalf of Borrower (or receipt of any proceeds of Collateral) shall be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to Borrower, its estate, trustee, receiver or any other Person (including under the United States Bankruptcy Code or other state or federal law), or must otherwise be restored by Lender, whether as a result of Insolvency proceedings or otherwise. To the extent any payment is so rescinded, set aside, voided or otherwise repaid or restored, the Guaranteed Obligations shall be revived in full force and effect without reduction or discharge for such payment. All losses, damages, costs and expenses that Lender may suffer or incur as a result of any voided or otherwise set aside payments shall be specifically covered by the indemnity in favor of Lender contained in Section 15.

SECTION 9 Payments. Guarantor hereby agrees, in furtherance of the foregoing provisions of this Guaranty and not in limitation of any other right which Lender or any other Person may have against Guarantor by virtue hereof, upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code), Guarantor shall forthwith pay, or cause to be paid, in cash, to Lender an amount equal to the amount of the Guaranteed Obligations then due as aforesaid (including interest at the applicable rate after an Event of Default which, but for the filing of a petition in any Insolvency Proceeding with respect to Borrower, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in any such Insolvency Proceeding). Guarantor shall make each payment hereunder, unconditionally in full without set-off, counterclaim or other defense, or deduction for any taxes or other charges, on the day when due in United States Dollars and in same day or immediately available funds, to Lender at such office of Lender and to such account as are specified by Lender to Guarantor. All such payments shall be promptly applied from time to time by Lender (i) first, to the payment of any fees, costs, expenses and other amounts due Lender hereunder and under the other Guarantor Documents, and (ii) second, to the payment of the other Guaranteed Obligations in such order of application as Lender in its sole discretion may choose.

SECTION 10 Representations and Warranties. Guarantor represents and warrants to Lender that:

(a) Organization and Powers. Guarantor has all requisite power and authority to own his assets and carry on his business and to execute, deliver and perform his obligations under the Guarantor Documents.

(b) Authorization; No Conflict. The execution, delivery and performance by Guarantor of this Guaranty any other Guarantor Documents do not and will not: (i) constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Guarantor is a party or by which he or his properties may be bound or affected; or (ii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree or the like binding on or affecting Guarantor.

(c) Litigation. There are no pending or threatened actions or proceedings before any court or administrative agency which may materially and adversely affect the financial condition of Guarantor.

(d) Correctness of Financial Statement. Any financial statements which Guarantor may have delivered to Lender presents fairly the financial condition of Guarantor and was prepared in accordance with generally accepted accounting principals consistently applied. Since September 30, 1998, there has been no Material Adverse Change in the financial condition of Guarantor, nor has Guarantor mortgaged, pledged or granted a security interest in or encumbered any assets or properties of Guarantor since such date.

(e) Income Tax Returns. The tax returns delivered (and to be delivered) to Lender by Guarantor pursuant to Section 12 are true, correct and complete copies of Guarantor’s federal and state tax returns for the calendar years in question. Guarantor has no knowledge of any pending assessments or adjustments of his income tax payable with respect to any year.

(f) No Subordination. Neither the obligations of Guarantor under the Guarantor Documents nor any other obligation of Guarantor to Lender or to Lender’s Subsidiaries (or its Affiliates) are subordinated in right of payment to any other obligation owed by Guarantor to any person or entity.

(g) No Reliance Upon Other Representation. Guarantor has not relied upon any statement or representation by Lender or any of its Affiliates or any of their respective officers, directors, agents, employees or attorneys in executing this Guaranty and the other Loan Documents to which Guarantor is a party, except as expressly provided for herein or therein.

(h) Binding Obligation. This Guaranty and the other Guarantor Documents constitute the legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with their respective terms.

(i) Consents. No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority, or approval or consent of any other Person, is required for the due execution, delivery or performance by Guarantor of the Guarantor Documents.

(j) No Prior Assignment. Guarantor has not previously assigned any interest in the Subordinated Debt or any collateral relating thereto, no Person other than Guarantor owns an interest in the Subordinated Debt or any such collateral (whether as joint holders of the Subordinated Debt, participants or otherwise), and the entire Subordinated Debt is owing only to Guarantor.

(k) Solvency. Immediately prior to and after and giving effect to the incurrence of Guarantor’s obligations under this Guaranty, Guarantor will be Solvent.

(1) Consideration. Guarantor has received at least “reasonably equivalent value” (as such phrase is used in Section 548 of the United States Bankruptcy Code, in Section 3439.04 of the California Uniform Fraudulent Transfer Act and in comparable provisions of other applicable law) and more than sufficient consideration to support his obligations hereunder in respect of the Guaranteed Obligations and under any of the Guarantor Documents to which he is a party.

(m) Independent Investigation. Guarantor hereby acknowledges that he has undertaken his own independent investigation of the financial condition of Borrower and its Subsidiaries and all other matters pertaining to this Guaranty and further acknowledges that he is not relying in any manner upon any representation or statement of Lender with respect thereto. Guarantor represents and warrants that he has received and reviewed copies of the Loan Documents and that he is in a position to obtain, and he hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of Borrower and/or its Subsidiaries and any other matters pertinent hereto or thereto that Guarantor may desire. Guarantor is not relying upon or expecting Lender to furnish to Guarantor any information now or hereafter in Lender’s possession concerning the financial condition of Borrower, its Subsidiaries or any other matter.

(n) Other Representations and Warranties. Guarantor acknowledges and agrees that he has read the Credit Agreement and has had the opportunity to obtain the advice of counsel with respect to his obligations under the Guarantor Documents and the other Loan Documents.

SECTION 11 Additional Information. Guarantor shall furnish to Lender: (i) prompt written notice of any condition or event which has resulted, or that could reasonably be expected to result, in a Material Adverse Change; and (ii) such other information respecting the operations, properties, business or condition (financial or otherwise) of Guarantor, if any, as Lender may from time to time reasonably request.

SECTION 12 Additional Affirmative Covenants. So long as any Guaranteed Obligations shall remain unsatisfied or Lender shall have any commitment to lend under the Credit Agreement or to perform under the Supply Agreement, Guarantor agrees that:

(a) Preservation of Existence, Etc. Guarantor shall maintain and preserve his rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of his business and operations and the ownership of his properties.

(b) Further Assurances and Additional Acts. Guarantor shall execute, acknowledge, deliver, file, notarize and register at his own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as Lender shall deem necessary or appropriate to effectuate the purposes of this Guaranty and the other Guarantor Documents, and promptly provide Lender with evidence of the foregoing satisfactory in form and substance to it.

(c) Financial Statements, Income Tax Returns, Etc.. Guarantor agrees to furnish to Lender a current financial statement, tax returns for the most recent calendar year ending, and tax returns filed for each succeeding year so long as any liability of Guarantor is outstanding hereunder, not later than 15 days after the filing thereof. Additionally, Guarantor agrees to provide at Lender’s request, copies of promissory notes, security agreements, acquisition agreements and other agreements related to any security interest in Guarantor’s assets in favor of a party other than Lender.

(d) Observation. Guarantor further acknowledges and agrees that he will provide timely notice to Lender of all meetings of the Boards of Directors of Borrower and each Eligible Subsidiary and allow Lender to have its representatives attend such meetings on a non-voting basis. Furthermore, Guarantor agree to cause Borrower and each Eligible Subsidiary to comply with all provisions of Section 5.12 of the Credit Agreement (and the related provision in the Subsidiary Guaranty).

SECTION 13 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile) and shall be mailed, sent or delivered (i) if to Lender, at or to its address or facsimile number specified for notices to Lender under the Credit Agreement, and (ii) if to Guarantor, at or to the address for each individual comprising “Guarantor” set forth below, or facsimile number set forth below the relevant name on the signature page hereof, or at or to such other address or facsimile number as such party shall have designated in a written notice to the other party. All such notices and communications shall be effective (A) if delivered by hand, upon delivery; (B) if sent by mail, upon the earlier of the date of receipt or three Business Days after deposit in the mail, first class (or air mail, with respect to communications to be sent to or from the United States), postage prepaid; and (C) if sent by facsimile, when sent.

SECTION 14 No Waiver; Cumulative Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder or under any other Guarantor Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Guaranty and the other Guarantor Documents are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Lender.

SECTION 15 Costs and Expenses; Indemnification.

(a) Costs and Expenses. Guarantor agrees to pay on demand:

(i) the reasonable out-of-pocket costs and expenses of Lender, and the reasonable fees and disbursements of counsel to Lender (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution, delivery and administration of this Guaranty or any other Guarantor Document, and any amendments, modifications or waivers of the terms thereof; and

(ii) all costs and expenses of Lender, and fees and disbursements of counsel (including allocated costs of internal counsel), in connection with the enforcement or attempted enforcement, or preservation of any rights or interests under, this Guaranty and any other Guarantor Document, and any out-of-court workout or other refinancing or restructuring or in any bankruptcy or other insolvency proceeding, including any losses, costs and expenses sustained by Lender as a result of any failure by Guarantor to perform or observe his obligations contained in this Guaranty and the other Guarantor Documents.

(b) Indemnification. In addition and irrespective of the maximum liability provisions set forth in Subsection 2(c), and whether or not the transactions contemplated by the Loan Documents shall be consummated, Guarantor hereby agrees to indemnify Lender, its officers, directors, employees and affiliates (each an “Indemnified Person”), against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person (including allocated costs of internal counsel), which may be imposed on, incurred by, or asserted against any Indemnified Person, (i) in any way relating to or arising out of this Guaranty or any other Guarantor Document, the Guaranteed Obligations or the transactions contemplated hereby or thereby, or (ii) with respect to any investigation, litigation or other proceeding relating to any of the foregoing, irrespective of whether the Indemnified Person shall be designated a party thereto (the “Indemnified Liabilities”); provided that Guarantor shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person’s gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, Guarantor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(c) Interest. Any amounts payable to Lender under this Section 15 if not paid upon demand shall bear interest from the date of such demand until paid in full, at the rate of interest applicable to the Loans after the occurrence of an Event of Default.

SECTION 16 Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, without notice to Guarantor (any such notice being expressly waived by Guarantor), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Guarantor against any and all of the obligations of Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not Lender shall have made any demand upon Borrower or Guarantor under the Loan Documents and although such obligations may be contingent and unmatured. Lender shall promptly notify Guarantor after any such set-off and application made by it; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lender under this Section 16 are in addition to other rights and remedies (including other rights of set-off) which Lender may have.

SECTION 17 Survival. All covenants, agreements, representations and warranties made in this Guaranty and in any other Guarantor Document shall survive the execution and delivery of this Guaranty, and shall continue in full force and effect so long as Lender has any commitment to lend under the Credit Agreement, any obligation under the Supply Agreement or any Guaranteed Obligation remains unsatisfied. Without limiting the generality of the foregoing, the obligations of Guarantor under Section 15 shall survive the satisfaction of the Guaranteed Obligations and the termination of the commitment to lend under the Credit Agreement, and the termination of any obligation under the Supply Agreement.

SECTION 18 Benefits of Guaranty. This Guaranty is entered into for the sole protection and benefit of Lender and its successors and assigns, and no other Person (other than any Indemnified Person specified herein) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Guaranty. Lender, by its acceptance of this Guaranty, shall not have any obligations under this Guaranty to any Person other than Guarantor, and such obligations shall be limited to those expressly stated herein.

SECTION 19 Binding Effect; Assignment.

(a) Binding Effect. This Guaranty shall be binding upon Guarantor and his successors and assigns, and inure to the benefit of and be enforceable by Lender and its successors, endorsees, transferees and assigns.

(b) Assignment. Guarantor shall not have the right to assign or transfer its rights and obligations hereunder or under any other Guarantor Documents without the prior written consent of Lender. Lender may, without notice to or consent by Guarantor, sell, assign, transfer or grant participations in all or any portion of Lender’s rights and obligations hereunder and under the other Guarantor Documents in connection with any sale, assignment, transfer or grant of a participation by Lender under the Credit Agreement of its rights and obligations thereunder and under the other Loan Documents. Guarantor agrees that in connection with any such sale, assignment, transfer or grant by Lender, Lender may deliver to the prospective participant or assignee financial statements and other relevant information relating to Guarantor.

SECTION 20 Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA AND GUARANTOR HEREBY CONSENTS AND SUBMITS ITSELF TO THE JURISDICTION OF THE COURTS OF SAID STATE AND THE COURTS OF THE UNITED STATES LOCATED IN THE SAID STATE IN ANY ACTIONS ARISING OUT OF OR CONNECTED WITH THIS AGREEMENT.

SECTION 21 Entire Agreement; Amendments and Waivers.

(a) Entire Agreement. This Guaranty and the other Guarantor Documents constitute the entire agreement of Guarantor with respect to the matters set forth herein and supersede any prior agreements, commitments, drafts, communications, discussions and understandings, oral or written, with respect thereto. There are no conditions to the full effectiveness of this Guaranty.

(b) Amendments and Waivers. Except to the extent otherwise provided in the Credit Agreement, this Guaranty and the other Guarantor Documents may not be amended except by a writing signed by Guarantor and Lender. No waiver of any rights of Lender under any provision of this Guaranty or consent to any departure by Guarantor therefrom shall be effective unless in writing and signed by Lender. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 22 Knowing and Explicit Waivers. GUARANTOR ACKNOWLEDGES THAT HE HAS EITHER OBTAINED THE ADVICE OF LEGAL COUNSEL OR HAS HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND PROVISIONS OF THIS GUARANTY. GUARANTOR ACKNOWLEDGES AND AGREES THAT EACH OF THE WAIVERS AND CONSENTS SET FORTH HEREIN, INCLUDING THOSE CONTAINED IN SECTIONS 3 THROUGH 5, ARE MADE WITH FULL KNOWLEDGE OF THElR SIGNIFICANCE AND CONSEQUENCES. ADDITIONALLY, GUARANTOR ACKNOWLEDGES AND AGREES THAT BY EXECUTING THIS GUARANTY, HE IS WAIVING CERTAIN RIGHTS, BENEFITS, PROTECTIONS AND DEFENSES TO WHICH HE MAY OTHERWISE BE ENTITLED UNDER APPLICABLE LAW, INCLUDING UNDER THE PROVISIONS OF THE CALIFORNIA CIVIL CODE AND CALIFORNIA CODE OF CIVIL PROCEDURE REFERRED TO IN SECTION 5 (AND SIMILAR PROVISIONS IN ANY OTHER APPLICABLE JURISDICTION), AND THAT ALL SUCH WAIVERS HEREIN ARE EXPLICIT, KNOWING WAIVERS. GUARANTOR FURTHER ACKNOWLEDGES AND AGREES THAT LENDER IS RELYING ON SUCH WAIVERS IN CREATING THE GUARANTEED OBLIGATIONS, AND THAT SUCH WAIVERS ARE A MATERIAL PART OF THE CONSIDERATION WHICH LENDER IS RECEIVING FOR CREATING THE GUARANTEED OBLIGATIONS.

SECTION 23 Severability. Whenever possible, each provision of this Guaranty and the other Guarantor Documents shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Guaranty or any other Guarantor Document shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Guaranty or such Guarantor Document, as the case may be, or the validity or effectiveness of such provision in any other jurisdiction.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty, as of the date first above written.

FRANCIS E. O’DONNELL

Address:

DENNIS L. RYLL

Address: